                                                                   EXHIBIT 10.09


                                                                  EXECUTION COPY








                                 LOAN AGREEMENT


                                  by and among

                       ENTERTAINMENT COMMUNICATIONS, INC.,

                                as the Borrower,

                           KEY CORPORATE CAPITAL INC.,
                as Administrative Agent and Documentation Agent,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                              as Syndication Agent,

                                       and

                    THE FINANCIAL INSTITUTIONS LISTED HEREIN

                             AS OF FEBRUARY 13, 1998

                                TABLE OF CONTENTS


SECTION 1         DEFINITIONS.....................................................................................1
                  1.1  Definitions................................................................................1
                  1.2  Other Terms...............................................................................19
                  1.3  Accounting Provisions.....................................................................19

SECTION 2         THE LOANS......................................................................................20
                  2.1  The Commitment and the Loans..............................................................20
                  2.2  Letters of Credit.........................................................................21
                  2.3  Making and Continuation/Conversion of the Loans...........................................26
                  2.4  The Notes.................................................................................27
                  2.5  Fees......................................................................................27
                  2.6  Prepayment................................................................................28
                  2.7  Reserves or Deposit Requirements, Etc.....................................................32
                  2.8  Tax Law, Increased Costs, Etc.............................................................32
                  2.9  Eurodollar Deposits Unavailable or Interest Rate
                  Unascertainable................................................................................33
                  2.10  Changes in Law Rendering LIBOR Loans Unlawful............................................33
                  2.11  Funding..................................................................................33
                  2.12  Indemnity................................................................................33
                  2.13  Capital Adequacy.........................................................................34
                  2.14  Taxes....................................................................................34
                  2.15  Incremental Commitment...................................................................36

SECTION 3         INTEREST; PAYMENTS.............................................................................36
                  3.1  Interest..................................................................................36
                  3.2  Manner of Payments........................................................................37

SECTION 4         CLOSING........................................................................................38

SECTION 5         REPRESENTATIONS AND WARRANTIES OF THE BORROWER.................................................38
                  5.1  Organization and Powers...................................................................39
                  5.2  Authorization.............................................................................39
                  5.3  Financial Statements......................................................................40
                  5.4  Projections...............................................................................40
                  5.5  Capitalization of the Borrower and its
                  Subsidiaries...................................................................................40
                  5.6  Title to Properties; Patents, Trademarks, Etc.............................................41
                  5.7  Litigation; Proceedings...................................................................41
                  5.8  Taxes.....................................................................................41
                  5.9  Absence of Conflicts......................................................................42


                                      (i)

                  5.10  Indebtedness.............................................................................42
                  5.11  Compliance...............................................................................43
                  5.12  Statements Not Misleading................................................................43
                  5.13  Consents or Approvals....................................................................44
                  5.14  Material Contracts and Commitments.......................................................44
                  5.15  Employee Benefit Plans...................................................................45
                  5.16  Licenses and Operating Agreements........................................................45
                  5.17  Material Restrictions....................................................................46
                  5.18  Investment Company Act...................................................................46
                  5.19  Absence of Material Adverse Effect.......................................................46
                  5.20  Defaults.................................................................................46
                  5.21  Real Estate..............................................................................46
                  5.22  Securities Laws..........................................................................46
                  5.23  Insurance................................................................................46
                  5.24  Labor Matters............................................................................47
                  5.25  Environmental Compliance.................................................................47
                  5.26  Solvency.................................................................................49
                  5.27  Subordinated Purchase Agreement..........................................................50

SECTION 6         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANKS...............................................50
                  6.1  Compliance................................................................................50
                  6.2  Security Agreements.......................................................................51
                  6.3  Pledge Agreements.........................................................................51
                  6.4  Financing Statements......................................................................52
                  6.5  Subsidiary Guaranty.......................................................................52
                  6.6  Opinion of Borrower's Counsel.............................................................52
                  6.7  Consummation of Acquisition Agreements....................................................52
                  6.8  Financial Information.....................................................................52
                  6.9  Borrowing Request.........................................................................53
                  6.10  Insurance Certificates...................................................................53
                  6.11  Corporate and Partnership Documents......................................................54
                  6.12  Lien Searches, Consents and Releases of Liens............................................54
                  6.13  No Order, Judgment or Decree.............................................................54
                  6.14  No Material Adverse Effect...............................................................54
                  6.15  Fee Letters..............................................................................54
                  6.16  Legal Approval...........................................................................55
                  6.17  Other Documents..........................................................................55

SECTION 7         AFFIRMATIVE COVENANTS OF THE BORROWER..........................................................55
                  7.1  Use of Proceeds...........................................................................55
                  7.2  Continued Existence; Maintenance of Rights and
                  Licenses; Compliance with Law..................................................................55

                  7.3  Insurance.................................................................................55
                  7.4  Obligations and Taxes.....................................................................56
                  7.5  Financial Statements and Reports..........................................................57
                  7.6  Notices...................................................................................59
                  7.7  Maintenance of Property...................................................................60
                  7.8  Information and Inspection................................................................60
                  7.9  Maintenance of Liens......................................................................60
                  7.10  Title To Property........................................................................61
                  7.11  Environmental Compliance and Indemnity...................................................61
                  7.12  Rate Hedging Obligations.................................................................63
                  7.13  FCC Consents.............................................................................63

         SECTION 8         NEGATIVE COVENANTS OF THE BORROWER....................................................64
                  8.1  Indebtedness.  ...........................................................................64
                  8.2  Liens.....................................................................................65
                  8.3  Guaranties................................................................................65
                  8.4  Rental and Conditional Sale Obligations...................................................66
                  8.5  Real Property Interests...................................................................66
                  8.6  Capitalized Lease Obligations.............................................................66
                  8.7  Capital Expenditures......................................................................66
                  8.8  Notes, Accounts Receivable and Claims.....................................................66
                  8.9  Capital Distributions; Restrictions on Payments to
                       Stockholders..............................................................................67
                  8.10  Disposal of Property; Mergers; Acquisitions;
                        Reorganizations..........................................................................68
                  8.11  Investments..............................................................................72
                  8.12  Amendment of Governing Documents.........................................................73
                  8.13  Financial Covenants......................................................................73
                  8.14  Management Agreements and Fees...........................................................75
                  8.15  Fiscal Year..............................................................................75
                  8.16  ERISA....................................................................................75
                  8.17  Affiliates...............................................................................75
                  8.18  Change of Name, Identity or Structure....................................................76
                  8.19  Amendments or Waivers....................................................................76
                  8.20  Issuance or Transfer of Capital Stock....................................................76
                  8.21  Change in Business.......................................................................76
                  8.22  Regulation U.............................................................................76
                  8.23  License Subsidiaries.....................................................................77
                  8.24  Subordinated Debt........................................................................77

SECTION 9         EVENTS OF DEFAULT..............................................................................78
                  9.1  Non-Payment...............................................................................78

                                     -iii-
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
                  9.2  Failure of Performance in Respect of Other
                       Obligations...............................................................................78
                  9.3  Breach of Warranty........................................................................78
                  9.4  Cross-Defaults............................................................................78
                  9.5  Assignment for Benefit of Creditors.......................................................79
                  9.6  Bankruptcy................................................................................79
                  9.7  Appointment of Receiver; Liquidation......................................................79
                  9.8  Judgments.................................................................................79
                  9.9  Impairment of Collateral; Invalidation of any Loan
                       Document..................................................................................79
                  9.10  Termination of License or Operating Agreement............................................80
                  9.11  Change of Control........................................................................81
                  9.12  Condemnation.............................................................................81
                  9.13  Cessation of Operations..................................................................81
                  9.14  Subordination............................................................................81
                  9.15  Material Adverse Effect..................................................................81

SECTION 10        REMEDIES.......................................................................................82
                  10.1  Optional Defaults........................................................................82
                  10.2  Automatic Defaults.......................................................................82
                  10.3  Performance by the Banks.................................................................83
                  10.4  Other Remedies...........................................................................83
                  10.5  Enforcement and Waiver by the Banks......................................................83

SECTION 11        THE ADMINISTRATIVE AGENT.......................................................................83
                  11.1  Appointment..............................................................................83
                  11.2  Powers...................................................................................84
                  11.3  General Immunity.........................................................................84
                  11.4  Action on Instructions of the Banks......................................................84
                  11.5  Employment of Agents and Counsel.........................................................85
                  11.6  Reliance on Documents; Counsel...........................................................85
                  11.7  Administrative Agent's Reimbursement and
                        Indemnification..........................................................................85
                  11.8  Rights as a Bank.........................................................................85
                  11.9  Bank Credit Decision.....................................................................86
                  11.10  Successor Administrative Agent..........................................................86
                  11.11  Ratable Sharing.........................................................................87
                  11.12  Actions by the Administrative Agent and the
                         Banks...................................................................................87

SECTION 12        MISCELLANEOUS..................................................................................88
                  12.1  Construction.............................................................................88
                  12.2  Further Assurance........................................................................88

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
                  12.3  Expenses of the Administrative Agent and the
                        Banks; Indemnification...................................................................88
                  12.4  Notices..................................................................................90
                  12.5  Waiver and Release by the Borrower. .....................................................91
                  12.6  Right of Set Off.........................................................................91
                  12.7  Successors and Assigns; Participations...................................................92
                  12.8  Applicable Law...........................................................................94
                  12.9  Binding Effect and Entire Agreement......................................................94
                  12.10  Counterparts............................................................................94
                  12.11  Survival of Agreements..................................................................94
                  12.12  Modification............................................................................94
                  12.13  Separability............................................................................95
                  12.14  Section Headings........................................................................95
                  12.15  Enforcement.............................................................................95
                  12.16  Termination.............................................................................96
                  12.17  FCC Compliance..........................................................................96
                  12.18  Jury Trial Waiver.......................................................................97
                  12.19  Sale as a Going Concern.................................................................98
                  12.20  Marshaling; Payments Set Aside..........................................................98

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into as of February 13, 1998, by and among ENTERTAINMENT COMMUNICATIONS, INC., a Pennsylvania corporation (the "Borrower"), the BANKS (as that term is defined below), KEY CORPORATE CAPITAL INC., as documentation agent and administrative agent (the "Administrative Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as syndication agent (the "Syndication Agent").


                                R E C I T A L S:

         The Borrower desires to borrow from the Banks up to $300,000,000 (subject to increase under certain circumstances up to $350,000,000) on a reducing revolving credit basis, the proceeds of which will be used to refinance amounts outstanding under the Loan Agreement dated as of August 1, 1996, as amended, among the Borrower, KeyBank National Association, as agent, and the financial institutions which are a party thereto, to fund certain acquisitions and for capital expenditures and working capital purposes in the operations of the Borrower.


                              A G R E E M E N T S:


         Accordingly, the Borrower, the Banks, the Administrative Agent and the Syndication Agent agree as follows:

SECTION 1         DEFINITIONS.

         1.1 Definitions. All terms typed with leading capitals are terms defined in this Agreement. For the purposes of this Agreement, the terms defined in this Section 1 shall have the meanings set out below.

         "Acquisition Agreements" means the Armak Purchase Agreement, the ARS Purchase Agreement, the Capital Broadcasting Purchase Agreement, the Gator Purchase Agreement and the Sinclair Purchase Agreement and any other purchase or exchange agreement pursuant to which the Borrower or any of its Subsidiaries is to acquire a Station pursuant to a Permitted Acquisition.

         "Acquisition Capital Expenditures" means Capital Expenditures incurred by the Borrower or any of its Subsidiaries with respect to a radio station which are incurred within twelve months following the acquisition of such radio station.

         "Affiliate" means, with respect to any Person (a) any other Person which is directly or indirectly controlled by, under common control with or controlling the first specified Person; (b) a Person owning beneficially or controlling 10% or more of the equity interest in such other Person; (c) any officer, director or partner of such other Person; or (d) any spouse or relative (by blood, adoption or marriage) of any such individual Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, partnership interests, by contract or otherwise.

         "Agents" means the Administrative Agent and the Syndication
Agent.

         "Applicable Margin" means, as of any date of determination, the percentage determined from the following table based upon the Leverage Ratio:

Leverage Ratio:          Applicable Margin          Applicable Margin
                         for Base Rate              for LIBOR Loans:
                         Loans:
Greater than             0.875%                     2.125%
6.50:1.0 but less
than or equal to
7.00:1.0:

Greater than             0.625%                     1.875%
6.00:1.0 but less
than or equal to
6.50:1.0:

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

Greater than             0.250%                     1.500%
5.50:1.0 but less
than or equal to
6.00:1.0:

Greater than             0.000%                     1.250%
5.00:1.0 but less
than or equal to
5.50:1.0:

Greater than             0.000%                     1.125%
4.50:1.0 but less
than or equal to
5.00:1.0:

Greater than             0.000%                     1.000%
4.00:1.0 but less
than or equal to
4:50:1.0:

Greater than             0.000%                     0.750%
3.50:1.0 but less
than or equal to
4.00:1.0:

Less than or equal       0.000%                     0.500%
to 3.50:1.0:

         "Armak Purchase Agreement" means the Asset Purchase Agreement, dated January 23, 1998, between Armak Broadcasters, Inc. and the Borrower pursuant to which the Borrower is to acquire substantially all of the assets relating to radio stations KRQT, Castle Rock, Washington and KBAM, Longview, Washington for a purchase price of approximately $1,000,000.

         "ARS Purchase Agreement" means the Letter Agreement, dated November 24, 1997, among American Radio Systems Corporation ("ARS"), the License Partnership and the Borrower pursuant to which the License Partnership and the Borrower will exchange the FCC Licenses of KRXQ, Roseville, California, plus $4,500,000 in cash for the FCC Licenses of KRAK, Sacramento, California, plus certain intellectual property relating to KSSJ and also pursuant to which ARS will purchase from the Borrower the KRXQ transmitter site for $750,000 in cash.

         "Asset Sale" means the sale, exchange, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person of any of the stock, partnership interests or other equity interests of any Subsidiary or any other assets of the Borrower or any Subsidiary, other than (a) the sale of assets in one transaction or a series of transactions with an aggregate value which does not exceed in any fiscal year an amount equal to $2,000,000; (b) the sale in the ordinary course of business of assets held for resale in the ordinary course of business or the trade in or replacement of assets in the ordinary course of business; and (c) the sale, exchange, transfer or other disposition from the Borrower to a wholly owned Subsidiary or from one wholly owned Subsidiary to another wholly owned Subsidiary.

         "Banking Day" means a day on which the main office of the Administrative Agent is open to the public for the transaction of business, and on which, with respect to any LIBOR Loan, banks are open for business in London, England, and quoting deposit rates for dollar deposits.

         "Banks" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns; the term "Banks" shall include the Issuing Bank.

         "Base Rate" means the rate of interest determined and publicly announced by KeyBank from time to time as its prime rate at its main office in Cleveland, Ohio. The prime rate functions as a reference rate index, and KeyBank may charge borrowers more or less than the prime rate. The Base Rate will automatically change as and when such prime rate changes.

         "Base Rate Loans" means those Loans described in Section 2.1 on which the Borrower shall pay interest at a rate based on the Base Rate.

         "Benefit Arrangement" means any pension, profit-sharing, thrift, or other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, stock ownership, stock purchase, stock option, performance share, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding, to which the Borrower or any member of the Controlled Group is, or in the preceding six years was, required to contribute on behalf of its employees or directors, whether or not such plan, agreement, arrangement or understanding is subject to ERISA.

         "Borrower Pledge Agreement" has the meaning assigned to it in Section 6.3(a).

         "Borrower Security Agreement" has the meaning assigned to it in Section 6.2.

         "Broadcast Cash Flow" for any period means Operating Cash Flow for such period plus the aggregate administrative, legal, accounting, management and overhead expenses attributable to the corporate management of the Borrower for such period.

         "Capital Broadcasting Purchase Agreement" means the Asset Purchase Agreement, dated September 18, 1997, between Capital Broadcasting, Inc. and the Borrower pursuant to which the Borrower will acquire substantially all of the assets relating to the communications tower business operating at 2800 Wallace, Kansas City, Missouri for a purchase price of approximately $2,100,000.

         "Capital Distribution" means any payment or distribution made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any stock, partnership interest or other equity interest of the Borrower or any of its Subsidiaries or as a dividend, return of capital or other payment or distribution of any kind to a shareholder or partner of the Borrower or any of its Subsidiaries in respect of the Borrower's or such Subsidiary's stock or partnership interests.

         "Capital Expenditures" means any payments by a Person for or in connection with the rental, lease, purchase, construction or use of any real or personal property the value or cost of which, under GAAP, should be capitalized and appear on such Person's balance sheets in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by such Person or any other Person; provided, however, that neither (a) the capitalized portion of the purchase price payable in connection with a Permitted Acquisition, nor (b) expenditures of proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, shall constitute a Capital Expenditure for purposes of this Agreement.

         "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP.

         "Closing" and "Closing Date" have the meanings assigned to them in
Section 4.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Collateral Documents" means all promissory notes, letters of credit, agreements, assignments, guaranties, mortgages, financing statements, certificates and other instruments and documents which are required by this Agreement or any other Collateral Document to be executed or delivered by or on behalf of the Borrower, any of its Subsidiaries or any other Person.

         "Commitment" has the meaning assigned to it in Section 2.1(a).

         "Controlled Group" means a controlled group of entities which are treated as a single employer under Sections 414(b), 414(c) or 414(m) of the Code of which the Borrower or any of its Subsidiaries is a part.

         "Default Interest Rate" means a rate of interest equal to the sum of the Base Rate plus the Applicable Margin plus 2.00% per annum.

         "Discount Rate" means, with respect to a prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period, a rate equal to the interest rate (as of the date of prepayment) on United States Treasury obligations in a like amount as such Loan and with a maturity approximately equal to the period between the prepayment or conversion date and the last day of the Interest Period of such Loan, as determined by the Administrative Agent.

         "Distributions to Pay Tax Liabilities" means Capital Distributions to a shareholder of the Borrower to enable such shareholder to pay his Tax Liability for any tax year.

         "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand, request for information, citation, summons, order or other communication (each, a "claim") by any other Person alleging or asserting the liability of the recipient of such claim for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property or health, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Laws" means all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the emission, release or discharge of substances into, the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "Event of Default" means any of the events specified in Section 9.

         "Excess Cash Flow" for any fiscal year of the Borrower means Operating Cash Flow for such fiscal year, minus the sum of the following without duplication: (a) all actual cash principal payments required to be made as a result of scheduled Commitment reductions on the Loans pursuant to Sections 2.1 and 2.6(b)(i) during such fiscal year, plus (b) all principal payments required to be made by the Borrower and its Subsidiaries on Total Debt (other than the Loans) during such fiscal year, plus (c) all Interest Expense of the Borrower and its Subsidiaries incurred during such fiscal year, plus (d) Capital Expenditures paid or incurred by the Borrower and its Subsidiaries during such fiscal year, plus (e) federal, state and local income taxes incurred during such fiscal year and Distributions to Pay Tax Liabilities made during such fiscal year and to be made after such fiscal year with respect to income of the Borrower for such fiscal year, plus (f) the increase, if any, in Working Capital as of the end of such fiscal year over Working Capital as of the end of the prior fiscal year, plus (g) $1,000,000.

         "FCC" means the Federal Communications Commission or any governmental authority at any time substituted therefor.

         "Fee Letters" means collectively the letter agreement dated December 26, 1997, among the Borrower, the Agents and BancAmerica Robertson Stephens, and the letter agreement dated December 26, 1997, between the Borrower and the Administrative Agent.

         "Field Family" means (a) Joseph M. Field, David J. Field, Marie H. Field and Nancy E. Field and any of their respective spouses, (b) any other relative or spouse of any relative of Joseph M. Field who, directly or indirectly, holds any of the Borrower's Common Stock (or beneficial interest therein) or rights to acquire any such Common Stock and (c) any trust which holds any of the Borrower's Common Stock or rights to acquire any such Common Stock for the benefit of any Person identified in clause (a) or (b) of this definition.

         "Final Order" means an action or order issued by the FCC (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests or petitions have been filed for administrative or judicial review, reconsideration, rehearing, appeal or stay, and the time for filing any such requests or petitions and for the FCC to set aside the action on its own motion has expired, (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired, and (iii) no appeal to a court or request for stay by a court of such action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

         "Fixed Charge Coverage Ratio" means, as of the end of any quarter, the ratio of Operating Cash Flow for the four quarter period then ended to the sum of (a) all Projected Debt Service as of the end of such quarter, plus (b) Capital Expenditures (other than Acquisition Capital Expenditures and Project Capital Expenditures) incurred by the Borrower and its Subsidiaries in such four quarter period, plus (c) any federal, state or local income taxes incurred by the Borrower or any of its Subsidiaries during such four quarter period, plus
(d) any Capital Distributions (including, without limitation, Distributions to Pay Tax Liabilities) made by the Borrower in such four quarter period.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied.

         "Gator Purchase Agreement" means the Asset Purchase Agreement, dated January 23, 1998 between Gator Broadcasting Corporation and the Borrower pursuant to which the Borrower is to acquire substantially all of the assets relating to radio station WRRX, Micanopy, Florida for a purchase price of approximately $2,000,000, plus $850,000 and expenses (not to exceed $150,000) relating to the upgrade of WRRX to a Class C-2 Station in the event the FCC licenses such upgrade by Final Order.

         "Guarantor" means one who pledges its credit or property in any manner, or otherwise becomes responsible for the payment or other performance of the indebtedness, contract or other obligation of another Person and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind and one who has endorsed (otherwise than for collection or deposit in the ordinary course of business), or has discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, any Indebtedness.

         "Guaranty" shall have the meaning assigned to it in Section 6.5.

         "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBs"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "Indebtedness" of any Person means, without duplication, all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet (excluding trade accounts payable and accrued expenses arising in the ordinary course of business), and (without duplication) (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all obligations or liabilities in respect of which such Person is a Guarantor, (h) all Capitalized Lease Obligations of such Person, (i) all Rate Hedging Obligations, and (j) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit (including the Letters of Credit) or bankers' acceptances. The Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

         "Interest Expense" shall mean, for any period, the gross interest expense incurred by the Borrower and its Subsidiaries in respect of their Indebtedness for such period (other than interest incurred on the Indebtedness under the Subordinated Purchase Agreement), determined on a consolidated basis, all fees payable under Section 2.5 or the Fee Letters (other than any one time closing fees) and any other fees, charges, commissions and discounts in respect of Indebtedness, including fees payable in connection with the Letters of Credit. For purposes of the foregoing, net payments made or received by the Borrower with respect to Rate Hedging Obligations shall be included in the computation of gross interest expense.

         "Interest Period" means, with respect to any LIBOR Loan, the period selected by the Borrower, commencing on the date such Loan is made, continued or converted and ending on the last day of such period as selected by the Borrower. The Interest Period for each LIBOR Loan shall be one, two, three or six months; provided, however, that whenever the last day of such Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall occur on the next succeeding Banking Day; provided, further, that if such extension of time would cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the next preceding Banking Day. The Borrower shall not select any Interest Period which extends beyond any date on which a scheduled payment is or may be required to be made pursuant to Sections 2.1 or 2.6(b)(i) unless the sum of the amount available to be drawn under the Commitment plus the aggregate principal balance of all Base Rate Loans and all LIBOR Loans with Interest Periods ending prior to such date is at least equal to the maximum amount that is, or may be, required to be paid on such date.

         "Issuing Bank" means KCCI in its capacity as the issuer of the Letters of Credit, or any successor issuer of the Letters of Credit.

         "KCCI" means Key Corporate Capital Inc., a Michigan corporation.

         "KeyBank" means KeyBank National Association.

         "Letters of Credit" has the meaning assigned to it in Section 2.2.

         "Leverage Ratio", as of any date, means the ratio of Total Debt as of such date to Operating Cash Flow for the four quarter period then ended or most recently ended.

         "LIBOR" means the average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in an amount approximately equal to the Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent by leading banks in the London Eurodollar market, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two Banking Days prior to the beginning of the relevant Interest Period.

         "LIBOR Loans" means those Loans described in Section 2.1 on which the Borrower shall pay interest at a rate based on the applicable LIBOR Rate.

         "LIBOR Rate" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (a) the applicable LIBOR by (b) 1.00 minus the LIBOR Reserve Percentage.

         "LIBOR Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         "License" means any authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the acquisition, construction or operation of a radio broadcasting station, or any part of a radio broadcasting station or which is required for the acquisition, ownership or operation of any Station.

         "License Partnership" means ECI License Company, L.P., a Pennsylvania limited partnership, of which the Borrower is the sole general partner with a 99% partnership interest, and ECI Investors Corporation, a Delaware corporation, is the sole limited partner with a 1% partnership interest.

         "License Subsidiary" means the License Partnership and each other Subsidiary formed pursuant to Section 8.10(b)or (c) solely for the purpose of holding Licenses issued by the FCC.

         "Licensing Authority" means a governmental authority which has granted or issued a License.

         "Lien" as applied to the property of any Person means: (a) any mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness; and (d) in the case of securities or other equity interests, any purchase option, call or similar right of a third party with respect to such securities or other equity interests.

         "Loans" has the meaning assigned to it in Section 2.1(a).

         "Management Agreement" means the Management and License Agreement dated as of December 23, 1992, between the Borrower and the License Partnership and any amendments thereto.

         "Material Adverse Effect" means a material adverse effect upon or change in (a) the properties, assets, business, operations, financial condition or prospects of the Borrower or any of its Subsidiaries or on the ability of the Borrower or any such Subsidiary to conduct its business (other than matters reflected in the audited financial statements contained in Exhibit B attached hereto or otherwise disclosed herein), (b) the ability of the Borrower, any of the Borrower's Subsidiaries or any other party to a Collateral Document (other than either Agent or any Bank) to perform its obligations hereunder or under any other Collateral Document to which it is a party, (c) the validity or enforceability of this Agreement, the Notes or any other Collateral Document, or
(d) the rights or remedies of the Agents or the Banks under this Agreement, the Notes or any other Collateral Document or at law or in equity.

         "Net Earnings" means, with respect to the Borrower, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for the period involved, after taxes incurred and after all proper charges and reserves (excluding, however, non-recurring special charges and credits), all as determined in accordance with GAAP.

         "Notes" has the meaning assigned to it in Section 2.4.

         "Obligations" means any obligation of the Borrower or any of its Subsidiaries (a) to pay to the Banks the principal of and interest on the Loans in accordance with the terms hereof and of the Notes, including, without limitation, any interest accruing after the date of any filing by the Borrower or any Subsidiary of any petition in bankruptcy or the commencing of bankruptcy, insolvency or similar proceedings with respect to the Borrower or any of its Subsidiaries, regardless of whether such interest is allowable as a claim in any such proceeding; (b) in respect of the contingent liability of the Borrower under all outstanding Letters of Credit and in respect of the contingent liability of the Borrower to KCCI under the Sinclair Letter of Credit; (c) in respect of any net Rate Hedging Obligations owing to any Bank or any Affiliate of any Bank; (d) to pay, satisfy or perform any other liability or obligation to either Agent or any Bank, arising under this Agreement or any Collateral Document, whether now existing or hereafter incurred by reason of future advances or otherwise, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor, and including without limitation all fees, indemnification amounts, costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by either Agent or any Bank for the protection, preservation or enforcement of its rights and remedies arising hereunder or under the Collateral Documents; (e) to repay to the Banks all amounts advanced at any time by the Banks hereunder or under any Collateral Document, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, lienors or other Persons, or for taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the property of the Borrower or any of its Subsidiaries; (f) to perform any covenant or agreement made with the Banks pursuant to this Agreement or any Collateral Document; or (g) to take any other action in respect of any other liability of any nature of the Borrower or any of its Subsidiaries to the Banks under this Agreement or any Collateral Document.

         "Operating Agreement" means any programming agreement, time brokerage, local marketing or similar agreement, franchise agreement, lease or other agreement relating to the operation of a Station by the Borrower or any of its Subsidiaries, the termination or adverse modification of which could have a Material Adverse Effect.

         "Operating Cash Flow" means, during any period, the consolidated Net Earnings of the Borrower for such period (excluding, to the extent included in Net Earnings, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items), and (iii) any gains or losses net of taxes from sales, exchanges and other dispositions of property not in the ordinary course of business, including non-recurring charges relating to such exchanges or dispositions), minus any non-operating income (other than interest income and investment income), plus the sum of (a) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements for such period, plus (b) Interest Expense incurred in such period plus interest incurred on the Indebtedness under the Subordinated Purchase Agreement, plus (c) federal, state and local income taxes incurred in such period to the extent deducted in calculating Net Earnings in such period (other than any such tax Distributions resulting from any gains from sales and exchanges and other distributions not in the ordinary course of business), plus (d) the costs relating to discontinued operations, all on a consolidated basis and computed on the accrual method. For purposes of calculating Operating Cash Flow in any period (other than for purposes of calculating Excess Cash Flow):

                  (A) any acquisition of any Station, and any sale or other disposition of any Station, which occurs during such period shall be deemed to have occurred on the first day of such period;

                  (B) Operating Cash Flow shall be increased by the difference, if positive, of $167,000 minus the product of $13,917 times the number of months in the period from March 1, 1997, through the end of the period for which Operating Cash Flow is being calculated;

                  (C) Operating Cash Flow shall be increased by the difference, if positive, of $339,000 minus the product of $28,250 times the number of months in the period from March 1, 1997, through the end of the period for which Operating Cash Flow is being calculated;

                  (D) Operating Cash Flow shall be increased by the difference, if positive, of $2,800,000 minus the product of $233,333 times the number of months in the period from May 1, 1997, through the end of the period for which Operating Cash Flow is being calculated;

                  (E) Operating Cash Flow shall be increased by the difference, if positive, of $400,000 minus the product of $33,333 times the number of months in the period from May 1, 1997, through the end of the period for which Operating Cash Flow is being calculated;

                  (F) Operating Cash Flow shall be increased by the difference, if positive, of $802,000 minus the product of $66,833 times the number of months in the period from March 1, 1998, through the end of the period for which Operating Cash Flow is being calculated;

                  (G) For periods after the date on which the Borrower acquires radio stations KKSN-AM, KKSN-FM and KKRH-FM pursuant to the Sinclair Purchase Agreement, Operating Cash Flow shall be increased by the difference, if positive, of $323,000 minus the product of $26,917 times the number of months in the period from the first day of the third full calendar month after the date on which the Borrower acquires such stations through the end of the period for which Operating Cash Flow is being calculated; and

                  (H) Operating Cash Flow shall be calculated as if the License Partnership were a wholly owned Subsidiary of the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation or any governmental authority at any time substituted therefor.

         "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA which is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code.

         "Permitted Acquisition" has the meaning assigned to it in Section 8.10(b).

         "Permitted Lien" means any of the following Liens:

                  (a) Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and (i) as to which the Borrower or its affected Subsidiary has set aside adequate reserves in accordance with GAAP on its books and (ii) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

                  (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, landlord's, artisan's, workman's, contractor's, carrier's or other like Liens, (i) incurred in good faith in the ordinary course of business,
(ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings, (iii) as to which the Borrower or its affected Subsidiary has set aside adequate reserves in accordance with GAAP on its books or bonded satisfactorily to the Administrative Agent and (iv) which do not entail any significant risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

                  (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title, provided that none of such encumbrances materially impairs the use or value of any property in the operation of the Borrower's or any of its Subsidiaries' business;

                  (d) Liens securing conditional sale, rental or purchase money obligations permitted under Section 8.4 and Capitalized Lease Obligations permitted under Section 8.6 (and protective UCC-1 financing statements filed by lessors in connection therewith under leases not intended as security), but only in the property which is the subject of such obligations;

                  (e) Liens arising under or pursuant to this Agreement or any Collateral Document or otherwise securing any Obligation;

                  (f) Liens in respect of judgments or awards with respect to which the Borrower or any of its Subsidiaries is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards the Borrower or such Subsidiary has established adequate reserves in accordance with GAAP on its books or has bonded in a manner satisfactory to the Administrative Agent;

                  (g) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (h) Liens granted to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property; and

                  (i) any other Liens listed on Exhibit F hereto or to which the Required Banks have consented in writing.

         "Person" shall include natural persons, corporations, business trusts, associations, companies, limited liability companies, joint ventures and partnerships.

         "Plan" means any employee benefit plan, as defined under Section 3(3) of ERISA, established or maintained by the Borrower or any member of the Controlled Group or any such Plan to which the Borrower or any member of the Controlled Group is, or in the last six years was, required to contribute on behalf of its employees.

         "Pledge Agreements" means the Borrower Pledge Agreement and the Subsidiary Pledge Agreements.

         "Possible Default" means an event, condition, situation or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

         "Prepayment Premium" with respect to the prepayment or conversion of any LIBOR Loan or any other receipt or recovery of any LIBOR Loan prior to the end of the applicable Interest Period, whether by voluntary prepayment, acceleration, conversion to a Base Rate Loan or otherwise, means an amount equal to the sum of (a) the present value (discounted at the Discount Rate) of the product of (i) the excess, if any, of the rate of interest applicable to such Loan pursuant to Section 3.1 hereof at the time of such prepayment or conversion on the principal amount so prepaid, converted or accelerated, as the case may be, over the Discount Rate, as determined by the Administrative Agent, multiplied by (ii) the principal amount so prepaid, converted or accelerated, as the case may be, multiplied by (iii) a fraction, the numerator of which is the number of days remaining in the related Interest Period and the denominator of which is 360 (taking into consideration the applicable compounding for the frequency of installment payments of the Loans being prepaid), plus (b) reasonable out-of-pocket costs and expenses incurred by the Banks and the Administrative Agent with respect to such prepayment.

         "Project Capital Expenditures" means Capital Expenditures incurred with respect to a radio station for (i) the construction or relocation of Station facilities; (ii) the construction of new tower and transmitting equipment; and
(iii) the upgrade of radio signals, which are incurred no earlier than twelve months after the acquisition of such Station.

         "Projected Debt Service" means, as of the end of any quarter, the sum of (a) all principal payments required to be made on the Loans pursuant to Sections 2.1(b) and 2.6(b)(i) during the four quarter period following such date, (b) all principal payments required to be made by the Borrower and its Subsidiaries on Total Debt, other than the Loans, during such subsequent four quarter period, and (c) all Interest Expense during such subsequent four quarter period. In calculating Projected Debt Service, (i) the interest rate in effect in such subsequent period on any Indebtedness which does not bear interest at a rate which is fixed for the entire subsequent period shall be deemed to be the interest rate in effect on such Indebtedness as of the date of determination, and (ii) for the purpose of determining the amount of principal payments required on the Loans pursuant to Section 2.1(b) and 2.6(b)(i) in future periods, it shall be assumed that the principal amount of Loans outstanding as of the date of determination will be outstanding for the subsequent four quarter period, subject to any required Commitment reductions.

         "Quarterly Date" means the last day of each of the Borrower's fiscal quarters.

         "Ratable Share" means, with respect to any Bank, its pro rata share of the Commitment, the Letters of Credit or the Loans, as such pro rata share may be modified pursuant to Section 2.15 or by assignment pursuant to Section 12.7. As of the date of this Agreement, the Ratable Shares of the Banks shall be as listed on Schedule 1.1 attached hereto.

         "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect the Borrower from the fluctuations of interest rates, including interest rate exchange or swap agreements, interest rate cap or collar protection agreements, and interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Regulatory Change" means the adoption of or any change in federal, state or local treaties, laws, rules or regulations or the adoption of or change in any interpretations, guidelines, directives or requests of or under any federal, state or local treaties, laws, rules or regulations (whether or not having the force of law) by any court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof.

         "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         "Reportable Event" means a reportable event as that term is defined in Title IV of ERISA, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code).

         "Required Banks" means, at any time, Banks holding at least 51% of the then aggregate unpaid principal amount of the Notes and the stated amount of the outstanding Letters of Credit, or, if no principal amount of the Notes or any Letter of Credit is then outstanding, Banks having at least 51% of the Commitment.

         "Security Agreements" means the Borrower Security Agreement and the Subsidiary Security Agreement.

         "Sinclair Letter of Credit" means the letter of credit issued by KCCI for the account of the Borrower in connection with the Sinclair Purchase Agreement.

         "Sinclair Purchase Agreement" means the Asset Purchase Agreement, dated January 26, 1998, among Tuscaloosa Broadcasting, Inc., Sinclair Radio of Portland Licensee, Inc., Sinclair Radio of Rochester Licensee, Inc., the Borrower and the License Partnership pursuant to which the Borrower and the License Partnership will acquire substantially all of the assets relating to radio stations KKSN-AM/FM, Portland, Oregon, KKRH, Salem, Oregon, WKLX, WBEE, WBBF, Rochester, New York, and WQRV, Avon, New York for a purchase price of approximately $126,500,000.

         "Stations" means, as of any date, the radio broadcasting stations owned by the Borrower or any of its Subsidiaries as of such date; all auxiliary stations owned or operated in connection with the foregoing or any other communications station owned or operated at such time by the Borrower or any of its Subsidiaries.

         "Subordinated Debt" means all Indebtedness of the Borrower incurred pursuant to the provisions of Section 8.1(g). Indebtedness owing to the Subordinated Lender pursuant to the Subordinated Purchase Agreement shall not constitute Subordinated Debt.

         "Subordinated Lender" means Chase Equity Associates, L.P. and any other holder of Indebtedness of the Borrower under the Subordinated Purchase Agreement or any of the notes issued pursuant thereto.

         "Subordinated Purchase Agreement" means the Convertible Subordinated Note Purchase Agreement dated as of May 21, 1996, between the Borrower and Chase Equity Associates, L.P., as the same may be amended to the extent permitted in Section 8.19.

         "Subsidiary" means each partnership, corporation or limited liability company, the majority of the outstanding partnership interests, capital stock, membership interests or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by the Borrower.

         "Subsidiary Pledge Agreements" has the meaning assigned to it in
Section 6.3(b).

         "Subsidiary Security Agreement" has the meaning assigned to it in
Section 6.2.

         "Tax Liability" means the aggregate federal and state income tax liability for any tax year (exclusive of penalties and interest) of a shareholder of the Borrower which arises from the allocation to such shareholder for income tax purposes of taxable income and/or taxable gain of the Borrower for the tax year in question, calculated by assuming that all such income is taxed at the highest marginal rate for federal and state income tax purposes to which any shareholder is subject. Income and losses from any prior or succeeding year shall not be considered in making such calculation.

         "Termination Date" means February 13, 2006.

         "Total Debt" means (a) all Indebtedness of the Borrower and its Subsidiaries for borrowed money, including, without limitation, the Loans, (b) all Capitalized Lease Obligations of the Borrower and its Subsidiaries, (c) all other Indebtedness of the Borrower or any of its Subsidiaries represented by notes or drafts representing extensions of credit or on which interest is typically charged, (d) all obligations of the Borrower and its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments (including all such obligations to which any property or asset owned by the Borrower or any of its Subsidiaries is subject, whether or not the obligation secured thereby shall have been assumed), (e) all obligations of the Borrower and its Subsidiaries under conditional sale or other title retention agreements relating to purchased assets, (f) all obligations of the Borrower and its Subsidiaries which are incurred, issued or assumed as the deferred purchase price of property or services and which are payable over a period in excess of one year, (g) all obligations or liabilities in respect of which the Borrower or any of its Subsidiaries is a Guarantor, (h) at any time after the occurrence and during the continuance of an event of default under any agreement of the Borrower or any of its Subsidiaries governing Rate Hedging Obligations, the aggregate amount payable by the Borrower or such Subsidiary under such agreement, and (i) all obligations of the Borrower and its Subsidiaries as an account party to reimburse any Person in respect of letters of credit (including the Letters of Credit) or bankers' acceptances; provided, however, that the amounts outstanding under the Subordinated Purchase Agreement and the notes issued pursuant thereto shall not constitute Total Debt.

         "Working Capital" means, as of any date, the excess of the consolidated current assets, other than cash, of the Borrower and its Subsidiaries over their consolidated current liabilities, other than the current portion of long term debt, as of such date.

         1.2 Other Terms. Except as otherwise specifically provided in this Agreement, each term not otherwise expressly defined herein which is defined in the Uniform Commercial Code, as amended (the "UCC") as adopted in any applicable jurisdiction shall have the meaning assigned to it in the UCC in effect in such jurisdiction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Schedules or Exhibits shall be deemed to be references to Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         1.3 Accounting Provisions. All accounting terms used in this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP.

SECTION 2         THE LOANS.

         2.1 The Commitment and the Loans.

                  (a) Subject to the terms and conditions hereof, during the period from the Closing Date up to but not including the Termination Date, the Banks severally, but not jointly, shall make loans to the Borrower in such amounts as the Borrower may from time to time request but not exceeding in aggregate principal amount at any one time outstanding $300,000,000 (as such amount may be (i) increased pursuant to Section 2.15 or (ii) reduced pursuant to
Section 2.1(d), 2.6 or any other provision of this Agreement, from time to time, the "Commitment"); provided, however, that in no event shall the aggregate principal amount of such loans plus the aggregate stated amount of the Letters of Credit exceed the Commitment. All amounts borrowed by the Borrower pursuant to this Section 2.1(a) and all amounts drawn under any Letter of Credit and not repaid may be referred to hereinafter collectively as the "Loans." Each Loan requested by the Borrower shall be funded by the Banks in accordance with their Ratable Shares of the requested Loan. A Bank shall not be obligated hereunder to make any additional Loan if immediately after making such Loan, the aggregate principal balance of all Loans made by such Bank plus such Bank's Ratable Share of any outstanding Letters of Credit would exceed such Bank's Ratable Share of the Commitment. The Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.3.

                  (b) On each date set forth in the table below, the Commitment shall automatically reduce by that percentage of the Commitment (as in effect on June 30, 2000, before giving effect to the reduction required by this Section 2.1(b) on that date) set forth for such date in such table:

Year         February 13              March 31              June 30               September 30               December 31
2000         0%                       0%                    1.25%                 1.25%                      1.25%
2001         0%                       1.25%                 3.75%                 3.75%                      3.75%
2002         0%                       3.75%                 5%                    5%                         5%
2003         0%                       5%                    5%                    5%                         5%
2004         0%                       5%                    5%                    5%                         5%
2005         0%                       5%                    5%                    5%                         5%
2006         all
             remaining
             principal

                  (c) Prior to the Termination Date, the Borrower may, at its option, from time to time prepay all or any portion of the Loans, subject to the provisions of Section 2.6, and the Borrower may reborrow from time to time hereunder amounts so paid up to the amount of the Commitment in effect at the time of reborrowing.

                  (d) At any time prior to the Termination Date, by written notice to the Administrative Agent no later than 11:00 A.M. Cleveland, Ohio time five Banking Days prior to such termination or reduction, the Borrower may permanently terminate, or from time to time permanently reduce, the Commitment. Such notice shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice. Any such partial reduction hereunder shall be in an amount which is not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. The Administrative Agent shall notify the Banks of any such reduction or termination of the Commitment.

                  (e) All Loans, together with all interest accrued thereon, shall be paid in full no later than the Termination Date.

                  (f) All reductions of the Commitment pursuant to Section 2.1(d), 2.6(c) or any other provision of this Agreement shall be permanent reductions, and the Commitment shall not be increased.

         2.2  Letters of Credit.

                  (a) Issuance. Subject to the terms and conditions hereof, including the provisions of Section 6, the Borrower may request that the Issuing Bank issue, from time to time, and the Issuing Bank agrees to issue, from time to time, letters of credit in an aggregate stated amount not exceeding $15,000,000 (the "Letters of Credit"). No Letter of Credit shall be issued for a term of more than three hundred sixty-four days, and no Letter of Credit shall have an expiration date which is later than the Termination Date. No Letter of Credit shall be issued if after giving effect to such issuance, the sum of the outstanding principal balance of the Loans (including amounts drawn on Letters of Credit and not repaid), plus the aggregate stated amount of outstanding Letters of Credit, would exceed the Commitment. Each Letter of Credit shall be issued in the manner and on the conditions set forth in this Section 2.2 and
Section 6.

                  (b) Application. Each request for a Letter of Credit shall be made to the Issuing Bank by an application on the Issuing Bank's standard form or in such other manner as the Issuing Bank may approve. Promptly following the issuance of any Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Banks of such issuance.

                  (c) Participation by the Banks.

                           (i)  By the issuance of a Letter of Credit and
without any further action on the part of the Issuing Bank, the Administrative Agent or the other Banks in respect thereof, the Issuing Bank hereby grants to each other Bank, and each other Bank hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Ratable Share of the stated amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided, however, that no Bank shall be required to acquire participations in any Letter of Credit that would result in its Ratable Share of the sum of outstanding Loans plus the stated amount of all outstanding Letters of Credit to be greater than its Ratable

Share of the Commitment. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in accordance with
Section 2.2(d), such Bank's Ratable Share of each amount disbursed pursuant to a Letter of Credit; provided, that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Issuing Bank.

                           (ii) Each Bank acknowledges and agrees that its
obligation to acquire participations pursuant to paragraph (i) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of an Event of Default or Possible Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (d) Letter of Credit Disbursements.

                           (i)  If the Administrative Agent has not received
from the Borrower the payment permitted pursuant to paragraph (ii) of this
Section 2.2(d) by 11:00 a.m., Cleveland time, on the date on which the Issuing Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made, as provided in such paragraph (ii), the Administrative Agent shall promptly notify the Issuing Bank and each other Bank of the disbursement to be made under such Letter of Credit and, in the case of each Bank, its Ratable Share of such disbursement. Each Bank shall pay to the Administrative Agent, not later than 1:00 P.M., Cleveland time, on such date (or, if the Issuing Bank shall elect to defer reimbursement from the Banks hereunder, such later date as the Issuing Bank shall specify by notice to the Administrative Agent and the Banks), such Bank's Ratable Share of such disbursement, which the Administrative Agent shall promptly pay to the Issuing Bank. The Administrative Agent will promptly remit to each Bank its share of any amount subsequently received by the Administrative Agent from the Borrower in respect of such disbursement; provided that amounts so received for the account of any Bank prior to payment by such Bank of amounts required to be paid by it hereunder in respect of any disbursement shall be remitted to the Issuing Bank.

                           (ii) If the Issuing Bank shall receive any draft
presented under any Letter of Credit, the Issuing Bank shall give notice thereof as provided in paragraph (iii) below. If the Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower may (but shall not be required to) pay to the Administrative Agent, for the account of the Issuing Bank, an amount equal to the amount of such draft before 11:00 A.M., Cleveland time, on the Banking Day on which the Issuing Bank shall have notified the Borrower that payment of such draft will be made. The Administrative Agent will promptly pay any such amounts received by it to the Issuing Bank.

                           (iii) The Issuing Bank shall, promptly following
its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall as promptly as reasonably practicable give oral notification, confirmed in writing, to the Administrative Agent and the Borrower of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether the Issuing Bank has made or will make a disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse such disbursement, and the Administrative Agent shall promptly give each Bank notice thereof.

                           (iv) Any amounts paid by the Issuing Bank on any
Letter of Credit shall be deemed to be a Loan for all purposes of this Agreement and shall bear interest from the date of payment by the Issuing Bank at the rates provided in Section 3.1 until paid in full.

                  (e) Obligation to Repay Letter of Credit Disbursements, etc. The Borrower assumes all risks in connection with the Letters of Credit and the Borrower's obligation to repay each disbursement under a Letter of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                           (i) any lack of validity or enforceability of any
Letter of Credit;

                           (ii)  the existence of any claim, setoff, defense
or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent, the Issuing Bank or any other Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

                           (iii) any draft or other document presented under
a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect other than a defense based on the willful misconduct or gross negligence of the Issuing Bank; and

                           (iv)  any other circumstance or event whatsoever,
whether or not similar to any of the foregoing that does not result from the willful misconduct or gross negligence of the Issuing Bank.

         It is understood that in making any payment under a Letter of Credit
(A) the Issuing Bank's exclusive reliance as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any documents presented pursuant to such Letter of Credit prove to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, shall, in each case, not in and of itself be deemed willful misconduct or gross negligence of the Issuing Bank and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof, shall, in each case, not in and of itself be deemed willful misconduct or gross negligence of the Issuing Bank.

                  (f) Indemnification. The Borrower shall: (i) indemnify and hold the Administrative Agent and each Bank (including the Issuing Bank) harmless from any loss resulting from any claim, demand or liability which may be asserted against the Administrative Agent or such Bank in connection with actions taken under any Letter of Credit, and (ii) reimburse the Administrative Agent or such Bank for any fees or other reasonable expenses paid or incurred by the Administrative Agent or such Bank in connection with any Letter of Credit, other than any loss or expense resulting from the Administrative Agent's or such Bank's willful misconduct or gross negligence.

                  (g) Security. Upon the occurrence of any Event of Default, the Borrower shall, upon demand, pay to the Issuing Bank the stated amount of all outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit, this Agreement and the Notes. The payment by the Borrower of such security shall not terminate the obligations of the Borrower under this Section 2.2, but the stated amount of such Letters of Credit to the extent of such security payment shall not be deemed to be Indebtedness for purposes of determining the Borrower's compliance with the covenants set forth in Section 8.13 or for determining the Applicable Margin.

                  (h) Additional Costs. If any Regulatory Change shall either
(i) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Administrative Agent or any Bank (or its holding company) any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting any Letter of Credit issued or to be issued hereunder, or (ii) subject the Issuing Bank, the Administrative Agent or any Bank to any tax (other than taxes imposed on the net income of the Administrative Agent, the Issuing Bank or such other Bank), charge, fee, deduction or withholding of any kind whatsoever, or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Issuing Bank's, the Administrative Agent's or any Bank's (or its holding company's) capital or cost base for issuing such Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit, or (iii) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Administrative Agent or any Bank (or its holding company) any capital requirement, increased capital requirement or similar requirement such as the deeming of such Letters of Credit to be assets held by the Issuing Bank, the Administrative

Agent or such Bank (or its holding company) for capital calculation or other purposes and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs or decrease the benefit in any way to the Issuing Bank, the Administrative Agent or a Bank (or its holding company) of issuing, maintaining or participating in such Letters of Credit, then and in such event the Borrower shall, within ten days after the mailing of written notice of such increased costs and/or decreased benefits to the Administrative Agent and the Borrower, pay to the Issuing Bank, the Administrative Agent or such Bank all such additional amounts which in the Issuing Bank's, the Administrative Agent's or such Bank's good faith calculation as allocated to such Letters of Credit, shall be sufficient to compensate it (or its holding company) for all such increased costs and/or decreased benefits. The Issuing Bank's, the Administrative Agent's or such Bank's calculation shall be conclusive absent manifest error.

                  (i) Fees. Each Letter of Credit shall be issued for a fee equal to the product of the Applicable Margin applicable to LIBOR Loans as of the date of issuance thereof times the stated amount thereof, payable upon issuance. The fee shall be payable to the Administrative Agent for the benefit of the Banks in accordance with their Ratable Shares. If any Letter of Credit is drawn upon prior to its expiration date, the Banks shall reimburse to the Borrowers that portion of the fee allocable to the period from the date of the draw to the expiration date, calculated in accordance with the Issuing Bank's standard letter of credit procedures. In addition, the Borrower shall pay to the Issuing Bank for its own account its standard charges for the issuance of letters of credit and for draws upon letters of credit, which charges, as of the date hereof, are as follows: (i) $200 per Letter of Credit, payable upon issuance and (ii) $100 per Letter of Credit, payable upon a draw under such Letter of Credit.

         2.3  Making and Continuation/Conversion of the Loans.

                  (a) Making of the Loans.

                           (i) Each Loan shall be made by the Banks in such
amount as the Borrower shall request, provided that each borrowing shall be in an amount which is a minimum of (A), with respect to any LIBOR Loan, $3,000,000, and integral multiples of $500,000 in excess thereof, and (B) with respect to any Base Rate Loan, $1,000,000 and integral multiples of $500,000 in excess thereof or such lesser amount as may be equal to the then unused portion of the Commitment. The obligation of the Banks to make any Loan is conditioned upon the fact that (x) no Possible Default or Event of Default shall then exist or immediately after the Loan would exist; (y) all of the Collateral Documents shall still be in full force and effect; and (z) the representations and warranties contained herein and in the Collateral Documents shall be true and correct in all material respects as if made on and as of the date of such borrowing, except to the extent that any thereof expressly relate to an earlier date.

                           (ii)  Loans shall be effected at the principal
banking office of the Administrative Agent in Cleveland, Ohio, and shall be made at such times as the Borrower may request by notice to the Administrative Agent no later than 11:00 A.M. Cleveland, Ohio time (A) three Banking Days prior to the date of a requested LIBOR Loan and (B) one Banking Day prior to the date of a requested Base Rate Loan. Such notices shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, and shall specify the proposed date and the amount of the requested Loan, whether it is to bear interest initially based upon the Base Rate or the LIBOR Rate, and the Interest Period thereof, if applicable.

                           (iii) Upon receipt of each borrowing notice for a
Loan, the Administrative Agent shall promptly notify each Bank of the type, Interest Period, if applicable, amount and date of the proposed borrowing. Not later than 11:00 A.M. Cleveland time, on the date of a proposed borrowing of a Loan, each Bank shall provide the Administrative Agent at its address specified in Section 12.4 hereof with immediately available funds covering such Bank's Ratable Share of such Loan, and the Administrative Agent shall pay over such immediately available funds to the Borrower.

                  (b) Conversion/Continuation of the Loans. At the Borrower's election pursuant to notice given to the Administrative Agent not later than 11:00 A.M. Cleveland, Ohio time three Banking Days prior to such conversion or continuation, any Base Rate Loan may be converted to, or any LIBOR Loan may be continued as, a LIBOR Loan as requested by the Borrower; provided, however, that each conversion shall be in an amount which is a minimum of $3,000,000, and integral multiples of $1,000,000 in excess thereof; and provided, further, that no Loan may be continued as or converted to a LIBOR Loan at any time that an Event of Default or Possible Default exists. If the Borrower has not delivered to the Administrative Agent such notice with respect to any terminating Interest Period at least three Banking Days prior to the end of such Interest Period, the affected LIBOR Loan shall convert to a Base Rate Loan at the end of such Interest Period.

                  (c) Number of Interest Rate Options. In no event shall the Borrower have more than five LIBOR Loans outstanding at any time.

         2.4 The Notes. All Loans shall be evidenced by separate promissory notes payable to the Banks substantially in the form attached hereto as Exhibit A to be duly executed and delivered by the Borrower at or prior to the Closing in the aggregate principal amount of the Commitment (such notes, together with any notes issued in connection with the issuance of a Letter of Credit being referred to hereinafter as the "Notes"). The Banks may, and are hereby authorized by the Borrower to, set forth on the grids attached to the Notes, or in other comparable records maintained by them, the amount of each Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Loan set forth in any records maintained by a Bank with respect to a Note shall be presumptive evidence of the principal amount owing and unpaid on such Note. Failure of a Bank to record the principal amount of any Loan on the grid(s) attached to a Note shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Note to repay the principal amount of such Loan and all interest accruing thereon.

         2.5  Fees.

                  (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the benefit of the Banks a non-refundable commitment fee of 0.375% per annum (based on a year having 360 days and actual days elapsed) on the excess of the aggregate average daily undisbursed amount of the Commitment over the aggregate stated amount of the Letters of Credit then outstanding; provided, however, that the commitment fee shall be 0.25% per annum for any day on which the Leverage Ratio is less than or equal to 5.0 to 1.0. Such commitment fee shall (i) commence to accrue as of the Closing Date and continue for each day to and including the Termination Date, (ii) be in addition to any other fee required by the terms and conditions of this Agreement, (iii) be payable quarterly in arrears on each Quarterly Date and on the date the Commitment is terminated, and (iv) be shared by the Banks in accordance with their Ratable Shares of the Commitment.

                  (b) Other Fees. The Borrower shall pay to the Agents such other fees as are set forth in the Fee Letters.

         2.6  Prepayment.

                  (a) Voluntary Prepayments. By notice to the Administrative Agent (which shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice) no later than 11:00 A.M. Cleveland, Ohio time on the Banking Day prior to such prepayment (with respect to any Base Rate Loan) or on the third Banking Day prior to such prepayment (with respect to any LIBOR Loan), the Borrower may, at its option, prepay the Loans in whole at any time or in part from time to time without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with the applicable Prepayment Premium); provided, however, that each partial prepayment shall be in the aggregate principal amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

                  (b)  Mandatory Prepayments.

                           (i)  Reduction of Commitment.  If at any time the
sum of the outstanding principal amount of the Loans plus the stated amount of all outstanding Letters of Credit exceeds the Commitment, the Borrower shall immediately prepay the Loans, without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with the applicable Prepayment Premium), in an amount necessary to cause the sum of the outstanding principal amount of the Loans plus the stated amount of all outstanding Letters of Credit not to exceed the Commitment. All accrued interest on the amount prepaid shall be paid with the prepayment.

                           (ii)  Excess Cash Flow.  If the Leverage Ratio as
of the end of any fiscal year of the Borrower ending on or after September 30, 2000, is 5.0 to 1.0 or greater, then within one hundred twenty-five days after the end of such fiscal year the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 50% of Excess Cash Flow, if any, for such fiscal year. Mandatory prepayments made pursuant to this Section 2.6(b)(ii) shall be determined from the annual financial statements for such fiscal year delivered by the Borrower pursuant to Section 7.5(a) and shall be accompanied by a certificate signed by a financial officer of the Borrower setting forth the calculations from which the amount of such prepayment was determined.

                           (iii) Proceeds of Asset Sales.

                                    (A) Subject to paragraph (B) below, if, as
of the end of the quarter most recently ended prior to the consummation of any Asset Sale, the Leverage Ratio was greater than 5.5 to 1.0, then the Borrower shall make a mandatory prepayment of the Loans in that amount (not to exceed the cash proceeds of such Asset Sale, net of any reasonable costs directly incurred in connection with such Asset Sale and any taxes payable by the Borrower or its stockholders in connection with such Asset Sale) which, had it been prepaid at the end of such quarter and applied to the Loans, would have caused the Leverage Ratio to equal 5.5 to 1.0, and the balance of such net proceeds shall be applied in accordance with the provisions of the following sentence as if the Leverage Ratio as of the end of such quarter had been less than 5.5 to 1.0. If, as of the end of the quarter most recently ended prior to the consummation of any Asset Sale, the Leverage Ratio was less than or equal to 5.5 to 1.0, then the Borrower shall not be required to make such a mandatory prepayment of the Loans, so long as (I) no Event of Default or Possible Default exists as of the date of such Asset Sale or at the date of the reinvestment of such proceeds and (II) the Borrower reinvests such proceeds by making a Permitted Acquisition within twelve months of the date of consummation of such Asset Sale. If any such Event of Default or Possible Default exists or if such proceeds are not so reinvested within such twelve month period, then the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the cash proceeds of such Asset Sale, net of any reasonable costs directly incurred in connection with such Asset Sale and any taxes payable by the Borrower or its stockholders in connection with such Asset Sale. Together with any prepayment required by this Section 2.6(b)(iii), the Borrower shall deliver to the Administrative Agent a certificate executed by a financial officer of the Borrower setting forth the calculation of the net cash proceeds of such Asset Sale, including a calculation of the taxes payable by the Borrower or its stockholders in respect of such sale. Such prepayment shall be made simultaneously with the consummation of such Asset Sale.

                                    (B) Notwithstanding the foregoing provisions
of this Section 2.6(b)(iii), the Borrower shall not be required to make a mandatory prepayment of the Loans in connection with the consummation of an Asset Sale if (I) the Asset Sale is structured as an exchange of like-kind property under Section 1031 of the Code to the maximum extent possible under
Section 1031 (a "Like Kind Exchange"), (II) the property acquired in the Like-Kind Exchange is a radio station located in one of the top 75 markets, as ranked by Metro Survey Area as determined by The Arbitron Company, or in a market in which the Borrower or one of its Subsidiaries already owns a Station,
(III) no Possible Default or Event of Default exists at the time of such Asset Sale or would exist after giving effect thereto, and (IV) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in Section 8 after giving effect to such Asset Sale. If the Borrower desires to effect a Like-Kind Exchange, at or prior to closing the disposition of any Station pursuant to this paragraph, the Borrower shall (A) establish a "qualified escrow account" within the meaning of Treas. Reg. Section 1.1031(k)-1(g)(3) with a "qualified intermediary" within the meaning of Treas. Reg. Section 1.1031(k)-1(g)(4) (the "Qualified Intermediary"), which account shall be governed by an escrow agreement complying with the requirements of Treas. Reg. Section 1.1031(k)-1(g)
(4) and 1.1031(k)-1(g)(6), and
enter into an "exchange agreement" within the meaning of Treas. Reg. Section 1.1031(k)-1(g)(4)(iii)(B) with the Qualified Intermediary and (B) deliver to the Administrative Agent, as soon as reasonably practicable but in no event later than the closing of the transfer or other disposition of such Station by the Borrower or one of its Subsidiaries, a pledge of its rights in the escrow agreement in form and substance reasonably satisfactory to the Administrative Agent which governs the "qualified escrow account" and the proceeds thereof. No later than immediately before the consummation of the closing of the transfer or other disposition of such Station by the Borrower or one of its Subsidiaries, the Administrative Agent shall release any and all liens of the Administrative Agent or the Banks in the cash proceeds from the transfer or other disposition of such Station for the period necessary (but no longer than necessary) to comply with the requirements of Treas. Reg. Section 1.1031(k)-1(g)(6). The terms of the escrow agreement governing the "qualified escrow account" shall, among other things, provide that immediately upon the occurrence of any event set forth in Treas. Reg. Section 1.1031(k)-1(g)(6)(ii) or (iii), the cash proceeds from the transfer or other disposition of such Station, together with any interest thereon, net of any reasonable costs directly incurred by the Borrower or its Subsidiary in connection with the transactions contemplated by the Like-Kind Exchange, and any taxes payable by the Borrower or its stockholders with respect to such transactions and Like-Kind Exchange, shall be released to the Administrative Agent, to the extent of any then outstanding balance of the Loans, to be applied as provided in Section 2.6(c) hereof.

                           (iv)  Insurance Proceeds.  Within 180 days after
the date of receipt of any cash payments in excess of $250,000 under any insurance policy maintained by the Borrower or any of its Subsidiaries which have not been reinvested in assets of a kind then used or usable in the business of the Borrower or such Subsidiary or used to maintain the business of the Borrower and its Subsidiaries as going concerns as a consequence of any business interruption, the Borrower shall make a mandatory prepayment of the Loans in the amount of such unreinvested or unused proceeds; provided, however, that notwithstanding any of the foregoing to the contrary, upon and during the continuance of any Event of Default or Possible Default, all such insurance proceeds, regardless of reinvestment or other use, received by the Borrower or any Subsidiary shall be applied as a prepayment of the Loans.

                           (v)  Net Equity Proceeds.  If the Borrower issues
or sells any shares of its capital stock or other equity interests or securities convertible into or exercisable for any shares of its capital stock or other equity interests, and if as of the end of the quarter most recently ended prior to such issuance or sale (the "Test Date") the Leverage Ratio was greater than
5.5 to 1.0, then the Borrower shall make a mandatory prepayment of the Loans. Such prepayment shall be in an amount (not to exceed the cash proceeds of such issuance or sale, net of any reasonable costs directly incurred in connection with such issuance or sale) equal to the sum of (A) if the Leverage Ratio as of the Test Date was greater than 6.5 to 1.0, the amount of such proceeds which, had it been prepaid on the Test Date and applied to the Loans, would have caused the Leverage Ratio to equal 6.5 to 1.0, plus (B) that amount (not to exceed 50% of the balance of such proceeds after applying the provisions of clause (A) to the extent applicable) which, had it been prepaid on the Test Date (and after giving effect to the payment, if any, pursuant to clause (A)) and applied to the Loans, would have caused the Leverage Ratio to equal 5.5 to 1.0.

                           (vi)  Subordinated Purchase Agreement.  If any
Indebtedness of the Borrower under the Subordinated Purchase Agreement is outstanding on April 21, 2004 (unless the Subordinated Purchase Agreement has been amended in accordance with the provisions of Section 8.19 to extend the final maturity date thereunder to a date that is at least six months later than the Termination Date), or if the Borrower fails to comply in any material respect with any of the provisions of Section 7.14, it shall make a mandatory prepayment of the Loans in the amount of all then outstanding principal together with all accrued interest and all other amounts then owing hereunder, under any Note and under any other Collateral Document.

                  (c) Application of Prepayments; Reduction of Commitment.

                           (i) Application to Prepayment Premium, Accrued
Interest and Principal. All prepayments made pursuant to this Section 2.6 shall be applied first to any Prepayment Premium then due, then to accrued interest in accordance with the Administrative Agent's standard operating procedures and then to the principal outstanding under the Loans. For purposes of the calculation of interest and the determination of whether any Prepayment Premium is due in connection with any such prepayment, such principal prepayments shall be applied first to the Base Rate Loans and then to the LIBOR Loans with the shortest remaining Interest Periods.

                           (ii)  Reduction of Commitment and Loans.  Any
mandatory prepayment of the Loans pursuant to Sections 2.6(b)(ii), (iii), (iv),
(v) or (vi) shall cause the Commitment to be immediately, automatically and permanently reduced by the amount of such prepayment, and no amount so prepaid may be reborrowed. Each such mandatory prepayment of the Loans (other than a prepayment pursuant to Section 2.6(b)(v)) shall be applied to the subsequent Commitment reductions set forth in Section 2.1(b) in the inverse order of maturity. Mandatory prepayments made pursuant to Section 2.6(b)(v) shall be applied to all subsequent Commitment reductions set forth in Section 2.1(b) pro rata.

                  (d) Prepayment Premium. The Borrower shall pay to the Administrative Agent, for the benefit of the Banks, the applicable Prepayment Premium upon any prepayment or conversion (whether voluntary or involuntary) of any LIBOR Loan not made on the last day of the applicable Interest Period.

         2.7 Reserves or Deposit Requirements, Etc. If at any time any Regulatory Change (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) shall impose any reserve and/or special deposit requirement (other than reserves included in the LIBOR Reserve Percentage, the effect of which is reflected in the interest rate of any LIBOR
Loan) against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of taking or maintaining hereunder any LIBOR Loan or to reduce the amount of principal, interest or fees received by such Bank with respect to any such Loan, then such Bank shall notify the Administrative Agent and the Borrower of such occurrence. Thereafter, upon demand by such Bank the Borrower shall pay to such Bank additional amounts sufficient to compensate and indemnify such Bank for such increased cost or reduced amount. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section shall be submitted by such Bank to the Administrative Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         2.8 Tax Law, Increased Costs, Etc. In the event that by reason of any Regulatory Change, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the net income of such Bank and other than changes in franchise taxes), and if any such measure or any other similar measure shall result in an increase in the costs to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal or interest ultimately receivable by such Bank in respect of such Loan, then such Bank shall notify the Administrative Agent and the Borrower stating the reasons therefor. The Borrower shall thereafter pay to such Bank within ten days after written demand such additional amounts as will compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount shall be submitted by such Bank to the Administrative Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         2.9 Eurodollar Deposits Unavailable or Interest Rate Unascertainable. If any Bank determines that dollar deposits of the relevant amount for the relevant Interest Period are not available to it in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, or that the LIBOR Rate does not adequately reflect the cost to such Bank of making such Loan, as the case may be, such Bank shall promptly give notice of such determination to the Administrative Agent and the Borrower, and any request for a new LIBOR Loan or notice of conversion of an existing Loan to a LIBOR Loan given thereafter or previously given by the Borrower and not yet made or converted shall be deemed a notice to make a Base Rate Loan.

         2.10 Changes in Law Rendering LIBOR Loans Unlawful. If at any time any Regulatory Change shall make it unlawful for any Bank to fund any LIBOR Loan which it has committed to make hereunder with moneys obtained in the applicable Eurodollar market, such Bank shall notify the Administrative Agent and the Borrower, and the obligation of the Banks to fund such Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change makes it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Administrative Agent and the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such Regulatory Change on such date as shall be specified in such notice, either convert all such Loans to Base Rate Loans or prepay all such Loans in full.

         2.11 Funding. Any Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         2.12 Indemnity. Without prejudice to any other provisions of Sections 2.7 through Section 2.11, but without duplication, the Borrower hereby agrees to indemnify each Bank against any loss or expense which it may sustain or incur as a consequence of the Borrower's failure to borrow any LIBOR Loan requested pursuant to this Agreement or any default by the Borrower in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any premium or penalty actually incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such Loan, as determined by such Bank. A statement as to any such loss or expense shall be submitted by such Bank to the Borrower for payment under the aforesaid indemnification, with a copy to the Administrative Agent, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         2.13 Capital Adequacy. If any Bank shall determine that any Regulatory Change regarding capital adequacy or compliance by such Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any governmental authority, central bank or comparable agency has the effect of reducing the rate of return on such Bank's capital (or on the capital of such Bank's holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such Regulatory Change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount which such Bank deems to be material, then from time to time, within ten days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its holding company) for such reduction. Such Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

         2.14     Taxes.

                  (a) Without duplication of any other Section of this Agreement including, without limitation Section 2.8, all sums payable by the Borrower hereunder or under the Notes or in respect of the Letters of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto (collectively referred to as "Taxes"). If the Borrower is prohibited by law from making payments hereunder or under the Notes or in respect of the Letters of Credit free of such deductions or withholdings, then the Borrower shall pay such additional amount as may be necessary in order that the actual amount received by the Banks after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Notes or in respect of the Letters of Credit. The Borrower shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the Notes or the issuance of the Letters of Credit, except for any Taxes or other liabilities that the Borrower is contesting in good faith by appropriate proceedings, provided that the Borrower hereby indemnifies the Administrative Agent and the Banks and holds them harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within thirty days after the payment by the Borrower of any Taxes, the Borrower shall furnish the Administrative Agent with the original or a certified copy of the receipt evidencing payment thereof, together with any other information the Administrative Agent may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made. Each Bank shall notify the Borrower and the Administrative Agent of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Borrower, and upon notice from such Bank that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Borrower shall pay or reimburse such Bank therefor within ten days of such notice. The foregoing to the contrary notwithstanding, in no event shall any Bank receive any amount pursuant to this
Section in excess of the amount required to be paid by it in respect of any Taxes. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Note.

                  (b) Upon the timely request of the Borrower, each Bank shall execute and deliver to the Borrower, prior to the due date of any sum payable by the Borrower under this Agreement, one or more (as the Borrower may reasonably request) United States Internal Revenue Service Forms 4224, Forms 1001, Forms W-8 or Forms W-9, or any applicable successor form, as may be appropriately applicable to such Bank and which such Bank is lawfully able and legally required to execute and deliver. Notwithstanding the provisions of Sections 2.8 or 2.14(a) to the contrary, the Borrower shall have no obligation to increase any sum payable in respect of any Tax pursuant to such Sections to the extent such Bank has failed to deliver to the Borrower any such Forms reasonably requested by the Borrower pursuant to this Section which is applicable to such Bank and which such Bank is lawfully able and legally required to execute and deliver.

         2.15 Incremental Commitment. At any time prior to June 30, 2000, the Borrower may solicit from the Banks an increase in the Commitment of up to $50,000,000; provided, however, that the Borrower may not request such increase at any time that a Possible Default or an Event of Default has occurred and is continuing. With such solicitation, the Borrower shall deliver to the Administrative Agent and the Banks revised projections for the period from the date of such solicitation through the Termination Date which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall demonstrate the Borrower's ability to timely repay the Loans, assuming the Commitment as increased pursuant to this Section is fully drawn, and to comply with the financial covenants contained in Section 8. No Bank shall be obligated to increase its share of the Commitment beyond the maximum amount it has agreed to lend as of the Closing Date, and no Bank shall be removed as a Bank for failure to agree to such increase. If any Bank desires to participate in such increase in the Commitment (a "Consenting Bank"), such Bank shall notify the Administrative Agent and the Borrower of the amount by which it desires to increase its commitment hereunder. The Commitment shall be increased by the aggregate amount that the Consenting Banks are willing to increase their respective commitments hereunder, but in no event shall the Commitment by increased pursuant to this Section by more than $50,000,000. The aggregate increase in the Commitment shall be shared pro rata by all Consenting Banks or in such other ratio as the Consenting Banks agree among themselves. The Borrower shall deliver to each Consenting Bank a new Note reflecting the increase in its commitment hereunder. The Ratable Shares of all of the Banks shall be adjusted to reflect such increase in the Commitment, and Schedule 1.1 shall be deemed modified to reflect such adjustment to the Ratable Shares of the Banks. Any fees payable in connection with such increase in the Commitment shall be payable only to the Agents, with respect to fees payable to the Agents, and to the Consenting Banks, in their capacity as Consenting Banks.

SECTION 3                  INTEREST; PAYMENTS.

         3.1      Interest.

                  (a) Subject to Section 3.1(c), prior to maturity, Loans that are LIBOR Loans shall bear interest at the LIBOR Rate plus the Applicable Margin, and Loans that are Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

                  (b) The Applicable Margin shall be determined by the Administrative Agent quarterly, and upon the making of each Loan and issuance of each Letter of Credit in an amount in excess of $5,000,000, based on the financial statements and the Compliance Certificate delivered to the Banks pursuant to Sections 7.5(b) and (d) (in the case of a quarterly determination) and the compliance certificate delivered pursuant to Section 6.8(c) (in the case of determination of the Applicable Margin upon the making of a Loan or issuance of a Letter of Credit). Any change in the interest rate on the Loans due to a change in the Applicable Margin shall be effective on the fifth Banking Day after delivery of such financial statements or compliance certificate; provided, however, that if any such quarterly financial statements and compliance certificate indicate an increase in the Applicable Margin and such financial statements and certificate are not provided within the time period required in
Section 7.5(b), the increase in the interest rate due to such change in the Applicable Margin shall be effective retroactively as of the fifth Banking Day after the date on which such financial statements and certificate were due. Until delivery of financial statements for the first fiscal quarter of the Borrower ending after the Closing, for purposes of calculating the Applicable Margin, the Leverage Ratio shall be determined, after giving effect to the Loans made on and after the Closing Date, from the certificate delivered to the Administrative Agent pursuant to Section 6.8(c). The Borrower shall deliver to the Banks with each set of quarterly financial statements which indicate a change in the Applicable Margin a notice with respect to such change, which notice shall set forth the calculation of, and the supporting evidence for, such change.

                  (c) Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest from the date of occurrence of such Event of Default until the earlier of the date such Loan is paid in full and the date on which such Event of Default is cured or waived in writing at the Default Interest Rate which shall be payable upon demand.

                  (d) Interest shall be computed on a Three Hundred Sixty day year basis calculated for the actual number of days elapsed. Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and, in addition, if such Interest Period is more than three months, on the day that would have been the last day of such Interest Period if such Interest Period had been three months.

                  (e) The rate of interest payable on any Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on any Note is ever reduced as a result of the preceding sentence and any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on such Note, then the rate provided for on such Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the holder of such Note is that which would have been received by such holder but for the operation of the preceding sentence.

         3.2      Manner of Payments.

                  (a) Prior to each Quarterly Date and the end of each Interest Period, the Administrative Agent shall render a statement to the Borrower of all amounts due to the Banks for principal, interest and fees hereunder. All amounts listed on each such statement shall be due and payable on the Quarterly Date or, for LIBOR Loans, the last day of such Interest Period, in respect of which such statement was sent. As to all other Obligations which become due and payable other than on a fixed date by their terms, the Administrative Agent shall advise the Borrower by a written statement that they are due and payable, and the Borrower shall pay the same within five days of receipt of such statement. Any failure by the Administrative Agent to render any such statement or give any such advice shall in no way relieve the Borrower of any liability for or obligation to pay any amount due and payable hereunder.

                  (b) Whenever any payment to be made hereunder, including without limitation any payment to be made on a Note, shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in each case be included in the computation of the interest payable on such Note.

                  (c) Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder or under the Notes shall be made in immediately available funds by federal funds wire transfer, and without setoff, deduction or counterclaim, to the Administrative Agent prior to 11:00 A.M., Cleveland time, on the date when due, at its offices at 127 Public Square, Cleveland, Ohio 44114, or at such other place as may be designated by the Administrative Agent. Funds received after 1:00 P.M., Cleveland time, shall be deemed to have been received on the next Banking Day. To the extent any such payment is made for the ratable benefit of the Banks, the Administrative Agent shall promptly distribute such payment to the Banks in accordance with their respective Ratable Shares.

SECTION 4                  CLOSING.

         The closing of the transactions contemplated by this Agreement shall take place at the offices of the Administrative Agent at 127 Public Square, Cleveland, Ohio 44114 on or about February 13, 1998, or such other date and place as to which the parties may agree (the "Closing" and the "Closing Date"). Subject to the terms and conditions hereof, upon the fulfillment or waiver in writing of all the conditions precedent set out in Section 6 below, and the delivery to the Administrative Agent of the Notes, the Banks shall make such Loans as the Borrower may request.

SECTION 5                  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         To induce the Banks to enter into this Agreement and to make the Loans, the Borrower represents and warrants as follows:

         5.1      Organization and Powers.

                  (a) The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Borrower is duly qualified or registered to conduct business and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform the Acquisition Agreements, this Agreement, the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby, to acquire the additional Stations pursuant to the Acquisition Agreements and to carry out the terms hereof and thereof.

                  (b) As of the date hereof, the Borrower has no Subsidiaries other than the License Partnership. The License Partnership is a limited partnership, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary. All of the Licenses issued by the FCC in connection with the ownership and operation of the Stations, including the Stations being acquired pursuant to the Acquisition Agreements, have been, or at the closing under the respective Acquisition Agreements will be, duly assigned to the License Partnership. The Borrower is the sole general partner of the License Partnership with a 99% partnership interest. ECI Investors Corporation, a Delaware corporation, is the sole limited partner of the License Partnership with a 1% partnership interest. The License Partnership has no assets, other than Licenses relating to the Stations and the Management Agreement, has no commitments, obligations or liabilities (other than obligations under the Management Agreement), has no employees and engages in no business (except pursuant to the Management Agreement).

         5.2 Authorization. All necessary corporate, partnership, shareholder or other actions on the part of the Borrower and its Subsidiaries to authorize the execution and delivery of the Acquisition Agreements, this Agreement and the Collateral Documents and the performance of the respective obligations of the Borrower and its Subsidiaries herein and therein have been taken. The Acquisition Agreements, this Agreement and each Collateral Document are valid and legally binding upon each of the Borrower and its Subsidiaries, to the extent it is a party thereto, and enforceable in accordance with their respective terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and by the application of general equitable principles.

         5.3 Financial Statements. Exhibit B attached hereto contains (a) the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ending September 30, 1995, September 30, 1996, and September 30, 1997, and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 1997, and for the three month period then ended (the "Financial Statements"). The Financial Statements are true and complete in all material respects (including, without limitation, a disclosure of all material contingent liabilities) and present fairly the financial condition and results of operations of the Borrower and its Subsidiaries, as of the dates and for the periods indicated and have been prepared in accordance with GAAP, subject in the case of statements for interim periods to normal year-end adjustments and the absence of footnotes.

         5.4 Projections. Exhibit C attached hereto contains the Borrower's projections for the fiscal years 1998 through 2005. Such projections were prepared by the Borrower in good faith on the basis of assumptions the Borrower believes were reasonable in light of the conditions existing at the time of preparation thereof and remain reasonable as of the date hereof, and as of the date hereof there are no facts which are known to the

Borrower which the Borrower believes would cause a material adverse change in such projections.

         5.5 Capitalization of the Borrower and its Subsidiaries. The capitalization of the Borrower and the License Partnership as of the Closing Date is as set forth on Exhibit D attached hereto. All of the issued and outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable. None of the capital stock of the Borrower has been issued in violation of the Securities Act of 1933, as amended, or the securities or "Blue Sky" or any other applicable laws, rules or regulations of any applicable jurisdiction. Except as set forth on Exhibit D, as of the Closing Date, neither the Borrower nor any of its Subsidiaries has any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, contingent share agreement, shareholders agreement, partnership agreement or otherwise, any shares of its capital stock, partnership interests or other equity securities or securities convertible into shares of capital stock, partnership interests or other equity securities.

         5.6 Title to Properties; Patents, Trademarks, Etc. The Borrower and each of its Subsidiaries have, and will have after giving effect to the closings under the Acquisition Agreements, good and marketable title to all of their assets, whether real or personal, tangible or intangible, free and clear of any Liens or adverse claims, except Permitted Liens. The Borrower and each of its Subsidiaries own or possess, and will own or possess after giving effect to the closings under the Acquisition Agreements, the valid right to use all the patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, service marks, trade names, copyrights, product designs, applications, formulae, processes, circulation, and other subscriber lists, industrial property rights and licenses and rights in respect of the foregoing used or necessary for the conduct of its business (collectively, "proprietary rights"). The Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any such proprietary rights of others by the Borrower or any of its Subsidiaries or (b) any proprietary rights of the Borrower or any of its Subsidiaries by others.

         5.7 Litigation; Proceedings. Except as disclosed on Exhibit E attached hereto, there is no action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order (including, without limitation, any order to show cause or order of forfeiture), decree or judgment in effect, pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower, any of its Subsidiaries, any Station or any of the properties or rights relating to any Station which could reasonably be expected to have a Material Adverse Effect. No Person has filed or, to the best of the Borrower's knowledge, threatened to file, any material competing application, petition to deny or other opposition against any application, including any renewal application, filed or to be filed by the Borrower or any of its Subsidiaries.

         5.8 Taxes. Except as disclosed on Exhibit E attached hereto, all Federal, state and local tax returns, reports and statements (including, without limitation, those relating to income taxes, withholding, social security and unemployment taxes, sales and use taxes, and franchise taxes) required to be filed by the Borrower or any of its Subsidiaries have been properly filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, which returns, reports and statements are complete and accurate, and all taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Federal, state, local or foreign taxes or other impositions. All tax deficiencies asserted or assessments made as a result of any examinations conducted by the Internal Revenue Service or any other governmental authority relating to the Borrower or any of its Subsidiaries have been fully paid or are being contested in accordance with the provisions of
Section 7.4. Proper and accurate amounts have been withheld by the Borrower and its Subsidiaries from its employees for all periods to fully comply with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.9 Absence of Conflicts. The execution, delivery and performance of the Acquisition Agreements, this Agreement and the Collateral Documents and all actions and transactions contemplated hereby and thereby will not (a) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (i) any provision of the Articles of Incorporation or By-Laws or any shareholders agreement or other organizational document of the Borrower or any of its Subsidiaries or the Certificate of Limited Partnership or the Limited Partnership Agreement of the License Partnership, (ii) any arbitration award or any order of any court or of any other governmental agency or authority binding on the Borrower or any of its Subsidiaries, (iii) any License of the Borrower or any of its Subsidiaries or under which the Borrower or any of its Subsidiaries operates or will operate after giving effect to the closings under the Acquisition Agreements, (iv) any applicable law, rule, order or regulation (including without limitation, (A) the Communications Act of 1934, as amended, (B) any law, rule, regulation or policy of the FCC or any other Licensing Authority or (C) regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or (v) any Operating Agreement, the Subordinated Purchase Agreement or other material agreement, instrument or document relating to a Station or to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries or any of their properties is bound, or (b) result in the creation or imposition of any Lien of any nature whatsoever, other than those Liens arising hereunder or under the Collateral Documents, upon any of the properties of the Borrower or any of its Subsidiaries.

         5.10 Indebtedness. As of the Closing Date, the Borrower has no Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, including Indebtedness for taxes and any interest or penalties relating thereto, which exceeds in the aggregate, $150,000, except (a) the liability to pay legal and accounting fees and reasonable closing expenses in connection with this Agreement and the Acquisition Agreements,

(b) the Obligations, (c) Indebtedness incurred in the ordinary course of business since September 30, 1997, (d) as disclosed in the Financial Statements, and (e) as disclosed on Exhibit F attached hereto. The License Partnership has no Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, including Indebtedness for taxes and any interest or penalties relating thereto, except for the obligations arising under the Management Agreement.

         5.11 Compliance. Except as disclosed in Exhibit E attached hereto, neither the Borrower nor any of its Subsidiaries nor the ownership, construction or operation of any Station is in material violation of any License or any statute, ordinance, law, rule, regulation or order of the United States of America or the FCC (including, without limitation, applicable federal laws and the rules, regulation, policies and orders of the FCC relating to foreign ownership restrictions or to limitations on the nature and number of media outlets that may be held under common ownership or control), the Federal Aviation Administration or any other federal, state, county, municipal or other governmental agency or authority applicable to the Borrower or any of its Subsidiaries, their properties, the ownership, construction or operation of any Station or the conduct of their business. Neither the Borrower nor any of its Subsidiaries nor the ownership, construction or operation of any Station is in violation or has breached in any material respect the provisions of the Subordinated Purchase Agreement or any indenture, License, Operating Agreement, note, lease or other instrument or document to which it is a party or by which it is bound, nor does there exist any material default, or any event or condition which, upon notice or lapse of time, or both, would become a material default, under the Subordinated Purchase Agreement or any such indenture, License, Operating Agreement, note, lease, or other instrument or document. The Borrower and each of its Subsidiaries have the legal right and authority to conduct their respective businesses as now conducted or proposed to be conducted.

         5.12 Statements Not Misleading. No statement, representation or warranty made by the Borrower or any of its Subsidiaries in or pursuant to this Agreement or the Schedules or Exhibits attached hereto or any of the Collateral Documents contains any untrue statement of a material fact, nor omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which such statement was made, or otherwise violates any federal or state securities laws, rules or regulations. There is no fact known to the Borrower (other than matters of a general economic nature or relating to the broadcasting industry generally or matters reflected in the audited financial statements contained in Exhibit B attached hereto or otherwise disclosed herein) that has had or could reasonably be expected to have a Material Adverse Effect.

         5.13 Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person (including, without limitation, the FCC and any other Licensing Authority) is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution, delivery or performance of the Acquisition Agreements or this Agreement or any of the Collateral Documents, including without limitation, in connection with the granting of Liens in the Borrower's partnership interest in the License Partnership or in the capital stock or the assets of the Borrower and its Subsidiaries, which has not already been obtained or completed, except for (a) the filing with the FCC of this Agreement and certain of the Collateral Documents pursuant to FCC rules, which shall be accomplished within the required time period after the Closing, (b) the filing of financing statements and other actions expressly required to be taken pursuant to the Collateral Documents, (c) the consent of the FCC to the extent required in connection with the exercise by the Administrative Agent or the Banks of their rights and remedies hereunder or under the Collateral Documents and (d) the consent of the FCC to the consummation of the Acquisition Agreements.

         5.14 Material Contracts and Commitments. Exhibit G attached hereto contains a true and complete description of all material contracts and commitments of the Borrower or any of its Subsidiaries or which relate to a Station, as of the Closing Date, whether oral or written, including, without limitation, (a) any security agreement, pledge agreement, mortgage or guaranty;
(b) any material management, construction supervision, service or employment agreements, conditional sale contract or lease of personal property which involves expenditures in excess of

$1,000,000 in any single case; (c) any collective bargaining agreement; (d) any material contract or commitment for the future purchase or sale of goods which involves expenditures in excess of $1,000,000 in any single case; (e) any contract or commitment which involves a material Capital Expenditure in excess of $1,000,000 in any single case; (f) all Licenses; and (g) all Operating Agreements. To the best of the Borrower's knowledge, except as disclosed on Exhibit G, as of the Closing Date, all of the items listed on Exhibit G are in full force and effect without material default. Exhibit G further identifies each such contract which requires consent to the granting of a Lien in favor of the Administrative Agent for the benefit of the Banks on the rights of the Borrower or its Subsidiaries under such contract. The Borrower has made available to the Administrative Agent true and complete copies of each of the above.

         5.15 Employee Benefit Plans. Exhibit H contains a true and complete list of all Plans maintained by the Borrower or any member of the Controlled Group. Neither the Borrower nor any member of the Controlled Group has or will have, as of the closings under the Acquisition Agreements, any liability, or reasonably anticipates any liability, of any kind (other than current expenses incurred in the ordinary course of business) in excess, in the aggregate, of $150,000, to or in respect of any Plan or Benefit Arrangement, which liability is not reflected in the financial statements included in Exhibit B attached hereto. With respect to the Plans and Benefit Arrangements maintained by the Borrower or any member of the Controlled Group: (a) each Plan that is intended to be qualified under Code Section 401(a) is so qualified and has been so qualified since its adoption, and each trust forming a part thereof is exempt from tax under Code Section 501(a); (b) each Plan complies in all material respects with all applicable requirements of law, has been administered in accordance with its terms and all required contributions have been made; (c) neither the Borrower nor any member of the Controlled Group knows or has reason to know that the Borrower or any member of the Controlled Group has engaged in a transaction which would subject it to any material tax, penalty or liability under ERISA or the Code for any prohibited transaction; (d) no Plan is subject to the minimum funding requirements under ERISA Section 302 or Code Section 412, is a multiemployer plan (as defined in ERISA Section 4001(a)(3)), is a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)), or is a multiple employer plan (as defined in ERISA Section 4063). No Plan or Benefit Arrangement maintained by the Borrower or any member of the Controlled Group is a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

         5.16 Licenses and Operating Agreements. The Licenses and Operating Agreements shown on Exhibit G constitute all of the Licenses and Operating Agreements which, as of the Closing Date, are necessary for the lawful ownership, construction or operation of the Stations and of the other businesses of the Borrower and its Subsidiaries in the manner and to the full extent they are currently owned, constructed or operated. Exhibit G sets forth a correct and complete list, as of the Closing Date, of the expiration date of each License and of each pending application for a License. Except as specified on Exhibit G, all of the Licenses relating to the Stations and all other Licenses of the Borrower and its Subsidiaries have been duly and validly issued or assigned to and are legally held by the Borrower or one of its Subsidiaries and are in full force and effect without condition except those of general application. All such Licenses have been issued in compliance with all applicable laws and regulations, are legally binding and enforceable in accordance with their terms and are in good standing. Except as set forth on Exhibit E, the Borrower knows of no facts or conditions which would constitute grounds for any Licensing Authority to deny any pending application for a License, to suspend, revoke, materially adversely modify, designate for a hearing, annul, fail to renew on or before its renewal date, or renew for less than a full license period any License or to impose a material financial penalty on the Borrower or any of its Subsidiaries.

         5.17 Material Restrictions. Except as set forth in Exhibit M attached hereto, neither the Borrower nor any of its Subsidiaries is a party to any agreement or other instrument or subject to any other restriction which has had or could reasonably be expected to have a Material Adverse Effect.

         5.18 Investment Company Act. The Borrower (a) is not an investment company as that term is defined in the Investment Company Act of 1940, as amended, (b) does not directly or indirectly control, and is not directly or indirectly controlled by, a company which is an investment company as that term is defined in such act and (c) is not otherwise subject to regulation under such act.

         5.19 Absence of Material Adverse Effect. No Material Adverse Effect has occurred since September 30, 1997.

         5.20 Defaults. No Possible Default or Event of Default now exists or will exist upon the making of any Loan.

         5.21 Real Estate. Exhibit I attached hereto lists all real estate owned as of the Closing Date by the Borrower or any of its Subsidiaries and all leases pursuant to which the Borrower or any of its Subsidiaries has acquired, as of the Closing Date, a leasehold interest in real estate. Exhibit I lists the use of such owned and leased property in the Borrower's or its Subsidiary's operations.

         5.22 Securities Laws. No proceeds of any Loan will be used by the Borrower or any of its Subsidiaries to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. Neither the registration of any security under the Securities Act of 1933, as amended, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the consummation of this Agreement or the Acquisition Agreements or the execution and delivery of the Notes.

         5.23 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower or any of its Subsidiaries are in compliance with the requirements of Section 7.3 and are in full force and effect. In the past three years neither the Borrower nor any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (except at its own request).

         5.24 Labor Matters. Except as set forth in Exhibit N attached hereto, there are no material strikes, unfair labor practice charges or other material labor disputes or grievances pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any of its Subsidiaries or any Station. The Borrower has not received any written complaints or knowledge of any threatened complaints, nor to the best of the Borrower's knowledge, are any such complaints on file with any Federal, state or local governmental agency, alleging employment discrimination by the Borrower or any of its Subsidiaries or in connection with any Station which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All payments due under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

         5.25     Environmental Compliance.

         Except as set forth in Exhibit J attached hereto and giving effect to the consummation of the Acquisition Agreements:

                  (a) The Borrower and each of its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under all Environmental Laws. The Borrower and each of its Subsidiaries is in material compliance with all terms and conditions of all such permits, licenses and authorizations and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, including, without limitation, all Environmental Laws in all jurisdictions in which the Borrower or such Subsidiary owns or operates a Station, a facility or site, arranges or has arranged for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts or has accepted for transport any Hazardous Materials, solid waste or other wastes or holds or has held any interest in real property or otherwise.

                  (b) No material Environmental Claim has been issued, no complaint has been filed, no penalty has been assessed and no litigation, proceeding, investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any Person with respect to any alleged failure by the Borrower, any of its Subsidiaries or any property owned by the Borrower or any Subsidiary to comply with any Environmental Law or to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its

Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, use, disposal or Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries or with respect to any real property in which the Borrower or any of its Subsidiaries holds or has held an interest or any past or present operation of the Borrower or any of its Subsidiaries.

                  (c) There are no Environmental Laws requiring any material work, repairs, construction, Capital Expenditures or other remedial work of any nature whatsoever, with respect to any real property in which the Borrower or any of its Subsidiaries holds or has held an interest or any past or present operation of the Borrower or any Subsidiary.

                  (d) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or could reasonably be expected to have, a Material Adverse Effect.

                  (e)      To the best of the Borrower's knowledge:

                           (i)      no PCBs or asbestos is present at any
property now or previously owned or any premises now or previously leased by the Borrower or any of its Subsidiaries;

                           (ii)     no underground storage tanks for Hazardous
Materials, active or abandoned, are now or were previously operated at any property now or previously owned by the Borrower or any of its Subsidiaries, and, with respect to premises now or previously leased by the Borrower or any of its Subsidiaries, no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated by the Borrower or any of its Subsidiaries;

                           (iii)    no Hazardous Materials have been Released,
in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries; and

                           (iv)     no Hazardous Materials have been otherwise
Released at, on or under any property now or previously owned or any premises now or previously leased by the Borrower or any of its Subsidiaries to an extent that it has, or could reasonably be expected to have, a Material Adverse Effect.

                  (f) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.

                  (g) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location.

                  (h) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or premises leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (i) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or premises leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such property to such Liens, and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                  (j) Neither the Borrower nor any of its Subsidiaries has retained or assumed any liabilities (contingent or otherwise) in respect of any Environmental Claims under the terms of any contract or agreement or by operation of law as a result of the sale of assets or stock.

                  (k) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or such Subsidiary which have not been made available to the Banks.

         5.26 Solvency. The Borrower has received, or has the right hereunder to receive, consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Banks. The Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein and in the Acquisition Agreements, will the Borrower be rendered insolvent by the execution and delivery of this Agreement, the Notes or the Collateral Documents to the Banks. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         5.27 Subordinated Purchase Agreement. There has been no amendment to, or waiver of any provision of, the Subordinated Purchase Agreement since August 1, 1996. No default has occurred under the Subordinated Purchase Agreement or will exist after giving effect to the execution, delivery and performance of this Agreement.

SECTION 6                  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANKS.

         The obligations of the Banks to make any Loan and to issue any Letter of Credit and the performance by the Banks of the other actions to be taken by them on or after the Closing Date are subject to the fulfillment or waiver in writing of each of the following conditions precedent. The Borrower shall deliver to the Administrative Agent copies for each Bank of each document, instrument or other item to be delivered pursuant to this Section 6.

         6.1 Compliance. All of the representations and warranties of the Borrower and its Subsidiaries herein and in the Collateral Documents shall be true in all material respects on and as of the Closing Date, the date of issuance of any Letter of Credit and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit), as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date) both before and after giving effect to the making of the proposed loan or the issuance of the proposed Letter of Credit. The Borrower and its Subsidiaries shall have performed and shall be in compliance with all the provisions of this Agreement and each Collateral Document, and no Possible Default or Event of Default shall have occurred and be continuing, on and as of the Closing Date and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) or the issuance of a Letter of Credit, before and after giving effect to the making of the proposed Loan or the issuance of the proposed Letter of Credit. On the Closing Date and on the date of each subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) and the date of issuance of any Letter of Credit, the Borrower shall deliver to the Banks a certificate, dated as of such date, and signed by an executive officer of the Borrower, certifying compliance with the conditions of this Section 6.1. Each request by the Borrower for a Loan shall, in and of itself, constitute a representation and warranty that the Borrower, as of the date of such Loan, is in compliance with this Section.

         6.2 Security Agreements. The Borrower shall have executed and delivered to the Administrative Agent a Security Agreement in form and substance satisfactory to the Administrative Agent (the "Borrower Security Agreement"), granting to the Administrative Agent, for the benefit of the Banks, a first priority security interest in substantially all of the Borrower's personal property; and the Borrower Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect. The License Partnership shall have executed and delivered to the Administrative Agent a Security Agreement in form and substance satisfactory to the Administrative Agent (the "Subsidiary Security Agreement"), granting to the Administrative Agent, for the benefit of the Banks, a first priority security interest in substantially all of the License Partnership's personal property; and the Subsidiary Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

         6.3      Pledge Agreements.

                  (a) All of the stockholders of the Borrower shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent (the "Borrower Pledge Agreement"), granting to the Administrative Agent, for the benefit of the Banks, a first priority security interest in all of the issued and outstanding capital stock of the Borrower; such stockholders shall have delivered to the Administrative Agent stock certificates evidencing all of such capital stock and stock powers, duly endorsed in blank, with respect thereto; the Borrower and such stockholders shall have taken all other actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such capital stock; and the Borrower Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

                  (b) The Borrower shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent (together with any pledge agreements executed and delivered pursuant to Section 8.10(b) or (c), collectively, the "Subsidiary Pledge Agreements"), granting to the Administrative Agent, for the benefit of the Banks, a first priority security interest in all of the issued and outstanding partnership interests in the License Partnership held by the Borrower; the Borrower shall have taken all actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such partnership interests; and such Subsidiary Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

         6.4 Financing Statements. Any financing statements required by the Security Agreements and the Pledge Agreements shall have been filed for record with the appropriate governmental authorities.

         6.5 Subsidiary Guaranty. The License Partnership shall have executed and delivered to the Administrative Agent, for the benefit of the Banks, a guaranty (the "Guaranty"), in form and substance satisfactory to the Administrative Agent, pursuant to which the License Partnership shall guarantee the Obligations of the Borrower to the Banks.

         6.6 Opinion of Borrower's Counsel. On the Closing Date, the Administrative Agent shall have received the favorable written opinions of general counsel to the Borrower and the Subsidiaries, of Pennsylvania counsel to the Borrower and the Subsidiaries and of FCC counsel to the Borrower and the Subsidiaries, in each case dated the Closing Date, addressed to the Banks and in form and substance satisfactory to the Administrative Agent.

         6.7 Consummation of Acquisition Agreements. On or prior to the date on which any Loan is made hereunder the proceeds of which will be used to pay any part of the purchase price of a Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent a certified copy of the Acquisition Agreement, and of all agreements, documents and instruments entered into in connection therewith, relating to such Permitted Acquisition. The transactions contemplated by such Acquisition Agreement shall have been consummated, or shall be consummated simultaneously with the making of such Loan, without the waiver of any material term or condition by any party thereto, and, except as expressly permitted by the Administrative Agent, the FCC consent to the assignment of the FCC Licenses relating to Stations being acquired pursuant to such Permitted Acquisition shall have become a Final Order. Without limiting the foregoing sentence, the Borrower or a Subsidiary of the Borrower shall have purchased pursuant to such Acquisition Agreement substantially all of the assets being acquired free and clear of all Liens, except Permitted Liens. The consummation of the transactions contemplated by such Acquisition Agreement shall be completed in a manner satisfactory to the Administrative Agent, and the

Administrative Agent shall have received conformed copies or photocopies of all documents relating thereto. The Borrower shall use its reasonable best efforts to cause all opinions and certificates of the seller under such Acquisition Agreement delivered in connection with such closing to be addressed to the Banks.

         6.8      Financial Information.

                  (a) Agreed Upon Procedures Report. On or prior to the date on which any Loan is made hereunder the proceeds of which will be used to pay any part of the purchase price of a Permitted Acquisition, the purchase price of which is in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent a report, in form and substance satisfactory to the Administrative Agent relating to the financial condition of the stations being acquired pursuant to such Permitted Acquisition, signed by an accounting or consulting firm acceptable to the Administrative Agent and prepared in accordance with the procedures reasonably requested by the Administrative Agent.

                  (b) Pro Forma Financial Statements. On the Closing Date, the Borrower shall have delivered to the Administrative Agent (i) a consolidated pro forma balance sheet as of December 31, 1997 and income statement, for the twelve month period then ended, after giving effect to the closing under this Agreement, which pro forma financial statements may contain certain adjustments acceptable to the Administrative Agent and described therein and (ii) a certificate in form and substance satisfactory to the Administrative Agent showing in detail the calculation of the Applicable Margin (using pro forma twelve month trailing cash flow as of December 31, 1997) after giving effect to the closings under this Agreement.

                  (c) Compliance Certificate. On, or one Banking Day prior to, the date of each borrowing hereunder of $5,000,000 or more, the date of each issuance of a Letter of Credit with a stated amount of $5,000,000 or more, and, to the extent requested by the Administrative Agent, the date of any other borrowing hereunder or issuance of a Letter of Credit, the Borrower shall have delivered to the Administrative Agent a pro forma compliance certificate using the most recently available quarterly financial statements in form and substance satisfactory to the Administrative Agent showing the Leverage Ratio as the date of such borrowing or issuance of a Letter of Credit and the Borrower's compliance on a pro forma basis with the financial covenants set forth in Section 8.

                  (d) Subordinated Purchase Agreement. On the Closing Date, the Borrower shall have provided to the Administrative Agent evidence satisfactory to the Administrative Agent that the execution, delivery and performance of this Agreement and the incurrence of Indebtedness by the Borrower hereunder are permitted pursuant to Section 7.2(a) and Section 7.7(c) of the Subordinated Purchase Agreement.

         6.9 Borrowing Request. On the date of each Loan, the Borrower shall have delivered to the Administrative Agent a borrowing request, substantially in the form attached hereto as Exhibit O, for such Loan in form and substance satisfactory to the Administrative Agent, setting forth (a) the application of the proceeds of such Loan, (b) evidence that such application is permitted pursuant to Section 7.1, (c) the recipient, the amount of the payment and the wire transfer instructions, and (d) a certificate from a financial officer of the Borrower, in form and substance acceptable to the Administrative Agent, that the entire amount of such Loan, together with the aggregate amount of all outstanding Loans, constitutes "Senior Debt" as that term is defined in the Subordinated Purchase Agreement.

         6.10 Insurance Certificates. On the Closing Date, the Borrower shall have furnished to the Administrative Agent certificates of insurance together with copies, if requested by the Administrative Agent, of all policies or other satisfactory evidence that the insurance required by Section 7.3 is in full force and effect.

         6.11 Corporate and Partnership Documents. On the Closing Date, the Borrower shall deliver to the Administrative Agent the following:

                  (a) certificates of good standing for the Borrower and the License Partnership from the Secretary of State of the Commonwealth of Pennsylvania and from the Secretary of State of each other state in which the Borrower or the License Partnership is qualified or registered to do business, in each case dated as of a date as near to the Closing Date as practicable;

                  (b) a certificate signed by the Secretary or Assistant Secretary of the Borrower, dated as of the Closing Date, certifying that attached thereto are true and complete copies of (i) the Articles of Incorporation and By-Laws of the Borrower, (ii) the Certificate of Limited Partnership and the Limited Partnership Agreement of the License Partnership; and (iii) resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Collateral Documents and the Obligations;

                  (c) incumbency certificates for the Borrower and the License Partnership; and

                  (d) such other documents as any Bank may reasonably request in connection with the proceedings taken by the Borrower or any of its Subsidiaries authorizing this Agreement and the Collateral Documents.

         6.12 Lien Searches, Consents and Releases of Liens. The Administrative Agent shall have received: (a) certified copies of UCC, judgment and tax lien search reports listing all effective financing statements and other Liens on any of the property of the Borrower or any Subsidiary, (b) consents to the granting of Liens in all Operating Agreements and other material contracts and leases of the Borrower and each of its Subsidiaries, which by their terms require such consent, and (c) releases of any existing Liens encumbering any assets of the Borrower or any of its Subsidiaries, except for Permitted Liens.

         6.13 No Order, Judgment or Decree. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Banks from making the Loans.

         6.14 No Material Adverse Effect. There shall have occurred no Material Adverse Effect since September 30, 1997.

         6.15 Fee Letters. The Borrower shall have paid all fees, expenses and other amounts due pursuant hereto and pursuant to the Fee Letters.

         6.16 Legal Approval. All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be satisfactory to Dow, Lohnes & Albertson, PLLC, special counsel to the Administrative Agent.

         6.17 Other Documents. The Administrative Agent shall have received all Collateral Documents duly executed, and each Bank shall have received such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as it may reasonably request.

SECTION 7                  AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower agrees with the Banks that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, or any Letter of Credit remains outstanding, it shall perform and comply with the affirmative covenants contained in this Section.

         7.1 Use of Proceeds. The Borrower shall use the proceeds of the Loans only for the following purposes: (a) to refinance on the Closing Date existing indebtedness under the Borrower's senior secured credit facility, (b) to fund draws on the Letters of Credit, (c) to pay all or a portion of the purchase price of Permitted Acquisitions, (d) for Capital Expenditures, (e) for Capital Distributions permitted pursuant to Section 8.9, (f) to fund investments permitted pursuant to Section 8.11(g), and (g) for general corporate and working capital purposes.

         7.2 Continued Existence; Maintenance of Rights and Licenses; Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate or partnership existence and its material rights and Licenses. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect, until termination in accordance with their respective terms, any and all Licenses, Operating Agreements and other material contracts and other rights necessary to operate the Stations, not breach or violate the same in any material respect, and take all actions which may be required to comply in all material respects with all applicable laws, statutes, rules, regulations, orders and decrees now in effect or hereafter promulgated by any governmental authority. The Borrower shall, and shall cause each of its Subsidiaries to, obtain, renew and extend all of the foregoing rights, Licenses and the like which may be necessary for the continuance of the operation of the Stations.

         7.3 Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, keep its insurable properties insured to the full replacement cost thereof at all times by financially sound and reputable insurers reasonably acceptable to the Administrative Agent, and maintain such other insurance, to such extent and against such risks, including fire, lightning, vandalism, malicious mischief, flood (to the extent required by the Administrative Agent, if any of the Borrower's or any of its Subsidiaries' property is located in an identified flood hazard area, in which insurance has been made available pursuant to the National Flood Insurance Act of 1968) and other risks insured against by extended coverage, as is customary with companies in the broadcasting business. All such insurance shall be in amounts sufficient to prevent the Borrower or any of its Subsidiaries from becoming a coinsurer, shall name the Administrative Agent, for the benefit of the Banks, as loss payee and may contain loss deductible provisions which shall not exceed $100,000 (or, in the case of earthquake, flood and windstorm coverage, $250,000). The Borrower shall maintain, for itself and its Subsidiaries, in full force and effect liability insurance, business interruption insurance, errors and omissions insurance, general accident and public liability insurance and all other insurance as is usually carried by companies engaged in the same or similar businesses similarly situated against claims for personal or bodily injury, death or property damage occurring upon, in, about or in connection with the use or operation of any property or motor vehicles owned, occupied, controlled or used by the Borrower, its Subsidiaries and their employees or agents, or arising in any other manner out of the business conducted by the Borrower and its Subsidiaries. All of such insurance shall be in amounts reasonably satisfactory to the Administrative Agent and shall be obtained and maintained by means of policies with generally recognized, responsible insurance companies authorized to do business in such states as may be necessary depending upon the locations of the Borrower's and its Subsidiaries' assets and shall name the Administrative Agent, for the benefit of the Banks, as an additional insured or loss payee, as the case may be. The insurance to be provided may be blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification without not less than thirty days advance written notice to the Administrative Agent. The Borrower shall furnish the Administrative Agent annually with certificates or other evidence satisfactory to the Administrative Agent that the insurance required hereby has been obtained and is in full force and effect and, prior to the expiration of any such insurance, the Borrower shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that such insurance has been renewed or replaced. The Borrower shall, upon request of the Administrative Agent, furnish the Administrative Agent such information about such insurance as the Administrative Agent may from time to time reasonably request.

         7.4 Obligations and Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay or perform all of its material Indebtedness and other material liabilities and obligations in a timely manner in accordance with normal business practices and with the terms governing the same. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the terms and covenants of all material agreements and all material leases of real or personal property and shall keep them all in full force and effect until termination thereof in accordance with their respective terms. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property before the imposition of any penalty, as well as all lawful claims for labor, materials, supplies or other matters which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (a) the validity thereof is being contested diligently and in good faith by appropriate proceedings and the enforcement thereof is stayed, pending the outcome of such proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP with respect thereto, and (c) such contest will not endanger the Lien of the Administrative Agent or the Banks in any of the Borrower's or such Subsidiary's assets.

         7.5 Financial Statements and Reports. The Borrower shall, and shall cause each of its Subsidiaries to, maintain true and complete books and records of account in accordance with GAAP. The Borrower shall furnish to the Administrative Agent, for delivery to the Banks, the following financial statements and projections at the following times:

                  (a) As soon as available, but in no event later than ninety days after the end of each fiscal year of the Borrower, the Borrower shall furnish (i) audited consolidated financial statements, including audited consolidated balance sheets and income and expense statements, of the Borrower and its Subsidiaries as of the close of such fiscal year reflecting the results of their operations during such fiscal year, and a consolidated statement of cash flows for such fiscal year, together with such additional statements, schedules and footnotes as are customary in a complete accountant's report; such financial statements shall be certified by independent certified public accountants selected by the Borrower and acceptable to the Administrative Agent, and the opinion of such accountants shall be unqualified; and (ii) a statement signed by such accountants to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes an Event of Default or Possible Default or, if they have such knowledge, specifying the nature and period of existence thereof; provided, however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

                  (b) As soon as available, but in no event later than forty-five days after the end of each fiscal quarter of the Borrower (or, in the case of the last quarter of the Borrower's fiscal year, sixty days after the end of such quarter), the Borrower shall furnish unaudited consolidated and consolidating financial statements, including consolidated and consolidating balance sheets and income and expense statements, of the Borrower and its Subsidiaries as of the end of such period reflecting the results of their operations during such period and for the then elapsed portion of the fiscal year, and a consolidated statement of cash flows for the portion of the fiscal year ended with the last day of such quarter; all such financial statements shall be in form and detail satisfactory to the Administrative Agent, and shall be certified as to accuracy and completeness by a financial officer of the Borrower;

                  (c) As soon as available, but in no event later than forty-five days after the end of each month (or, in the case of the last month of the Borrower's fiscal year, sixty days after the end of such month), the Borrower shall furnish unaudited statements of income and expense for each Station, which shall contain a comparison with the budget or projections for such period and a comparison to the comparable period for the prior year, and which shall be certified by a financial officer of the Borrower; such financial statements for the twelfth month of each fiscal year may be preliminary statements;

                  (d) The financial statements required under (a) and (b) above shall be accompanied by a compliance certificate in the form attached hereto as Exhibit K of a financial officer of the Borrower (i) setting forth the computations showing compliance with the financial covenants set forth in
Section 8 below, and (ii) certifying that no Possible Default or Event of Default has occurred, or if any Possible Default or Event of Default has occurred, stating the nature thereof and the actions the Borrower intends to take in connection therewith;

                  (e) The Borrower shall furnish (i) no later than thirty days after the commencement of each fiscal year, an annual operating budget or fiscal projections for such fiscal year, and (ii) promptly upon preparation thereof, any material revisions of such annual budget or fiscal projections;

                  (f) Promptly upon their becoming available, the Borrower shall furnish (i) copies of any periodic or special reports filed by the Borrower or any of its Subsidiaries with the FCC or any other federal, state or local governmental agency or authority if such reports indicate any material change in the ownership of the Borrower or such Subsidiary, or any materially adverse change in the business, operations, affairs or condition of the Borrower or such Subsidiary, and (ii) copies of any material notices and other material communications from the FCC or any other federal, state or local governmental agency or authority which specifically relate to the Borrower, any of its Subsidiaries, any Station or any material License, and the substance of which relates to a matter that could reasonably be expected to have a Material Adverse Effect;

                  (g) The Borrower shall furnish (i) upon request, promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by the Borrower or any member of the Controlled Group for each plan year, including (A) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Administrative Agent, and (B) if prepared by or available to the Borrower, an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Administrative Agent; and (ii) promptly after receipt thereof, a copy of any notice the Borrower or a member of the Controlled Group may receive from the Department of Labor or the Internal Revenue Service with respect to any Plan (other than notices of general application) which could result in a material liability to the Borrower; the Borrower will promptly notify the Banks of any material taxes assessed, proposed to be assessed or which the Borrower has reason to believe may be assessed against the Borrower or any member of the Controlled Group by the Internal Revenue Service with respect to any Plan or Benefit Arrangement; and

                  (h) Upon the Administrative Agent's written request, such other information about the financial condition, properties and operations of the Borrower or any of its Subsidiaries as any Bank may from time to time reasonably request.

         7.6 Notices. The Borrower shall give the Administrative Agent, for distribution to the Banks, notice (a) within five days after its receipt of notice thereof, of any action, suit, investigation or proceeding by or against the Borrower or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, including, without limitation, any material admonition, censure or adverse citation or order by the FCC or any other governmental authority or regulatory agency, (b) within three days after its receipt of notice thereof, (i) of any action or event constituting an event of default or violation of the Subordinated

Purchase Agreement, or any License, Operating Agreement or other material contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any such Subsidiary is bound, and (ii) of any competing application, petition to deny or other opposition to any license renewal application filed by the Borrower or any of its Subsidiaries with the FCC, if such event of default, violation or other matter could reasonably be expected to have a Material Adverse Effect, (c) within three days after its receipt of notice thereof, of the occurrence of any Possible Default or Event of Default and the actions the Borrower intends to take in connection therewith, (d) within five days after its receipt of notice thereof, of any cancellation of or any material amendment to any of the insurance policies maintained in accordance with the requirements of this Agreement, except for cancellations and amendments that occur in the ordinary course of business, (e) promptly after the occurrence thereof, of any material, adverse change in the business or financial condition of the Borrower or any of its Subsidiaries, and (f) promptly after the occurrence thereof, of any material strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting the Borrower or any of its Subsidiaries.

         7.7 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain and preserve its towers, machinery, equipment, motor vehicles, fixtures and other property in good working order, condition and repair, normal wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any governmental authority or agency (including, without limitation, the FCC, the Federal Aviation Administration or any other Licensing Authority) or policy of insurance, except for such property which, in the judgment of the Borrower, is no longer necessary to the business of the Borrower or any of its Subsidiaries.

         7.8 Information and Inspection. The Borrower shall furnish to the Administrative Agent and the Banks from time to time, promptly upon request, information reasonably requested by the Administrative Agent or any Bank pertaining to any covenant, provision or condition hereof, or to any matter connected with the books, records, operations, financial condition, properties, activities or business of the Borrower or of any of its

Subsidiaries. At all reasonable times, the Borrower shall permit any authorized representative designated by any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and their books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrower's and its Subsidiaries' affairs, finances and accounts with the management of the Borrower and its Subsidiaries and with the Borrower's independent accountants.

         7.9 Maintenance of Liens. The Borrower shall do all things necessary or requested by the Administrative Agent to preserve and perfect the Liens of the Administrative Agent, for the benefit of the Banks, arising pursuant hereto and pursuant to the Collateral Documents as first Liens, except for Permitted Liens, and to insure that the Administrative Agent, for the benefit of the Banks, has a Lien on substantially all of the personal property of the Borrower and its Subsidiaries. If the Borrower issues any capital stock prior to the termination of the Borrower Pledge Agreement pursuant to Section 8.10(c), it shall cause the holder of such stock to pledge such stock to the Administrative Agent, for the benefit of the Banks, as security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent. If the Borrower or any of its Subsidiaries enters into a new Operating Agreement or other material contract which prohibits the assignment thereof or the granting of a security interest therein without the consent of the other party, the Borrower shall use its best efforts to obtain the written consent of such other party to the grant to the Administrative Agent, for the benefit of the Banks, of a security interest therein pursuant to the Security Agreements; provided, however, that the Borrower shall not be obligated to accept any material adverse change in any such agreement or contract or expend a material amount in attempting to obtain such consent.

         7.10 Title To Property. The Borrower shall, and shall cause each of its Subsidiaries to, own and hold title to all of its assets in its own name and not in the name of any nominee.

         7.11     Environmental Compliance and Indemnity.

                  (a) The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with any and all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower or any of its Subsidiaries owns or operates a facility or site, arranges for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts for transport any Hazardous Materials, solid wastes or other wastes or holds any interest in real property or otherwise. Neither the Borrower nor any of its Subsidiaries shall cause or allow the Release of Hazardous Materials, solid waste or other wastes on, under or to any real property in which the Borrower or such Subsidiary holds any interest or performs any of its operations, in material violation of any Environmental Law. The Borrower shall notify the Banks promptly after its receipt of notice thereof, of any Environmental Claim which the Borrower receives involving any potential or actual material liability of the Borrower or any of its Subsidiaries arising in connection with any noncompliance with or violation of the requirements of any Environmental Law or a material Release or threatened Release of any Hazardous Materials, solid waste or other waste into the environment. The Borrower shall promptly notify the Banks (i) of any material Release of Hazardous Material on, under or from the real property in which the Borrower or any of its Subsidiaries holds or has held an interest, upon the Borrower's learning thereof by receipt of notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of such Release or that the Borrower or such Subsidiary has been identified as potentially responsible for, or is subject to investigation by any governmental authority relating to, such Release, and (ii) of the commencement or threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws.

                  (b) If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, the Borrower or any of its Subsidiaries or related to any real property owned, leased or operated by the Borrower or any of its Subsidiaries or real property adjacent to such real property, which violation or liability could reasonably be expected to have a Material Adverse Effect, then the Borrower shall, upon request from the Administrative Agent, provide the Administrative Agent with such reports, certificates, engineering studies or other written material or data as the Administrative Agent may require so as to satisfy the Administrative Agent that the Borrower or such Subsidiary is in material compliance with all applicable Environmental Laws.

                  (c) The Borrower shall defend, indemnify and hold the Agents and the Banks, and their respective officers, directors, shareholders, employees, agents, affiliates, successors and assigns harmless from and against all costs, expenses, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever incurred by them (including reasonable attorneys fees) arising out of, resulting from or relating to (i) the noncompliance of the Borrower, any of its Subsidiaries or any property owned or leased by the Borrower or any of its Subsidiaries with any Environmental Law, or (ii) any investigatory or remedial action involving the Borrower, any of its Subsidiaries or any property owned or leased by the Borrower or any of its Subsidiaries and required by Environmental Laws or by order of any governmental authority having jurisdiction under any Environmental Laws, or (iii) any injury to any person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the environmental warranties or covenants contained in this Agreement or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement to cease to be true, or (iv) the existence, treatment, storage, Release, generation, transportation, removal, manufacture or other handling of any Hazardous Material on or affecting any property owned or leased by the Borrower or any of its Subsidiaries, or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by the Borrower or any of its Subsidiaries; provided, however, that the foregoing indemnity shall not apply to any such costs, expenses, claims, demands, damages, penalties or liabilities that are determined in a final non-appealable order of a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of the indemnified person.

         7.12 Rate Hedging Obligations. The Borrower shall within forty-five days after the Closing enter into, and shall at all times thereafter maintain in full force and effect, agreements having an initial term of at least three years and in form and substance reasonably satisfactory to the Administrative Agent regarding Rate Hedging Obligations so that the sum of the notional amount subject to such agreements plus the outstanding principal amount of Indebtedness of the Borrower which bears interest at a fixed rate equals at all times at least 50% of the principal amount of Total Debt then outstanding.

         7.13 FCC Consents. The Borrower acknowledges that certain transactions contemplated by this Agreement or the Collateral Documents, and certain actions which may be taken by the Administrative Agent or the Banks in the exercise of their rights under this Agreement or the Collateral Documents, may require the consent of the FCC. If counsel to the Administrative Agent determines that the consent of the FCC is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Administrative Agent or the Banks in connection therewith or as a result of any action which may be taken pursuant thereto, then the Borrower, at its sole cost and expense, shall use its best efforts, and shall cause its Subsidiaries to use their best efforts, to secure such consent and to cooperate with the Administrative Agent and the Banks in any action commenced by the Administrative Agent or the Banks to secure such consent. The Borrower shall not take any action, and shall not permit any of its Subsidiaries to take any action, which interferes with the exercise or completion of any such action taken by the Administrative Agent or the Banks. The Borrower further consents to the transfer of control or assignment of Licenses to a receiver or trustee or similar official or to any purchaser of the collateral securing the Loans pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Administrative Agent or the Banks as permitted by applicable law upon the occurrence of an Event of Default.

         7.14 Subordinated Purchase Agreement. The Borrower shall deliver to the Administrative Agent no later than October 31, 2003, a plan satisfactory to the Banks holding at least 66 2/3% of the Commitment, including the Agents, setting forth the method by which the Borrower intends either to raise funds sufficient to pay in full the Indebtedness outstanding under the Subordinated Purchase Agreement on its scheduled payment date or to restructure such Indebtedness so that its scheduled payment date is no earlier than six months after the Termination Date. Such plan shall be consistent with the terms and conditions of this Agreement. Such plan shall set forth the time periods within which the Borrower will have accomplished the various steps necessary to implement its plan, such as (a) the obtaining of a commitment from the Subordinated Lender to restructure such Indebtedness to have a final maturity no earlier than six months after the Termination Date or (b) receiving an executed subscription agreement pursuant to which a potential new stockholder agrees to purchase new shares of the Borrower or (c) receiving an executed contribution agreement pursuant to which an existing shareholder agrees to contribute to the capital of the Borrower. Thereafter, the Borrower shall perform in accordance with the time limits set forth in such plan, so that on the scheduled payment date, the Borrower will either have funds sufficient to pay such Indebtedness in full or will have restructured such Indebtedness in a manner acceptable to the Banks holding at least 66 2/3% of the Commitment, including the Agents.

SECTION 8                  NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower agrees with the Banks that so long as this Agreement shall remain in effect or any of the Obligations shall remain unpaid or to be performed, or any Letter of Credit remains outstanding, the Borrower shall not, directly or indirectly, take any of the actions set out in this Section 8 nor permit any of the conditions set out herein to occur.

         8.1 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Indebtedness, except:

                  (a)      the Obligations;

                  (b) Indebtedness permitted under Sections 8.4, 8.5 or 8.6 hereof and any other Indebtedness secured by a Permitted Lien;

                  (c) unsecured trade accounts payable and other unsecured current Indebtedness incurred in the ordinary course of business (but excluding any Indebtedness for borrowed money);

                  (d) Indebtedness for taxes, assessments, governmental charges, liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions of
Section 7.4;

                  (e) Indebtedness incurred in respect of Rate Hedging Obligations required pursuant to Section 7.12;

                  (f) Indebtedness of the Borrower owing to the Subordinated Lender incurred pursuant to the terms of the Subordinated Purchase Agreement as in effect on the date hereof;

                  (g) Subordinated Debt of the Borrower so long as (i) no principal is payable on such Indebtedness prior to the date that is at least six months after the Termination Date, (ii) the aggregate principal amount of all Indebtedness incurred pursuant to this clause 8.1(g) does not exceed at any time $150,000,000, (iii) the terms and conditions of all agreements, documents and instruments evidencing or governing such Indebtedness, including the terms and conditions of subordination, shall be satisfactory to the Required Banks, (iv) the Borrower shall have delivered to the Administrative Agent and the Banks revised projections for the period from the incurrence of such Indebtedness through the Termination Date which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall demonstrate the Borrower's ability to comply with the financial covenants contained in Section 8, and the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to the incurrence of such Indebtedness, (v) no Possible Default or Event of Default exists at the time of incurrence of such Indebtedness or would exist after giving effect thereto, and (vi) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to the incurrence of such Indebtedness;

                  (h) Indebtedness arising under the Sinclair Letter of Credit; and

                  (i)      existing Indebtedness listed on Exhibit F.

         8.2 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than Permitted Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Collateral Document, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring any Lien on any of its assets, other than (a) leases and agreements regarding purchase money Indebtedness permitted pursuant to Section 8.4 (so long as such prohibition only relates to the asset which is subject to such lease or which secure such Indebtedness), (b) provisions in agreements which prohibit the assignment of such agreements and (c) restrictions on the creation of Liens contained in the Subordinated Purchase Agreement as in effect as of the date hereof.

         8.3 Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, become a Guarantor for any Person, except with respect to (a) endorsements of negotiable instruments for collection in the ordinary course of business, (b) the Guaranty, and (c) contingent obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $1,000,000 in aggregate liability.

         8.4 Rental and Conditional Sale Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist, with respect to any personal property, any conditional sale obligation, any purchase money obligation, any rental obligation, any purchase money security interest or any other arrangement for the use of personal property of any other Person, which in any such case has an unexpired term of not less than one year, other than an arrangement constituting a Capitalized Lease Obligation, if the aggregate amount payable by the Borrower and its Subsidiaries pursuant to all such arrangements in any fiscal year would exceed the sum of $1,000,000 plus the amount of any such obligations incurred pursuant to a Permitted Acquisition.

         8.5 Real Property Interests. The Borrower shall not, and shall not permit any of its Subsidiaries to, be obligated under, enter into, assume or permit to exist any lease or rental obligation for real property (other than any lease or rental obligation where the Borrower receives rent from sublessees in an amount in excess of the rents payable by the Borrower to the lessor) which has an unexpired term of not less than one year, if the aggregate amount payable in respect of all such arrangements by the Borrower and its Subsidiaries in any fiscal year would exceed the sum of $4,500,000 plus the amount of any such obligations incurred pursuant to a Permitted Acquisition.

         8.6 Capitalized Lease Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist Capitalized Lease Obligations if the aggregate amount payable by the Borrower and its Subsidiaries in respect of all such Capitalized Lease Obligations in any fiscal year would exceed the sum of $2,000,000 plus the amount of any such obligations incurred pursuant to a Permitted Acquisition.

         8.7 Capital Expenditures. The Borrower and its Subsidiaries shall not make Project Capital Expenditures (i) in fiscal year 1998 which exceed in the aggregate $8,000,000, or (ii) in any fiscal year thereafter which exceed in the aggregate $5,000,000 (the amount permitted in any year pursuant to this sentence being referred to as the "Base Amount" for such year). If the Base Amount for any year exceeds the aggregate amount of Project Capital Expenditures actually made by the Borrower and its Subsidiaries in such year (such excess being referred to as the "Excess Amount"), then the Borrower and its Subsidiaries may make Project Capital Expenditures in the immediately succeeding year (but not in any year thereafter) in excess of the Base Amount for such succeeding year in an amount not to exceed the Excess Amount for the prior year.

         8.8 Notes, Accounts Receivable and Claims. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, discount or otherwise dispose of any note, account receivable or other right to receive payment, with or without recourse, except for collection in the ordinary course of business; or fail to timely assert any claim, cause of action or contract right which it possesses against any third party or agree to settle or compromise any such claim, cause of action or contract right except in any case in the exercise of good business judgment and except for settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business.

         8.9  Capital Distributions; Restrictions on Payments to Stockholders.

              (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, make, or declare or incur any liability to make, any Capital Distribution, except that:

                  (i) any Subsidiary of the Borrower may make Capital Distributions to the Borrower or to a wholly owned Subsidiary of the Borrower;

                  (ii) so long as the Borrower has not ceased to be treated as an "S corporation" under the Code, the Borrower may make Distributions to pay Tax Liabilities for the then current or immediately previous tax year of the Borrower (or any prior year that the Borrower was an "S corporation" if such Distribution is a result of an Internal Revenue Service audit adjustment) so long as: (A) prior to each such distribution, a financial officer of the Borrower has provided the Administrative Agent with a certificate in form and substance reasonably satisfactory to the Administrative Agent stating the amount of each Tax Liability for which a distribution is to be made (which certificate will also explain in reasonable detail the basis for and method of calculating the Tax Liability); (B) such distribution has been specifically approved by a written resolution of the Board of Directors of the Borrower; (C) no Possible Default or Event of Default arising under Section 9.1 exists at the time of making such distribution or would exist after giving effect thereto; and (D) such distributions shall not be made more frequently than four times in any four quarter period for state income taxes or more than five times in any four quarter period for federal income taxes;

                  (iii) the Borrower may make Capital Distributions to its stockholders in any fiscal year in an aggregate amount which does not exceed $305,000 for such fiscal year, multiplied each year on the anniversary hereof by the percentage increase, if any, in the U.S. Department of Labor, Bureau of Labor Statistics Consumer Price Index (the "CPI") (if the CPI ceases to exist or is substantially changed, the Administrative Agent shall substitute a similar index), so long as: (A) the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such distribution; (B) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; (C) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer of the Borrower using the most recently available quarterly financial statements in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such distribution; and (D) such distributions shall not be made more frequently than once per year; and

                  (iv) the Borrower may make Capital Distributions to its stockholders in any fiscal year, so long as:

                        (A) the Leverage Ratio is less than 5.0 to 1.0 as of the end of the most recently ended fiscal year of the Borrower (as determined by the annual financial statements provided pursuant to Section 7.5(a)) and as of the date of any such distribution and after giving effect thereto;

                        (B) such distributions shall not exceed an amount equal to the Excess Cash Flow as of the end of the immediately preceding year;

                        (C) the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such distribution;

                        (D) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto;

                        (E) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such distribution; and

                        (F) such distributions shall only be made once per year within the sixty day period commencing with the date on which the Administrative Agent receives the Borrower's annual financial statements for the fiscal year most recently ended prior to such distribution.

              (b) The Borrower shall not permit any of its Subsidiaries to agree to or to be subject to any restriction on its ability to make Capital Distributions or loans or other asset transfers to its stockholders other than restrictions imposed by applicable law and the restrictions set forth in this Section.

         8.10 Disposal of Property; Mergers; Acquisitions; Reorganizations.

              (a) Except as provided in paragraphs (b) and (c) below, the Borrower shall not, and shall not permit any of its Subsidiaries to, (i) dissolve or liquidate; (ii) sell, lease, transfer or otherwise dispose of any material portion of its properties and assets to any Person, except for (A) the disposition of assets in the ordinary course of business in an aggregate amount not to exceed $2,000,000 in any transaction or related series of transactions,
(B) the disposition of any asset which, in the good faith exercise of its business judgment, the Borrower determines is no longer useful in the conduct of its or its Subsidiaries' business, and (C) the exchange of a Station in connection with a Permitted Acquisition, subject to the satisfaction of the provisions of Section 2.6(b)(iii); (iii) be a party to any consolidation, merger, recapitalization or other form of reorganization; (iv) make any acquisition of all or substantially all the assets of any Person, or of a business division or line of business of any Person, or of any other assets constituting a going business; (v) create, acquire or hold any Subsidiary (other than the License Partnership), or (vi) be or become a party to any joint venture or other partnership except as set forth on Exhibit L attached hereto.

              (b) The Borrower may make the acquisitions contemplated in the Acquisition Agreements subject to its compliance with clauses (iv), (v), (vi),
(vii) and (viii) below. In addition, the Borrower may make acquisitions of substantially all of the assets of any radio station or tower site or of all of the capital stock or other equity interests of a Person which owns a radio station or tower site, subject to the satisfaction of the following conditions (the acquisitions pursuant to the Acquisition Agreements and any other acquisition which satisfies all of the following conditions being referred to hereinafter as a "Permitted Acquisition"):

                  (i) such radio station or tower site shall be located in a market in which the Borrower or a wholly owned Subsidiary of the Borrower owns a Station or in one of the 75 largest Metro Survey Areas, as determined by The Arbitron Company;

                  (ii) the Borrower shall have given to the Administrative Agent notice of such acquisition at least five days prior to executing any binding commitment with respect thereto, which notice shall state the additional amounts, if any, by which the Borrower proposes to increase the dollar limitations set forth in Sections 8.4, 8.5 and 8.6; and the Agents and the Required Banks shall have received evidence satisfactory to them that the structure of the transaction shall satisfy all material, applicable legal and regulatory requirements relating to such acquisition;

                  (iii) the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such acquisition and that no Event of Default or Possible Default then exists or would exist after giving effect to such acquisition, and the Borrower shall have delivered to the Administrative Agent within ten days prior to the consummation of such acquisition an acquisition report signed by an executive officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain (A) calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such acquisition, and (B) projections for the Borrower for a five year period after the closing of such acquisition giving effect to the acquisition and including a statement of sources and uses of funds for such acquisition showing, among other things, the source of financing for the acquisition;

                  (iv) all FCC Licenses acquired in connection with such acquisition shall be transferred immediately upon consummation of such acquisition to the License Partnership or to a direct wholly owned Subsidiary of the Borrower which shall have no other assets or liabilities;

                  (v) the Borrower shall have delivered to the Administrative Agent UCC, judgment and tax lien searches for each relevant jurisdiction and shall have taken any actions as may be necessary or reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Banks, perfected Liens in all personal property acquired by the Borrower or any of its Subsidiaries in such acquisition pursuant to the Collateral Documents, subject to no prior Liens except Permitted Liens;

                  (vi) if the Borrower acquires a Subsidiary or creates a Subsidiary (including a License Subsidiary) pursuant to or in connection with such acquisition,

                        (A) such Subsidiary shall be directly wholly owned by the Borrower;

                        (B) the Borrower shall pledge to the Administrative Agent, for the benefit of the Banks, all of the stock or other securities or equity interests of such acquired or created Subsidiary pursuant to documentation in form and substance satisfactory to the Administrative Agent; and

                        (C) such acquired or created Subsidiary shall execute and deliver to the Administrative Agent, for the benefit of the Banks, a guaranty of all of the Obligations of the Borrower, in form and substance satisfactory to the Administrative Agent, and shall grant to the Administrative Agent, for the benefit of the Banks, a first priority, perfected lien or security interest in substantially all of its personal property subject to no prior Liens except for Permitted Liens, pursuant to documentation in form and substance satisfactory to the Administrative Agent;

                  (vii) the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent to the effect that all approvals, consents or authorizations required in connection with such acquisition (including the formation of any License Subsidiary and the transfer of FCC Licenses to such Subsidiary) from any Licensing Authority or other governmental authority shall have been obtained and, except as expressly permitted by the Administrative Agent, that any consent of the FCC shall have become a Final Order, and such opinions as the Administrative Agent may reasonably request as to the Liens granted to the Administrative Agent, for the benefit of the Banks, as required pursuant to this Section, as to any required regulatory approvals for such acquisition and as to such other matters as the Administrative Agent may reasonably request; and

                  (viii) if the Borrower has consummated the reorganization contemplated by Section 8.10(c), the Borrower shall cause such acquisition to be consummated by a Subsidiary and not by it.

              (c) As of the date of this Agreement, all of the assets of each Station, other than the FCC Licenses, are owned by the Borrower, and all of the FCC Licenses of the Stations are owned by the License Partnership. The Borrower desires to create new Subsidiaries and contribute all of its operating assets relating to the Stations and all of the FCC Licenses held by the License Partnership to such Subsidiaries. The Borrower shall have the right to so reorganize subject to the satisfaction of all of the following conditions:

                  (i) each new Subsidiary shall be directly and wholly owned by the Borrower;

                  (ii) all of the FCC Licenses of the Stations shall be transferred to one or more of such newly created Subsidiaries which shall have no other assets or liabilities, and upon such transfer, the License Partnership shall be dissolved and liquidated;

                  (iii) the Borrower shall pledge to the Administrative Agent, for the benefit of the Banks, all of the stock or other securities or equity interests of such acquired or created Subsidiaries pursuant to documentation in form and substance satisfactory to the Administrative Agent; and

                  (iv) such acquired or created Subsidiaries shall execute and deliver to the Administrative Agent, for the benefit of the Banks, a guaranty of all of the Obligations of the Borrower, in form and substance satisfactory to the Administrative Agent, and shall grant to the Administrative

Agent, for the benefit of the Banks, a first priority, perfected lien or security interest in substantially all of their personal property subject to no prior Liens except for Permitted Liens, pursuant to documentation in form and substance satisfactory to the Administrative Agent; and

                  (v) the Borrower and its Subsidiaries shall take such other actions as the Administrative Agent may reasonably request in connection with such reorganization.

Upon completion of such reorganization, so long as all operating assets and Licenses relating to all of the Stations have been contributed to such newly created Subsidiaries, the Administrative Agent shall terminate the Borrower Pledge Agreement and release the stock certificates held by it pursuant to that agreement.

         8.11 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or otherwise acquire, hold or invest in any stock or other securities or evidences of indebtedness of, or any interest or investment in, or make or permit to exist any loans or advances to, any other Person, except:

              (a) direct obligations of the United States Government maturing within one year;

              (b) certificates of deposit of a member bank of the Federal Reserve System having capital, surplus and undivided profits in excess of $2,000,000,000;

              (c) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation;

              (d) money market funds;

              (e) securities received pursuant to a plan of reorganization adopted in an insolvency proceeding or otherwise in immaterial amounts in exchange for accounts receivable of the entity which is the subject of such insolvency proceeding generated in the ordinary course of the Borrower's or any of its Subsidiaries' business;

              (f) investments in the License Partnership and in Subsidiaries created pursuant to Section 8.10(b) and (c); and

              (g) investments having an aggregate cost for all investments made pursuant to this clause (g) of not to exceed $4,000,000, so long as: (i) no Event of Default or Possible Default exists as of the date of making any such investment or would exist after giving effect thereto, (ii) the Borrower shall have given notice to the Administrative Agent of each such investment at least fifteen days prior to making such investment, (iii) each such investment shall be structured so that it is non-recourse to the Borrower and its Subsidiaries and that neither the Borrower nor any of its Subsidiaries shall have any liability or obligation, contingent or otherwise, in respect of such investment, and (iv) each such investment shall be pledged to the Administrative Agent for the benefit of the Banks pursuant to documentation in form and substance satisfactory to the Administrative Agent as security for the Obligations.

         8.12 Amendment of Governing Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, modify or supplement its Certificate or Articles of Incorporation, By-Laws, Certificate of Limited Partnership, partnership agreement or other organizational or governing documents or any shareholders or security holders agreement, unless required by law, in any manner that is adverse to the interests of the Banks (as may be reasonably determined by the Banks).

         8.13 Financial Covenants.

              (a) Total Leverage Ratio. The Borrower shall not permit the Leverage Ratio at any time during any period listed in Column A below to be greater than the ratio set forth in Column B below opposite such period:

Column A                               Column B
--------                               --------

Period:                                Permitted Ratio:
-------                                ----------------

Closing through March 31,              7.0:1.0
1999:

April 1, 1999, through March           6.5:1.0
31, 2000:

April 1, 2000, through March           6.0:1.0
31, 2001:

April 1, 2001, through March           5.5:1.0
31, 2002:

April 1, 2002, through March           5.0:1.0
31, 2003:

April 1, 2003, through March           4.5:1.0
31, 2004:

April 1, 2004, and thereafter:         4.0:1.0

              (b) Senior Leverage Ratio. The Borrower shall not permit the ratio of the outstanding principal amount of the Loans as of any date in any period listed in Column A below to Operating Cash Flow for the four quarter period then ended or then most recently ended (i) to be greater than the ratio set forth in Column B below opposite such period if at such time the Borrower has Subordinated Debt outstanding, or (ii) to be greater than the ratio set forth in Column C below opposite such period if at such time the Borrower has no Subordinated Debt outstanding:

Column A                Column B                 Column C
--------                --------                 --------

Period:                 Permitted Ratio if       Permitted Ratio if
                        Subordinated Debt:       No Subordinated
                                                 Debt:
-------                 ------------------       ------------------


Closing through         6.0:1.0                  6.5:1.0
March 31, 1999:

April 1, 1999,          5.5:1.0                  6.0:1.0
through March 31,
2000:

April 1, 2000,          5.0:1.0                  5.5:1.0
through March 31,
2001:

April 1, 2001,          4.5:1.0                  5.0:1.0
through March 31,
2002:

April 1, 2002,          4.0:1.0                  4.5:1.0
through March 31,
2003:

April 1, 2003,          3.5:1.0                  4.0:1.0
through March 31,
2004:

April 1, 2004, and      3.0:1.0                  3.5:1.0
thereafter:


              (c) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than
1.05 to 1.00.

              (d) Operating Cash Flow to Interest Expense. The Borrower shall not permit the ratio of Operating Cash Flow for any four quarter period to Interest Expense for such four quarter period (the "Interest Coverage Ratio) to be less than 2.0 to 1.0. The Borrower shall not permit the Interest Coverage Ratio calculated on a pro forma basis as of the date of consummation of any Permitted Acquisition for the four quarter period then ended or most recently ended as if such acquisition had occurred on the first day of such four quarter period to be less than 1.75 to 1.00.

              (e) Broadcast Cash Flow Concentration. The Borrower shall not permit the Broadcast Cash Flow attributable to the Stations in any one market for any four quarter period to exceed 60% of the total Broadcast Cash Flow for such period.

         8.14 Management Agreements and Fees.

              (a) Except for agreements permitted pursuant to Section 8.14(b), the Borrower shall not, and shall not permit any of its Subsidiaries to, make or enter into, or pay any management fees pursuant to, any so-called management or service agreement or joint operating agreement whereby management, supervision or control of its business, or any significant aspect thereof, shall be delegated to or placed in any Person other than the Borrower, an employee of the Borrower or any Subsidiary. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or enter into, or receive any management fees pursuant to, any so-called management or service agreement or joint operating agreement whereby management, supervision or control of the business of any other Person (other than a Subsidiary of the Borrower), or any significant aspect thereof, shall be delegated to or placed in the Borrower or any of its Subsidiaries.

              (b) Without the prior written consent of the Administrative Agent, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, or otherwise be obligated under any local marketing agreement (other than with respect to Stations being acquired pursuant to Permitted Acquisitions), time brokerage agreement, program service agreement, joint sales agreement, facilities leasing agreement or similar arrangement; provided, however, that the Borrower may enter into any such arrangements with respect to any AM Station owned by it upon written notice to the Administrative Agent.

         8.15 Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year.

         8.16 ERISA. Neither the Borrower nor any member of the Controlled Group shall fail to make any contributions which are required pursuant to the terms of any Plan or any Benefit Arrangement. Neither the Borrower nor any member of the Controlled Group shall contribute to or agree to contribute to any Plan which is
(a) subject to the minimum funding requirements under ERISA Section 302 or Code
Section 412; (b) a multiemployer plan (as defined in ERISA Section 4001(a)(3));
(c) a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)); (d) a multiple employer plan (as defined in ERISA Section 4063); or (e) a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

         8.17 Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or agreement with any Affiliate of the Borrower or pay any compensation or salary to any such Person unless such transaction or agreement is in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and the terms of such transaction or agreement are not substantially less favorable to the Borrower or such

Subsidiary than could be obtained in an arms-length transaction with an unaffiliated third party or unless the amount paid to such person is not substantially in excess of the fair value of the services rendered by such person.

         8.18 Change of Name, Identity or Structure. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its name, identity or corporate or partnership structure without thirty days prior written notice to the Administrative Agent.

         8.19 Amendments or Waivers. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, alter or modify, or consent to or suffer any amendment, alteration or modification of, the Subordinated Purchase Agreement or any notes or other documents or agreements issued or entered into pursuant to the Subordinated Purchase Agreement, or any Acquisition Agreement, License, Operating Agreement or other material contract to which the Borrower or such Subsidiary is a party without the prior written consent of all of the Banks if such amendment, alteration or modification imposes any significantly more onerous term or condition on the Borrower than is contained in such agreement, note, document, License or contract as of the date hereof or is otherwise materially adverse to the Banks, or without the prior written consent of the Required Banks if such amendment, alteration or modification does not impose any more onerous term or condition on the Borrower than is contained in such agreement, note, document, License or contract as of the date hereof and is not otherwise materially adverse to the Borrower or the Banks, in either case as reasonably determined by the Administrative Agent.

         8.20 Issuance or Transfer of Capital Stock. The Borrower shall not permit any of its Subsidiaries to sell or issue any capital stock, partnership interests or other equity interests or any warrants, options or other securities convertible into or exercisable for any capital stock, partnership interests or other equity interests, and the Borrower shall not permit any of its Subsidiaries to permit the transfer of any capital stock, partnership interests or other such equity interests.

         8.21 Change in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, change the nature of its business in any material respect. Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the ownership and operation of radio stations and other activities incidental or related thereto.

         8.22 Regulation U. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulations G, T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

         8.23 License Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary (other than a License Subsidiary) to, hold any FCC Licenses, but rather shall cause all FCC Licenses relating to the Stations to be issued to and held by a License Subsidiary. The Borrower shall not permit the License Partnership or any other License Subsidiary to (a) incur, create, assume or permit to exist any Indebtedness other than pursuant to the Guaranty and the other Collateral Documents, (b) incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets now owned or hereafter acquired by it except in favor of the Administrative Agent, for the benefit of the Banks, (c) make any Capital Expenditures, (d) acquire any assets other than the Licenses, (e) conduct any business, or (f) hire or engage any employees, except, in the case of the License Partnership, pursuant to the Management Agreement.

         8.24 Subordinated Debt. The Borrower shall not redeem, discharge, pay, prepay or defease all or any portion of the principal of any Subordinated Debt prior to the payment in full in cash of all Obligations. The Borrower shall not redeem, discharge, pay, prepay or defease all or any portion of the principal or interest of any Indebtedness owing to the Subordinated Lender, prior to the payment in full in cash of all Obligations, except that (a) the Borrower may issue Redemption Notes and Put Notes in the forms attached to the Subordinated Purchase Agreement in effect as of the date hereof and (b) the Borrower may issue shares of common stock to the Subordinated Lender pursuant to the terms of the Convertible Subordinated Notes in the forms attached to the Subordinated Purchase

Agreement in effect as of the date hereof so long as such shares of common stock are pledged to the Administrative Agent for the benefit of the Banks as security for the Obligations. The Borrower shall not, and shall not elect to, make any payment of principal on any Subordinated Debt, or any payment of principal or interest on any Indebtedness owing to the Subordinated Lender (including, without limitation, any payment of the Mandatory Redemption Obligations or the Put Obligation, as those terms are defined in the Subordinated Purchase Agreement), in cash. The Borrower shall not exercise any right of first offer or right of first refusal under Article X of the Subordinated Purchase Agreement. Except as expressly provided in a plan approved by the Banks pursuant to Section 7.14, the Borrower shall not take any action in violation of any of the provisions of Article XII of the Subordinated Purchase Agreement. The Borrower shall not, pursuant to clause (b) of the definition of the term "Senior Debt" in the Subordinated Purchase Agreement, designate any Indebtedness (other than the Obligations) as Senior Debt.

SECTION 9      EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events, whether voluntarily or involuntarily or by operation of law, shall constitute an Event of Default hereunder:

         9.1 Non-Payment. The Borrower shall fail to pay when due, whether by acceleration of maturity or otherwise, any installment of principal due hereunder or under any Note or shall fail to pay within three days of the date when due, whether by acceleration of maturity or otherwise, any installment of interest due hereunder or under any Note or any fee or other payment obligation in respect of the Obligations.

         9.2 Failure of Performance in Respect of Other Obligations. (a) The Borrower shall fail to observe, perform or be in compliance with any of the provisions of Section 8, Section 7.1, Section 7.3, Section 7.8 or the first sentence of Section 7.2; or (b) the Borrower, any of its Subsidiaries or any other party to a Collateral Document (other than the Administrative Agent or a Bank) shall fail to observe, perform or be in compliance with the terms of any Obligation, covenant or agreement (other than those referred to in Section 9.1, Section 8, Section 7.1, Section 7.3, Section 7.8 or the first sentence of
Section 7.2) to be observed, performed or complied with by the Borrower, any of its

Subsidiaries or such other party hereunder or under any Collateral Document and, provided that such failure is of a type which can be cured, such failure shall continue and not be cured for thirty days after: (i) written notice thereof from the Administrative Agent or a Bank; or (ii) the Administrative Agent or the Banks are notified thereof or should have been notified thereof pursuant to the provisions of Section 7.6 hereof, whichever is earlier.

         9.3 Breach of Warranty. Any financial statement, representation, warranty, statement or certificate made or furnished by the Borrower, any of its Subsidiaries or any other party to a Collateral Document (other than the Administrative Agent or a Bank) in or in connection with this Agreement or any Collateral Document, or as an inducement to the Administrative Agent or the Banks to enter into this Agreement and the Collateral Documents, including, without limitation, those in Section 5 above, shall have been false, incorrect or incomplete when made or deemed made in any material respect.

         9.4 Cross-Defaults. Any Change in Control or Event of Default, as those terms are defined in the Subordinated Purchase Agreement as in effect as of the date hereof, shall occur; or the Borrower or any of its Subsidiaries shall default in any payment due on any Total Debt in excess of $250,000 and such default shall continue for more than the period of grace, if any, applicable thereto; or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term of any evidence of such Total Debt or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein if such default causes, or permits the holder thereof to cause, the acceleration of such Total Debt.

         9.5 Assignment for Benefit of Creditors. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of its creditors, or shall admit its insolvency or shall fail to pay its debts generally as such debts become due.

         9.6 Bankruptcy. Any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, shall be filed by or against the Borrower or any of its Subsidiaries or any proceeding shall be commenced by or against the Borrower or any of its Subsidiaries with respect to relief under the provisions of any other applicable bankruptcy, insolvency or other similar law of the United States or any State providing for the reorganization, winding-up or liquidation of Persons or an arrangement, composition, extension or adjustment with creditors; provided, however, that no Event of Default shall be deemed to have occurred if any such involuntary petition or proceeding shall be discharged within sixty days of its filing or commencement.

         9.7 Appointment of Receiver; Liquidation. A receiver or trustee shall be appointed for the Borrower or any of its Subsidiaries or for any substantial part of its assets, and such receiver or trustee shall not be discharged within sixty days of his appointment; any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower or any of its Subsidiaries and such proceedings shall not be dismissed or discharged within sixty days of their commencement; or the Borrower or any of its Subsidiaries shall discontinue its business.

         9.8 Judgments. The Borrower or any of its Subsidiaries shall incur non-appealable final judgments for the payment of money aggregating at any one time in excess of $1,000,000 (to the extent not covered by insurance) and shall not discharge (or make adequate provision for the discharge of) the same within a period of thirty days unless, pending further proceedings, execution thereon has been effectively stayed; or a non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period in excess of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         9.9 Impairment of Collateral; Invalidation of any Loan Document. (i) A creditor of the Borrower or of any of its Subsidiaries shall obtain possession of any significant portion of the collateral for the Obligations by any means, including, without limitation, levy, distraint, replevin or self-help, or any creditor shall establish or obtain any right in such collateral which is equal or senior to a Lien of the Administrative Agent, for the benefit of the Banks, in such collateral; or (ii) any material damage to, or loss, theft or destruction of, any material collateral for the Loans shall occur, except to the extent such loss, damage or injury is covered by insurance; or (iii) subject to Section 8.10(c), the Administrative Agent, for the benefit of the Banks, shall cease to have a first priority perfected lien (except for Permitted Liens) in all of the issued and outstanding capital stock of the Borrower and each corporate Subsidiary of the Borrower, in all of the issued and outstanding partnership interests in the License Partnership held by the Borrower, in all of the issued and outstanding partnership interests or other equity interests in each other Subsidiary of the Borrower and in substantially all of the properties and assets of the Borrower and each Subsidiary; or (iv) any Lien granted or created or purported to be granted or created by this Agreement or any Collateral Document shall cease or fail to be perfected with respect to any significant portion of the collateral purported to be covered thereby; or (v) this Agreement, any Note or any Collateral Document ceases to be a legal, valid and binding agreement or obligation enforceable against any party thereto (including the Banks or the Administrative Agent) in accordance with its terms, or shall be terminated, invalidated, set aside or declared ineffective or inoperative and such cessation, termination, invalidity, set aside or declaration could reasonably be expected to have a Material Adverse Effect; or
(vi) the Borrower, any Subsidiary or any member of the Field Family shall contest or deny the validity or enforceability of any Collateral Document to which it is a party or any lien, security interest or obligation purported to be created thereby.

         9.10 Termination of License or Operating Agreement. The FCC or any other Licensing Authority shall (a) revoke, terminate, substantially and adversely modify or fail to renew any material License relating to a Station, or
(b) designate any material License for hearing or commence proceedings to suspend, revoke, terminate or substantially and adversely modify any such License and such proceedings shall not be dismissed or discharged within sixty days; or the Borrower or the License Partnership shall be required pursuant to a final non-appealable order to sell or otherwise dispose of any Station; or any Operating Agreement or any other agreement which is necessary to the operation of a Station shall be revoked or terminated or materially, adversely modified and not replaced by a substitute acceptable to the Required Banks within thirty days of such revocation, termination or modification.

         9.11 Change of Control. Joseph M. Field and his immediate family, including his wife, his children, the spouses of his children and his grandchildren, or trusts created for the benefit of any of the foregoing, shall cease to own collectively 51% of the voting capital stock of the Borrower; or a period of ninety days shall elapse during which neither Joseph M. Field nor David J. Field nor a successor executive having expertise and experience in the broadcasting industry comparable to that of Joseph M. Field or David J. Field shall be the President and Chief Executive Officer of the Borrower; or the Borrower shall cease to own a 99% general partnership interest in the License Partnership (unless all the Licenses held by the License Subsidiary have been transferred to a wholly owned Subsidiary of the Borrower pursuant to Section 8.10(c) hereof).

         9.12 Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of any substantial portion of the assets of the Borrower or any of its Subsidiaries pursuant to a final, non-appealable order unless such taking could not reasonably be expected to have a Material Adverse Effect.

         9.13 Cessation of Operations. The Borrower's on-the-air broadcast operations at any Station (other than a Station which has not, in the four quarter period most recently ended prior to the date of determination, contributed at least 5% to the Operating Cash Flow of the Borrower) shall be interrupted at any time for more than forty-eight hours, whether or not consecutive, during any period of five consecutive days, unless (a) the broadcasting operations of all or substantially all of the radio stations in the relevant market also are interrupted for a like period of time, or (b) the Borrower shall be receiving during such period of interruption insurance sufficient to assure that its per diem Operating Cash Flow during such period is a least equal to that which could reasonably have been expected during such period but for the interruption.

         9.14 Subordination. The Borrower, the Subordinated Lender or any other obligee of Subordinated Debt shall fail to comply with the subordination provisions of the Subordinated Purchase Agreement, any other agreement or instrument governing or evidencing such Subordinated Debt or any separate subordination agreement, and the Administrative Agent shall have determined that such failure to comply could reasonably be expected to have a material adverse effect on the Borrower or on its ability to perform its obligations hereunder or under the Collateral Documents or on the rights and remedies of the Administrative Agent and the Banks hereunder or under the Collateral Documents.

         9.15 Material Adverse Effect. Any event or circumstance shall occur or fail to occur or any action shall be taken or fail to be taken if the result of such occurrence or failure to occur or such action or failure to take action could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any of the Collateral Documents.

SECTION 10     REMEDIES.

         Notwithstanding any contrary provision or inference herein or elsewhere,

              10.1 Optional Defaults. If any Event of Default referred to in
Section 9.1 through and including Section 9.4 or Section 9.8 through and including Section 9.15 shall occur, the Issuing Bank shall not be required to issue any additional Letters of Credit, and the Administrative Agent, with the consent of the Required Banks, upon written notice to the Borrower, may

                   (a) terminate the Commitment and the credit hereby established and forthwith upon such election the obligations of the Banks to make any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit) immediately shall be terminated, and/or

                   (b) accelerate the maturity of the Loans and all other Obligations, whereupon all Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower, and/or

                   (c) demand the payment to the Issuing Bank of the aggregate stated amount of the outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

                   10.2 Automatic Defaults. If any Event of Default referred to in Sections 9.5-9.7 shall occur,

              (a) the Commitment and the credit hereby established shall automatically and forthwith terminate, and the Banks thereafter shall be under no obligation to grant any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit), and

              (b) the principal of and interest on the Notes, then outstanding, and all of the other Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower, and

              (c) the Issuing Bank shall not be required to issue any additional Letters of Credit, and the aggregate stated amount of the outstanding Letters of Credit shall be immediately payable by the Borrower to the Issuing Bank, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

         10.3 Performance by the Banks. If at any time the Borrower or any of its Subsidiaries fails or refuses to pay or perform any material obligation or duty to any third Person, except for payments which are the subject of bona fide disputes in the ordinary course of business, the Administrative Agent or the Banks may, in their sole discretion, but shall not be obligated to, pay or perform the same on behalf of the Borrower or such Subsidiary, and the Borrower shall promptly repay all amounts so paid, and all costs and expenses so incurred. This repayment obligation shall become one of the Obligations of the Borrower hereunder and shall bear interest at the Default Interest Rate.

         10.4 Other Remedies. Upon the occurrence of an Event of Default, the Administrative Agent and the Banks may exercise any other right, power or remedy as may be provided herein, in the Notes or in any other Collateral Document, or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Borrower for any amount due either before, during or after any proceedings for the enforcement of any security or any realization upon any security.

         10.5 Enforcement and Waiver by the Banks. The Administrative Agent and the Banks shall have the right at all times to enforce the provisions of this Agreement and all Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Administrative Agent or the Banks in refraining from so doing at any time, unless the Administrative Agent or the Banks shall have waived such enforcement in writing in respect of a particular instance. The failure of the Administrative Agent or the Banks at any time to enforce their rights under such provisions shall not be construed as having created a custom or course of dealing in any way contrary to the specific provisions of this Agreement or the Collateral Documents, or as having in any way modified or waived the same. All rights, powers and remedies of the Administrative Agent and the Banks are cumulative and concurrent and the exercise of one right, power or remedy shall not be deemed a waiver or release of any other right, power or remedy.

SECTION 11     THE AGENTS.

         11.1 Appointment. KCCI is hereby appointed documentation agent and administrative agent hereunder, and each of the Banks irrevocably authorizes KCCI to act as the documentation agent and administrative agent of such Bank. Bank of America National Trust and Savings Association is hereby appointed syndication agent hereunder, and each of the Banks irrevocably authorizes Bank of America National Trust and Savings Association to act as the syndication agent of such Bank. The Agents agree to act as such upon the express conditions contained in this Section 11. Neither the Administrative Agent nor the Syndication Agent shall have a fiduciary relationship in respect of any Bank by reason of this Agreement.

         11.2 Powers. The Administrative Agent shall have and may exercise such powers hereunder as are specifically delegated to it by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any implied duties or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Administrative Agent.

         11.3 General Immunity. Neither the Administrative Agent, nor the Syndication Agent nor any of their respective directors, officers, affiliates, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or wilful misconduct. Without limiting the foregoing, neither the Administrative Agent, nor the Syndication Agent nor any of their respective directors, officers, affiliates, agents or employees shall be responsible for, or have any duty to examine (a) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement, any Collateral Document, or any other document or instrument furnished pursuant to or in connection with this Agreement or any Collateral Document, (b) the collectibility of any amounts owed by the Borrower or any of its Subsidiaries,
(c) any recitals, statements, reports, representations or warranties made in connection with this Agreement or any Collateral Document, (d) the performance or satisfaction by the Borrower or any Subsidiary of any covenant or agreement contained herein or in any Collateral Document, (e) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, bank wire, cable, radiogram or telephone message sent or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (f) the assets or liabilities or financial condition or results of operations or business or credit-worthiness of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Collateral Document.

         11.4 Action on Instructions of the Banks. The Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks (subject to Section 11.12 hereof), and such instructions shall be binding upon all the Banks and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law. The foregoing provisions of this Section 11.4 shall not limit in any way the exercise by any Bank of any right or remedy granted to such Bank pursuant to the terms of this Agreement or any Collateral Document. Except as otherwise expressly provided herein, any reference in this Agreement to action by the Banks shall be deemed to be a reference to the Required Banks.

         11.5 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         11.6 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper, document or other communication believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, with respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent, concerning all matters pertaining to the agency hereby created and its duties hereunder.

         11.7 Administrative Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Administrative Agent (which indemnification shall be shared by the Banks ratably in proportion to their respective Ratable Shares of the Loans) (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower hereunder or under any Collateral Document, (b) for any other expenses reasonably incurred by the Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration, amendment or enforcement hereof or of any of the Collateral Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any Collateral Document or any other document related hereto or thereto or the transactions contemplated hereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

         11.8 Rights as a Bank. With respect to its Ratable Share of the Commitment, the Loans made by it, the Letters of Credit issued by the Issuing Bank and the Notes issued to it, each of the Administrative Agent and the Syndication Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent or the Syndication Agent, as the case may be, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent and the Syndication Agent in their individual capacities. Each of the Administrative Agent and the Syndication Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower or any of its Subsidiaries as if it were not the Administrative Agent or the Syndication Agent hereunder.

         11.9 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Collateral Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Collateral Documents. The Administrative Agent shall not be required to keep the Banks informed as to the performance or observance by the Borrower and its Subsidiaries of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries which may come into its possession.

         11.10 Successor Administrative Agent.

              (a) The Administrative Agent may, without the consent of the Borrower or the other Banks, assign its rights and obligations as Administrative Agent hereunder and under the

Collateral Documents to its parent or to any wholly owned subsidiary of its parent which has capital and retained earnings of at least $500,000,000, and upon such assignment, the former Administrative Agent shall be deemed to have retired, and such wholly owned subsidiary shall be deemed to be a successor Administrative Agent.

              (b) The Administrative Agent may resign at any time by giving written notice thereof to the Banks. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower so long as no Event of Default or Possible Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the notice of resignation, then the retiring Administrative Agent may appoint a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.

              (c) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the assigning or retiring Administrative Agent, and the assigning or retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any assigning or retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

         11.11 Ratable Sharing. All principal and interest payments on Loans and commitment fees received by the Administrative Agent shall be remitted to the Banks in accordance with their Ratable Shares. Any amounts received by the Administrative Agent or any other Bank upon the sale of any collateral for the Loans or upon the exercise of any remedies hereunder or under any of the Collateral Documents or upon the exercise of any right of setoff shall be remitted to the Banks in accordance with their Ratable Shares of the Loans; provided, however, that, solely for purposes of the sharing of any amounts received by the Administrative Agent or any other Bank, if at the time of any such receipt the Borrower has defaulted under any agreements regarding Rate Hedging Obligations entered into pursuant to Section 7.12 with any Bank or any Affiliate of any Bank, then the Ratable Share of the affected Bank shall be proportionately increased and the Ratable Shares of the other Banks shall be proportionately decreased based upon the amount due to the affected Bank (or such Bank's Affiliate) pursuant to such agreements. If any Bank shall obtain any payment hereunder (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in excess of its Ratable Share, then such Bank shall immediately remit such excess to the other Banks pro rata.

         11.12 Actions by the Administrative Agent and the Banks. The Administrative Agent shall take formal action following the occurrence of a Possible Default or an Event of Default only upon the agreement of the Required Banks; provided, however, that if the Administrative Agent gives notice to the Banks of a Possible Default or an Event of Default, and the Required Banks cannot agree (which agreement shall not be unreasonably withheld) on a mutual course of action within thirty days following such notice, the Administrative Agent may (but shall not be required to) pursue such legal rights and remedies against the Borrower as it deems necessary and appropriate to protect the Banks and any collateral under the circumstances; provided, further, however, that nothing in this Section shall permit the Administrative Agent to take any action which pursuant to Section 12.12 would require the consent of all of the Banks without such consent of all of the Banks.

SECTION 12     MISCELLANEOUS.

         12.1 Construction. The provisions of this Agreement shall be in addition to those of the Collateral Documents and to those of any other guaranty, security agreement, note or other evidence of the liability relating to the Borrower held by the Banks, all of which shall be construed as complementary to each other. Nothing contained herein shall prevent the Administrative Agent or the Banks from enforcing any or all of such instruments in accordance with their respective terms. Each right, power or privilege specified or referred to in this Agreement or in any Collateral Document is in addition to any other rights, powers or privileges that the Administrative Agent or the Banks may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Administrative Agent or the Banks shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as the Administrative Agent or the Banks may deem expedient. Notwithstanding any other provision of this Agreement, the Borrower shall not be required to pay any amount of interest pursuant hereto which is in excess of the maximum amount permitted by law.

         12.2 Further Assurance. From time to time, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver to the Banks such additional documents and take such actions as the Administrative Agent may reasonably require to carry out the purposes of this Agreement or any of the Collateral Documents, or to preserve and protect the rights of the Administrative Agent and the Banks hereunder or thereunder.

         12.3 Expenses of the Administrative Agent and the Banks;
Indemnification.

              (a) Whether or not the transactions contemplated by this Agreement are consummated, the Borrower shall pay the costs and expenses, including the reasonable fees and disbursements of the Administrative Agent's special counsel, incurred by the Administrative Agent and the Banks in connection with (i) the negotiation, preparation, amendment or enforcement of this Agreement and the Collateral Documents and any amendment or modification thereof and the closing of the transactions contemplated hereby and thereby; (ii) the perfection of the Liens granted pursuant hereto and pursuant to the Collateral Documents; (iii) the making of the Loans and issuance of the Letters of Credit hereunder; (iv) the negotiation, preparation or enforcement of any other document in connection with this Agreement, the Collateral Documents or the Loans made hereunder; (v) any proceeding brought or formal action taken by the Administrative Agent or the Banks to enforce any provision of this Agreement or any Collateral Document, or to enforce or exercise any right, power or remedy hereunder or thereunder; or
(vi) any action which may be taken or instituted by any Person against the Administrative Agent or any Bank as a result of any of the foregoing; provided, however, that notwithstanding the foregoing, the Borrower shall not be responsible for the costs and expenses, including legal fees, of any Bank other than the Administrative Agent in respect of any period prior to the occurrence of a Possible Default. The estimated fees and expenses of the Administrative Agent's special counsel through the Closing shall be paid on the Closing Date.

              (b) The Borrower hereby indemnifies and holds harmless each Agent and each Bank and their respective directors, officers, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys fees) which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Collateral Documents, or any of them, or the Loans made pursuant hereto, or the Letters of Credit issued pursuant hereto, or the use of the proceeds of the Loans or any of the transactions contemplated hereby or thereby or the ownership or operation of the Stations or any of the other assets of the Borrower or its Subsidiaries or the breach by the Borrower or any of its Subsidiaries of any of the representations, warranties, covenants and agreements contained herein or in any Collateral Document; provided, however, that the Borrower shall not be liable to any Indemnified Person, if there is a final judicial determination that such claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnified Person; and provided, further, that notwithstanding the foregoing, the Borrower shall not be responsible for the costs and expenses, including legal fees, of any Bank other than the Administrative Agent in respect of any period prior to the occurrence of a Possible Default which legal fees are incurred by such Bank in connection with the negotiation, preparation, amendment or modification of this Agreement and the Collateral Documents and the closing of the transactions contemplated hereby and thereby.

         12.4 Notices. Except as otherwise expressly provided herein, all notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested, (c) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guarantee are complied with, or (d) on the date of receipt by telecopy, in each case addressed as follows:

              TO THE ADMINISTRATIVE AGENT:

              Key Corporate Capital Inc.
              127 Public Square
              M/C OH-01-127-0602
              Cleveland, Ohio  44114-1306
              Attention:  Media and Telecommunications Finance
                          Division
              Telecopy:   216-689-4666

              Copy to:

              Timothy J. Kelley, Esq.
              Dow, Lohnes & Albertson, PLLC
              1200 New Hampshire Ave., N.W., Suite 800
              Washington, D.C.  20036
              Telecopy:   202-776-2222

              TO THE SYNDICATION AGENT:

              BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION 555 South Flower Street
              Los Angeles, California  90071
              Attention:  Matthew Koenig
              Telecopy:   213-228-2641

              TO THE BANKS, AT THE ADDRESSES LISTED ON THE SIGNATURE PAGES HEREOF OR IN THE ASSIGNMENT INSTRUMENT DELIVERED PURSUANT TO SECTION 12.7(b)

              TO THE BORROWER OR ANY OF ITS SUBSIDIARIES:

              Entertainment Communications, Inc.
              401 City Avenue, Suite 409
              Bala Cynwyd, Pennsylvania  19004
              Attention:  David J. Field, Senior Vice President
              Telecopy:   610-660-5620

              Copy to:

              John C. Donlevie, Esq.
              Executive Vice President and General Counsel
              Entertainment Communications, Inc.
              401 City Avenue,  Suite 409
              Bala Cynwyd, Pennsylvania  19004
              Telecopy:   610-660-5620

or to such other address or addresses as the party to which such notice is directed may have designated in writing to the other parties hereto.

         12.5 Waiver and Release by the Borrower. Neither the Administrative Agent, nor the Syndication Agent, nor any Bank, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Syndication Agent or any Bank shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to, this Agreement or any of the Collateral Documents, or any of the transactions contemplated by this Agreement or any of the Collateral Documents, unless arising from the gross negligence or willful misconduct of such Person as determined by a final judgment of a court of competent jurisdiction.

         12.6 Right of Set Off. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or an Affiliate of such Bank to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the obligations of the Borrower or any of its Subsidiaries now or hereafter existing hereunder or under any Collateral Document, irrespective of whether or not such Bank shall have made any demand hereunder or under any Collateral Document and although such obligations may be unmatured. Such Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Banks may have. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Notes may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or any of its Subsidiaries in the amount of such participation.

         12.7 Successors and Assigns; Participations.

              (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of all of the Banks and the Administrative Agent.

              (b) Each Bank may assign all or any part of any of its Loans, its Notes, and its share of the Commitment and the Letters of Credit with the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld; provided that (i) no such consent by the Borrower shall be required (A) for any such assignment by any Bank to an Affiliate of such Bank, (B) if, at the time of such assignment, an Event of Default or Possible Default has occurred and is continuing, (C) in the case of any assignment to another branch or a principal office of a Bank, or (D) for any such assignment to another Bank or an Affiliate of another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; and (iii) each such assignment shall be made by a Bank in such manner that the same portion of its Loans, its Notes, its share of the Commitment and its participation in the Letters of Credit is assigned to the assignee. Upon execution and delivery by the assignor and the assignee to the Borrower and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the share of the Commitment, the Loans and the Letters of Credit specified in such instrument, and upon consent thereto by the Administrative Agent and the Borrower (to the extent required), the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the share of the Commitment, the Loans and the Letters of Credit (or portions thereof) assigned to it (in addition to the share of the Commitment, the Loans and the Letters of Credit, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the share of the Commitment and the obligations hereunder so assigned.

              (c) Upon its receipt of an assignment pursuant to Section 12.7(b) above duly executed by an assigning Bank and the assignee, together with any Notes subject to such assignment and the Administrative Agent's standard processing and recordation fee of $3,500, the Administrative Agent shall, if such assignment has been completed, accept such assignment. Within five business days after receipt of such notice, the Borrower, at the Borrower's own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of the assignee in an amount equal to the share of the Commitment, the Loans and the Letters of Credit assumed by the assignee and, if the assigning Bank has retained a portion of the Commitment, the Loans and the Letters of Credit hereunder, new Notes to the order of the assigning Bank in an amount equal to the share of the Commitment and the Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of Exhibit A hereto. Cancelled Notes shall be returned to the Borrower.

              (d) A Bank may sell or agree to sell to one or more other Persons (each, a "Participant") a participation in all or any part of any Loans held by it, or in its share of the Commitment and the Letters of Credit. Except as otherwise provided in the last sentence of this Section 12.7(d), no

Participant shall have any rights or benefits under this Agreement or any Note or any other Collateral Documents (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Section 2 hereof in respect of Loans held by it, and its share of the Commitment and of the Letters of Credit, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and share of the Commitment, and as if such Bank were funding each of such Loans and its share of the Commitment in the same way that it is funding the portion of such Loans and its share of the Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Collateral Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver hereof or of any of the other Collateral Documents to the extent that the same, under Section 12.12 hereof, requires the consent of each Bank. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.7 through 2.14 and Section 12.6 with respect to its participating interest.

              (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.7, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

              (f) A Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

              (g) Anything in this Section 12.7 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates without the prior written consent of all of the Banks.

         12.8 Applicable Law. This Agreement and the Collateral Documents, and the duties, rights, powers and remedies of the parties hereto and thereto, shall be construed in accordance with, and governed by, the laws of the State of Ohio, without regard to the conflicts of laws provisions thereof, except to the extent that any Collateral Document provides that the local law of another jurisdiction governs the grant, perfection or enforcement of the Liens granted pursuant to such Collateral Document.

         12.9 Binding Effect and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Agreement, the Schedules and Exhibits hereto, which are hereby incorporated in this Agreement, and the Collateral Documents constitute the entire agreement among the parties on the subject matter hereof.

         12.10 Counterparts. This Agreement may be executed in any number of counterparts or duplicate originals, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12.11 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in any Collateral Document shall survive any investigation and the Closing and shall continue in full force and effect so long as any of the Obligations remain to be performed or paid or the Banks have any obligation to advance sums or issue Letters of Credit hereunder or any Letter of Credit remains outstanding.

         12.12 Modification. Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Required Banks; provided, however, that no such amendment or waiver or other action shall, without the prior written consent of all of the Banks or the holders of all of the Notes at the time outstanding, (a) extend the maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal installment of, any Note, (b) reduce the amount or extend the time of payment of the commitment fees or the fees shared by the Banks and payable in respect of Letters of Credit, (c) change the Commitment or the Ratable Share of any Bank (other than any change in Commitment or Ratable Share resulting from (i) the sale of a participation in or assignment of any Bank's interest in the Commitment and Loans in accordance with subsection
12.7 or (ii) an increase in the Commitment pursuant to Section 2.15), (d) change the percentage referred to in the definition of "Required Banks" contained in
Section 1.1, (e) amend this Section 12.12, (f) amend or waive compliance with
Section 2.1(b) or 2.6(b), or (g) release any collateral for the Loans except in connection with a sale or other disposition permitted pursuant to Section 8.10; and provided, further, that notwithstanding the foregoing provisions of this
Section 12.12, this Agreement and the Notes may be amended or modified in the manner contemplated by Section 12.7 for the purpose of permitting any Bank to assign its interest, rights and obligations hereunder to another Person if the appropriate assignment agreement or counterparts thereof are executed by the Borrower (to the extent required), the Administrative Agent and the appropriate Bank assignor and assignee. Any amendment or waiver effected in accordance with this Section 12.12 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower.

         12.13 Separability. If any one or more of the provisions contained in this Agreement or any Collateral Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         12.14 Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         12.15 Enforcement. The Borrower (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any Collateral Document or the subject matter hereof or thereof brought by the Administrative Agent or the Banks or their successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any Collateral Document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court. The Borrower hereby consents to service of process by registered mail at the address to which notices are to be given. The Borrower agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Administrative Agent and the Banks. Final judgment against the Borrower in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Administrative Agent or the Banks may at their option bring suit, or institute other judicial proceedings, against the Borrower or any of its assets in any state or federal court of the United States or of any country or place where the Borrower, or such assets, may be found.

         12.16 Termination. This Agreement shall terminate when all amounts due hereunder, under the Notes and under each Collateral Document shall have been indefeasibly paid in full in cash and all other Obligations hereunder or thereunder shall have been fully performed, so long as no Letters of Credit are then outstanding and the Banks have no further obligation to advance sums or issue Letters of Credit hereunder. Upon such termination, at the request of the Borrower, the Administrative Agent and the Banks shall release all Liens granted herein or in any Collateral Document at the Borrower's expense and return all collateral held pursuant hereto or to any Collateral Document without recourse or representation. Notwithstanding anything to the contrary contained herein, each expense reimbursement and indemnification provision in this Agreement or in any Collateral Document shall survive the repayment in full of the Loans and the termination of this Agreement.

              12.17 FCC Compliance.

              (a) Notwithstanding anything herein or in any of the Collateral Documents to the contrary, but without limiting or waiving the Borrower's or any of its Subsidiaries' obligations hereunder or under any of the Collateral Documents, the Administrative Agent's and the Banks' remedies hereunder and under the Collateral Documents are subject to compliance with the Communications Act of 1934, as amended, and to all applicable rules, regulations and policies of the FCC, and neither the Administrative Agent nor the Banks will take any action pursuant to this Agreement or any of the Collateral Documents that will constitute or result in any assignment of a License issued by the FCC or any change of control of the Borrower or any of its Subsidiaries which owns any FCC License if such assignment of License or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the Collateral Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower or any of its Subsidiaries by the Administrative Agent or the Banks or control, affirmative or negative, direct or indirect, of the Borrower or any of its Subsidiaries by the Administrative Agent or the Banks, over the management or any other aspect of the operation of the Borrower or any of its Subsidiaries, which ownership and control remain exclusively and at all times in the stockholders and directors of the Borrower and its Subsidiaries until such time as the Administrative Agent and the Banks have complied with such law, rules, regulations and policies.

              (b) Furthermore, the parties acknowledge their intent that, upon the occurrence of an Event of Default, the Banks shall receive, to the fullest extent permitted by applicable law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Licenses and the collateral securing the Loans, and to exercise all remedies available to them under this Agreement, the Collateral Documents, the Uniform Commercial Code or other applicable law. Therefore, the parties agree that, in the event of changes in law or governmental policy occurring after the date hereof that affect in any manner the Administrative Agent's or the Banks' rights of access to, or use or sale of, the Licenses or such collateral, or the procedures necessary to enable the Administrative Agent or the Banks to obtain such rights of access, use or sale, the Administrative Agent, the Banks and the Borrower shall amend this Agreement and the Collateral Documents in such manner as the Administrative Agent shall reasonably request, in order to provide the Administrative Agent and the Banks such rights to the greatest extent possible consistent with then applicable law and governmental policy.

         12.18 Jury Trial Waiver. THE BORROWER, THE AGENTS AND THE BANKS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANKS AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER, THE AGENTS AND THE BANKS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER, THE AGENTS AND THE BANKS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS EXPRESSLY MODIFIED IN WRITING BY ALL PARIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, THE COLLATERAL DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         12.19 Sale as a Going Concern. Notwithstanding anything to the contrary in this Agreement, the Security Agreements, the Pledge Agreements or any other Collateral Document, the Administrative Agent and the Banks acknowledge that the value of each Station as a going concern is, as of the date hereof, significantly greater than the sum of the values of the individual collateral used in the operation of that Station in which the Administrative Agent, for the benefit of the Banks, has been granted a lien or security interest. Therefore, the Administrative Agent and the Banks agree that upon any foreclosure of their liens or security interests in the assets of such Station pursuant to the Collateral Documents, they shall first attempt to sell such Station as a going concern and that they shall not sell such collateral separately unless (a) the Borrower or any of its Subsidiaries (or any of their respective agents, representatives or employees) has refused to cooperate fully in connection with the Administrative Agent's or the Banks' exercise of their remedies hereunder,
(b) the Administrative Agent has attempted to sell such Station as a going concern and, after reasonable efforts, has not been able to do so, or (c) the Administrative Agent determines in its sole discretion that selling such Station as a going concern is not feasible for any reason or is not likely to permit the Administrative Agent or the Banks to raise sufficient funds to pay in full the Obligations secured by the Collateral Documents. Notwithstanding anything herein to the contrary, the Administrative Agent and the Banks shall have the right, in their sole discretion, but subject to the terms and conditions of the Collateral Documents, (i) to sell any Station or group of Stations individually without being required to sell all of the Stations in one transaction, and (ii) to exercise their remedies under the Pledge Agreements prior to any exercise of remedies under the other Collateral Documents provided that anything to the contrary herein notwithstanding the exercise of such remedies shall be conducted in a commercially reasonable manner.

         12.20 Marshaling; Payments Set Aside. Subject to Section 12.19, the Administrative Agent and the Banks shall not be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower or any of its Subsidiaries makes a payment or payments to the Administrative Agent or the Banks or the Administrative Agent or any Bank enforces its security interest or exercises its rights of setoff, and such payment or payments or the process of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.


                            [SIGNATURE PAGES FOLLOW]

         TO WITNESS THE ABOVE, the Borrower, the Banks and the Agents have caused this Loan Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

BORROWER:

ENTERTAINMENT COMMUNICATIONS, INC.



By:___________________________
Name:_________________________
Title:________________________

BANKS:

KEY CORPORATE CAPITAL INC.



By:___________________________
Name:  Kristen K. St. Pierre
Title: Vice President

Address:      127 Public Square
              Cleveland, Ohio  44114-1306
              Attention:     Media and Telecommunications Finance
                             Division


BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION


By:___________________________
Name:_________________________
Title:________________________

Address:      555 South Flower Street, 10th Floor
              Los Angeles, California  90071
              Attention:     Matthew Koenig

CIBC OPPENHEIMER CORP.


By:___________________________
Name:_________________________
Title:________________________

Address:      425  Lexington Avenue
              New York, New York 10017

              Attention:     Pam Poutre



FIRST UNION NATIONAL BANK


By:___________________________
Name:_________________________
Title:________________________

Address:      One First Union Center
              DC5-NC 0735
              301 South College Street
              Charlotte, North Carolina  28288-0735
              Attention:     Russ Herakovich



FLEET BANK, N.A.


By:___________________________
Name:_________________________
Title:________________________

Address:      Media & Communications Group
              1185 Avenue of the Americas, 16th Floor
              Mailstop: NY/NY/S16K
              New York, New York 10036
              Attention:     Eric Meyer

U.S. BANK, N.A.

By:___________________________
Name:_________________________
Title:________________________

Address:      1420 Fifth Avenue, 10th Floor
              Seattle, Washington 98101
              Attention:     Matthew S. Thoreson



BANK OF MONTREAL


By:___________________________
Name:_________________________
Title:________________________

Address:      430 Park Avenue
              New York, New York 10022
              Attention:     Ola Anderssen



COMPAGNIE FINANCIERE DE CIC
ET DE L'UNION EUROPEENNE


By:___________________________
Name:_________________________
Title:________________________


By:___________________________
Name:_________________________
Title:________________________

Address:      520 Madison Avenue,
              37th Floor
              New York, New York 10022
              Attention:     Brian O'Leary

FIRST HAWAIIAN BANK


By:___________________________
Name:_________________________
Title:________________________

Address:      Media Finance Division
              999 Bishop St., 11th Floor
              Honolulu, Hawaii 96813
              Attention:     Jim Polk


SUNTRUST BANK, CENTRAL FLORIDA, N.A.


By:___________________________
Name:_________________________
Title:________________________

Address:      200 South Orange Avenue
              Mail Code SOAB4
              Orlando, Florida 32802
              Attention:     David Miller


UNION BANK OF CALIFORNIA, N.A.


By:___________________________
Name:_________________________
Title:________________________

Address:      445 South Figueroa Street
              Los Angeles, California 90071
              Attention:     Kevin Sampson


ISSUING BANK:

KEY CORPORATE CAPITAL INC.


By:___________________________
Name:  Kristen K. St. Pierre
Title: Vice President

ADMINISTRATIVE AGENT:

KEY CORPORATE CAPITAL INC.


By:___________________________
Name:  Kristen K. St. Pierre
Title: Vice President


SYNDICATION AGENT:

BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION



By:___________________________
Name: ________________________
Title: _______________________

                         LIST OF SCHEDULES AND EXHIBITS


Schedule 1.1                           Ratable Shares of the Banks


Exhibit A                              Form of Note

Exhibit B                              Financial Statements

Exhibit C                              Projections

Exhibit D                              Capitalization

Exhibit E                              Proceedings, Litigation, Non-
                                       Compliance with Law; Tax Matters

Exhibit F                              Liens and Indebtedness

Exhibit G                              Schedule of Contracts, Commitments,
                                       Material Agreements, licenses and
                                       Consents

Exhibit H                              ERISA Liabilities and Plans

Exhibit I                              Real Estate

Exhibit J                              Environmental Matters

Exhibit K                              Form of Compliance Certificate

Exhibit L                              Existing Interests in Partnerships
                                       and Joint Ventures

Exhibit M                              Potential Material Adverse
                                       Contracts

Exhibit N                              Material Labor Disputes

Exhibit O                              Request for Borrowing

                                  SCHEDULE 1.1

                                 Ratable Shares

Bank:                                            Ratable Share of Commitment
-----                                            and Loans:
                                                 ---------------------------

KEY CORPORATE CAPITAL INC.                       13.3333%


BANK OF AMERICA, NATIONAL
TRUST AND SAVINGS ASSOCIATION                    13.3333%


CIBC INC.                                        11.2500%


FIRST UNION NATIONAL BANK                        11.2500%


FLEET BANK, N.A.                                 11.2500%


BANK OF MONTREAL                                 11.2500%


COMPAGNIE FINANCIERE DE CIC
ET DE L'UNION EUROPEENNE                          6.6667%


SUNTRUST BANK,
CENTRAL FLORIDA, N.A.                             6.6667%


UNION BANK OF CALIFORNIA, N.A.                    6.6667%


U.S. BANK, N.A.                                   5.0000%


FIRST HAWAIIAN BANK                               3.3333%
                                                 --------
Total:                                           100.000%
                                                 =======

                                    EXHIBIT A


           FORM OF AMENDED AND RESTATED REDUCING REVOLVING CREDIT NOTE



$______________                                                  October 8, 1998


      FOR VALUE RECEIVED, ENTERCOM COMMUNICATIONS CORP., a Pennsylvania corporation (the "Maker"), hereby promises to pay to the order of [BANK] (the "Payee"), on or before February 13, 2006, in the manner and at the place provided in the Loan Agreement, as that term is defined below, the principal sum of $______________, or if less, the outstanding balance of the Loans, as that term is defined in the Loan Agreement described below, made by the Payee.

      The unpaid principal balance of this Note shall bear interest prior to maturity at the rates determined in accordance with the provisions of that certain Loan Agreement dated as of February 13, 1998, as amended by the First Amendment to Loan Agreement, dated as of October 8, 1998, among the Maker, Key Corporate Capital Inc., as Administrative Agent, Bank of America National Trust and Savings Association, as Syndication Agent, the Payee and the other financial institutions as may from time to time be parties thereto (as the same may be further amended, modified, extended or restated from time to time, the "Loan Agreement"). Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and, in addition, if such Interest Period is more than three months, on the day that would have been the last day of such Interest Period if such Interest Period had been three months.

      This Note is an amendment and restatement of the Reducing Revolving Credit Note dated February 13, 1998, of the Maker to the Payee (the "Original Note") and not a replacement, substitution or repayment thereof. The indebtedness and liabilities of the Maker under the Original Note evidenced hereby remain in full force and effect as amended, renewed and extended hereby.

      This Note is subject to voluntary and mandatory prepayment in whole or in part at the times and in the manner specified in the Loan Agreement.

      The Payee may enter all amounts of principal borrowed, paid or prepaid at any time on the grid annexed hereto or on any separate record thereof maintained by the Payee.

      This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee and the duties and obligations of the Maker in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of and interest on this Note when due.

      The principal of and all interest on this Note shall be paid as provided in the Loan Agreement in immediately available funds constituting lawful money of the United States of America, not later than 11:00 A.M. (Cleveland time) on the day when due.

      Upon the occurrence of any Event of Default, the entire outstanding principal amount of this Note and (to the extent permitted by law) unpaid interest shall bear interest from the date of occurrence of such Event of Default until the earlier of the date such amount is paid in full and the date on which such Event of Default is cured or waived in writing at the Default Interest Rate which shall be payable on demand.

      Subject to the provisions of Section 10 of the Loan Agreement, the entire unpaid principal balance of this Note, together with all interest accrued thereon, shall become immediately due and payable upon the occurrence of an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have all of the rights, powers and remedies provided in the Loan Agreement or in any Collateral Document or at law or in equity. Failure of the Payee or any holder of this Note to exercise any such right or remedy available hereunder or under the Loan Agreement or any Collateral Document or at law or in equity shall not constitute a waiver of the right to exercise subsequently such option or such other right or remedy.

      The payment of this Note is secured by certain Security Agreements, certain Pledge Agreements and a Guaranty, all as more fully identified in the Loan Agreement.

      To the extent permitted by law, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; and diligence in collection, and agree to the application of any bank balance as payment or part payment of this Note or as an offset hereto as provided in the Loan Agreement, and further agree that the holder hereof may release all or any part of the collateral given as security for this Note or any rights of the holder thereunder and may amend this Note (with the consent of the Maker), without notice to, and without in any way affecting the liability of, the Maker or any endorser of this Note, and their respective heirs, successors, legal representatives and assigns.

      If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees if permitted by law) incurred by the holder of this Note in collecting or attempting to collect such indebtedness.

      The rate of interest payable on this Note from time to time shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on this Note, then the rate provided for on this Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the Payee is that which would have been received by the Payee but for the operation of the preceding sentence.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE LAW OF THE STATE OF OHIO, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

      Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.


ENTERCOM COMMUNICATIONS CORP.



By:___________________________
Name:_________________________
Title:________________________

                              REVOLVING CREDIT GRID
                              _____________________
________________________________________________________________________________
               AMOUNT              AMOUNT         UNPAID               OFFICER'S
DATE           BORROWED            PAID           BALANCE              INITIALS
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                    EXHIBIT D
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


Capitalization of the Borrower

Loan Agreement Section 5.5


Authorized Shares:

                  Voting Common Stock                            180,000

                  Non-Voting Common Stock                        180,000
                                                                 -------

                           Total                                 360,000


Issued and Outstanding Shares:

                  Voting Common Stock                             72,750

                  Non-Voting Common Stock                         43,650
                                                                 -------

                           Total                                 116,400


Capitalization of the License Partnership:

                  Interests                                      Held By

                  99% General Partnership Interest               The Borrower

                  1% Limited Partnership Interest                ECI

Investors Corporation

Commitments:

The Borrower has committed to issue shares of the capital stock of the Borrower pursuant to the terms of the Subordinated Purchase Agreement and documents executed in connection therewith.

                                    EXHIBIT E
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


                Litigation; Proceedings; Compliance; Tax Matters

                    Loan Agreement Section 5.7, 5.8 and 5.11

The following litigation, proceedings and non-compliance with law are disclosed pursuant to Section 5.7 and 5.11 of the Loan Agreement:

1 Complaint of gender-based discrimination filed by Karen Szabo in the United States District Court for the Western District of Pennsylvania on January 14, 1997. The Borrower has answered the Complaint, denying the allegations, discovery has concluded and Borrower's Motion for Summary Judgment has been filed. The Borrower does not anticipate an outcome from this claim that would have a Material Adverse Effect on the Borrower.

2 Complaint of gender-based discrimination filed by Cassidy Haus with the Equal Employment Opportunity Commission ("EEOC") on January 25, 1995. The EEOC dismissed her complaint and provided Ms. Haus with notice of her right to sue, but she has not yet exercised such right. The Borrower does not anticipate an outcome from this claim that would have a Material Adverse Effect on the Borrower.

3 Various Workers' Compensation claims which are being handled by Borrower's insurance company.

4 The FCC recently denied a Petition for Review of Staff Action relating to the license renewal by the FCC of Station KISW, which Petition had been filed on November 13, 1996 by Vincent L. Hoffart, Sr. The Petition has the effect of preventing the granted license renewal for KISW from becoming a Final Order. The time for filing an appeal to the United States Court of Appeals for the D.C. Circuit has not expired. In addition, Borrower's FCC counsel received in the mail an informal objection purportedly filed by Mr. Hoffart against the 1997 application for renewal of the license for Station KISW, which application has been granted by the FCC. The staff of the FCC has informally advised Borrower's FCC counsel that the FCC has no record of the filing of Mr. Hoffart's latest objection.

5 The Borrower from time to time may be exposed to claims by government entities for escheat claims and for sales, excise, and similar taxes.

6 The Borrower received a notice from the Kansas City office of the United States Environmental Protection Agency ("EPA") regarding liability for 61 pounds of PCB containing materials disposed of by the Borrower in the early 1980's, originating at a Station in Minnesota which Borrower sold in 1995, at a licensed incinerator disposal facility in Kansas City. The site is the subject of an EPA cleanup and cost recovery operation. EPA has verbally informed the Borrower's counsel that the Borrower will likely qualify for de minimis status, and that the Borrower's liability should be less than $10,000. The Borrower has also been verbally informed that the total cleanup cost for this site is estimated to be between $12,000,000 to $15,000,000.

7 A complaint alleging race discrimination filed by Ruby Aquino with the EEOC on April 1, 1998. The EEOC dismissed the complaint on August 6, 1998. Ms. Aquino has ninety (90) days from that date to file a law suit in a state or federal court.

8 A complaint alleging gender and age discrimination filed by Rick Bauman in the Superior Court of Washington for King County on July 23, 1998. The case was removed to the United States District Court for the Western District of Washington at Seattle and Borrower has filed an answer with that Court denying the substantive allegations asserted. Discovery is ongoing. The matter is covered under the Borrower's

         Employment Practices Liability Insurance policy, which has a $50,000 deductible. The Borrower does not anticipate an outcome from this claim that would have a Material Adverse Effect on the Borrower.

9 A complaint alleging defamation filed by Terry Reed, Janis Reed, and Ann Funk, on behalf of themselves and others similarly situated in the United States District Court for the Western District of Missouri Southern Division on August 7, 1998. The Borrower intends to file an answer with the District Court denying the substantive allegations asserted. The matter is covered under the Borrower's Broadcasters Errors and Omissions Insurance policy, which has a $10,000 deductible. The Borrower does not anticipate an outcome from this claim that would have a Material Adverse Effect on the Borrower.

10 A complaint alleging gender discrimination filed by Alison Miller in the Superior Court of California for Sacramento County on August 19, 1998. The case was removed to the United States District Court for the Eastern District of California on September 16, 1998. The Borrower intends to file an answer with the District Court denying the substantive allegations asserted. The matter is covered under the Borrower's Employment Practices Liability Insurance policy, which has a $50,000 deductible. The Borrower does not anticipate an outcome from this claim that would have a Material Adverse Effect on the Borrower.

11 In June, 1998, the Borrower received a letter from an attorney representing Scott Stone, who claims to have been injured at a concert sponsored by the Borrower's station KNDD in Seattle. No amount has been demanded and the matter has been turned over to the Borrower's insurance company, who will provide coverage for this claim. The Borrower does not anticipate an outcome from this claim that would have a Material Adverse Effect on the Borrower.

                                    EXHIBIT F
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO

                               Indebtedness; Liens

                   Loan Agreement Sections 1.1, 5.10, and 8.1


In addition to Permitted Liens and Liabilities disclosed elsewhere in this Loan Agreement, Entercom's Assets are subject to liens and the Borrower has incurred liabilities as follows:

         The following liabilities which the Borrower has or will from time to time incur are disclosed pursuant to Section 5.10 of the Loan Agreement: (i) all material leases and contracts which have been disclosed in this Agreement; (ii) On February 8, 1996 the Borrower entered into a preliminary agreement for the Borrower to acquire the assets of radio station KWOD-FM, Sacramento, California, subject to approval by the Borrower's Board of Directors and lenders and the FCC, for the purchase price of $25,000,000; (iii) all other obligations and liabilities disclosed in this Loan Agreement and the exhibits and schedules hereto; (iv) Management and License Agreement with ECI License Company, L.P., a limited partnership dated December 23, 1992, as amended April 13, 1993, March 3, 1994, June 1, 1994, April 18, 1995, September 1, 1995, March 6, 1996, and August
1, 1996; (v) Interest Rate Agreement with Society National Bank dated May 12, 1995; (vi) employment agreement with Joseph M. Field dated as of January 1, 1989; (vii) contracts relating to the operation of the stations in the ordinary course of business including without limitation contracts for: (a) Arbitron and similar services; (b) Tapscan, Strata and similar computer ratings programming licenses; (c) AP, UPI and similar news services; (d) station traffic and accounting software licenses; (e) employment agreements with on-air talent;

(f) ASCAP, BMI, SESAC and similar music licensing agreements; (g) Metro Traffic and similar traffic and information services; (h) Unistar, ABC, Westwood One and similar news network affiliation agreements; (i) national sales representation agreements; (j) contracts for television, direct mail, outdoor and other advertising type services promoting the stations; (k) contracts for audience, market and music research relating to the operation of the stations; and (l) contracts for sports broadcast rights.

                                    EXHIBIT G
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


           Material Contracts and Commitments; Licenses and Operating
                                   Agreements

                      Loan Agreement Sections 5.14 and 5.16


The following material contracts and commitments, licenses and operating agreements are disclosed pursuant to paragraph 5.14 and 5.16 of the Loan
Agreement:

1.       All agreements and leases disclosed elsewhere in this Loan
         Agreement.

2.       The FCC licenses listed in the attachment to this Exhibit G.

3.       The Entercom 401(k) Savings and Retirement Plan.

4. Management and License Agreement between ECI License Company, L.P., a Pennsylvania limited partnership and Entertainment Communications, Inc., dated December 23, 1992, as amended April 13, 1993, March 3, 1994, June 1, 1994, September 1, 1995, March 6, 1996, and August 1,
         1996.

5. West Tiger Mountain Master Antenna Owners Operating Agreement, dated July 26, 1988, Station Five Addition dated December 23, 1991, Station Six Addition, dated June 4, 1992, Station Seven Addition, dated January 16, 1997, Station Eight Addition, dated January 16, 1997, and Station Nine Addition, dated January 16, 1997.

6. The Borrower has entered into construction contracts relating to studio expansion projects in Seattle and Gainesville. In connection therewith, the Borrower has ordered substantial amounts of equipment to be installed in the expanded studios. All of the costs relating to this construction and equipment have been estimated and are included in the capital budgets provided to the Banks.

7. Asset Purchase Agreement, dated August 13, 1998, among CBS Radio, Inc., CBS Radio License, Inc. and Borrower pursuant to which Borrower and License Partnership will acquire substantially all of the assets relating to radio stations WEEI and WRKO, Boston, Massachusetts ("Boston I Transaction").

8. Asset Purchase Agreement, dated August 13, 1998, among CBS Radio, Inc., CBS Radio License, Inc. and Borrower pursuant to which Borrower and License Partnership will acquire substantially all of the assets relating to radio stations WAAF and WWTM, Worcester, Massachusetts and WEGQ, Lawrence, Massachusetts ("Boston II Transaction").

9. Asset Purchase Agreement, dated August 13, 1998, among CBS Radio, Inc., CBS Radio License, Inc. and Borrower pursuant to which Borrower and License Partnership will sell substantially all of the assets relating to radio stations WYUU, Safety Harbor, Florida and WLLD, Holmes Beach, Florida ("Tampa Transaction").

10. Agreement, dated February 1, 1995, with Football Northwest, LLC (Seattle Seahawks) whereby Borrower is granted radio broadcast rights for the Seattle Seahawks franchise of the National Football League.

11. Interim Agreement, dated February 28, 1997, with the Kansas City Local of the American Federation of Television and Radio Artists ("AFTRA"). Negotiations for final collective bargaining agreement are ongoing.

12. Interim Agreement, dated February 28, 1997, with the Seattle Local of the AFTRA. Negotiations for final collective bargaining agreement are ongoing.

13. Radio Broadcast Rights Agreement, dated March 5, 1998, with Kansas City Royals Baseball Corporation whereby Borrower is granted radio broadcast rights for the Kansas City Royals franchise of Major League Baseball.

14. Mariners/KIRO Radio Agreement, dated March 6, 1998, with The Baseball Club of Seattle, L.P. d/b/a Seattle Mariners Baseball Club whereby Borrower is granted radio broadcast rights for the Seattle Mariners franchise of Major League Baseball.

15. Agreement, dated January 26, 1998, with Madison Square Garden Network whereby Borrower is granted radio broadcast rights for New York Yankees franchise of Major League Baseball. [To be acquired from CBS in Boston II Transaction.]

16. Agreement, dated March 14, 1994, with Boston Celtics whereby Borrower is granted radio broadcast rights for Boston Celtics franchise of National Basketball Association. [To be acquired from CBS in Boston I Transaction.]

17. Agreement, dated December 14, 1994, with Boston College whereby Borrower is granted radio broadcast rights for Boston College football, basketball and hockey games. [To be acquired from CBS in Boston I Transaction.]

18. Agreement, dated April, 1997, with Boston Red Sox whereby Borrower is granted radio broadcast rights for Boston Red Sox franchise of Major League Baseball. [To be acquired from CBS in Boston I Transaction.]

19. Agreement, undated, with New England Patriots whereby Borrower is granted radio broadcast rights for New England Patriots franchise of National Football League. (Currently being renegotiated for new three season term). [To be acquired from CBS in Boston I Transaction.]

20. Asset Purchase Agreement, dated September 30, 1998, with Pinnacle Towers, Inc., pursuant to which Borrower will sell its interests in the communications tower located in Bradenton, Florida (formerly WLLD's main transmitter site) for the sum of $300,000 ("Pinnacle Transaction").

                                    EXHIBIT H
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


                           ERISA Liabilities and Plans

                           Loan Agreement Section 5.15


The following are the Employee Benefit Plans disclosed pertaining to Section
5.15 of the Loan Agreement (for a more complete description, please see the attached Entercom Employee Handbook):

1. The Borrower maintains a medical, dental, life, and LTD insurance plan for its employees and certain employees' dependents.

2.       The Borrower's termination policy.

3.       The Borrower's vacation policy.

4.       The Borrower's leave policy.

5. Borrower's 401(k) Savings and Retirement Plan, a copy of the summary booklet describing this plan is attached.

6.       Borrower's Section 125 Medical Spending Account Plan and
         Dependent Care Spending Account Plan.

                                    EXHIBIT I
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


                                   Real Estate

                           Loan Agreement Section 5.21


A.    The following is the real estate owned by Borrower:

      California

         1 KSEG transmitter site at 701 North Market Boulevard, Sacramento, Sacramento County, California.

         2 KCTC nighttime transmitter site at 7907 Antelope North Road, Sacramento County, California.

      Florida

         3 WYUU main transmitter site at 12700 Park Boulevard, Seminole, Pinellas County, Florida. [This property is to be sold to CBS in the Tampa Transaction.]

         4 WKTK studio site at 1440 N.E. Waldo Road, Gainesville, Alachua County, Florida.

         5        WKTK main transmitter site at Route 1, Morriston, Levy County,
                  Florida.

         6 WKTK transmitter site at County Road 343, Gulf Hammock, Levy County, Florida.

      Kansas

      7 KCMO/KLTH/KMBZ studio and KMBZ transmitter site at 4935 Belinder Road, Westwood, Johnson County, Kansas.

      8 WDAF transmitter site at 8105 Mission Road, Prairie Village, Johnson County, Kansas.


      Massachusetts

      9 WEEI transmitter site at 1555 Central Avenue, Needham, Norfolk County, Massachusetts. [To be acquired in
               Boston I Transaction.]

      10       WRKO transmitter site at 8 Great Meadow Road,
               Burlington, Middlesex County, Massachusetts. [To be acquired in Boston I Transaction.]

      11 WWTM transmitter site at 181 Moreland Street, Worcester, Worcester County, Massachusetts. [To be acquired in Boston II Transaction.]

      Missouri

      12 Approximately 50 acres of undeveloped land (adjacent to former KCMO transmitter site) at 400 N.E. Cookingham Road, Kansas City, Clay County, Missouri.

      13       KCMO transmitter site at 12416 North Eastern Road,
               Kansas City, Clay County, Missouri.

      New York

      14 WBBF transmitter site at 2670 South Clinton Avenue, Rochester, Monroe County, New York.

      Oregon

      15       KFXX transmitter site at 15351 S.E. Johnson Road,
               Clackamas, Clackamas County, Oregon.

      Pennsylvania

      16 Easement for Spring Hill tower site at 2500 East Lane, Pittsburgh, Allegheny County, Pennsylvania.

      Washington

      17       KEDO transmitter site at 3379 Olive Way, Longview,
               Cowlitz County, Washington.

      18 KLYK transmitter site at 3684 Mt. Brynion Road, Kelso, Cowlitz County, Washington.

      19 KEDO/KLYK studios at 1130 14th Avenue, Longview, Cowlitz County, Washington.

      20 KNDD transmitter site at Cougar Mountain, 6501 173rd Avenue, S.E., Issaquah, Washington.

      21       KNWX transmitter site at 22841 Dockton Road, S.W.,
               Vashon, King County, Washington.

      22       KIRO transmitter site at 23410 Dockton Road, S.W.,
               Vashon, King County, Washington.

      23 Easement for KIRO transmitter site at Queen Anne Hill, Seattle, King County, Washington.

      24       KISW studio at 712 Aurora Avenue North, Seattle, King
               County, Washington.

      25       KISW transmitter site at 9201 Roosevelt Way North,
               Seattle, King County, Washington.

      26 KBAM transmitter site at 966 Lone Oak Road, Seattle, Cowlitz County, Washington.

B. The following are all of the real estate sites (excluding sales offices, news bureau offices, storage warehouses, and parking lots) leased by Borrower:

      California

      1 KXOA transmitter site at 820 West Delano Street, Sacramento County, California leased pursuant to Lease with California State University at Sacramento, dated March 7, 1985.

      2 KRXQ/KDND/KSEG/KCTC/KSSJ studios at 5345 Madison Avenue, Sacramento, California, Suite 100 leased pursuant to Lease with DeMartini Joint Account, dated November 1, 1988, as amended, and Suite 300 leased pursuant to Lease with DeMartini Joint Account, dated March 13, 1995, as amended.

      3 KBYA transmitter site at 5831 Rosebud Lane, Sacramento, California pursuant to Lease with American Tower Systems, L. P., dated June 23, 1997.

      4 KCTC daytime transmitter site at 3802 Garden Highway, Sacramento County, California leased pursuant to Lease with American Tower Systems Corporation, dated January
               1, 1998.

      5 KRXQ transmitter site at 14600 Clarkesville Road, Folsom, Sacramento County, California leased pursuant to Lease with American Tower Systems, L.P., dated September
               16, 1998.

      Florida

      6        WYUU studio at 9721 Executive Center Drive, St.
               Petersburg, Pinellas County, Florida, leased pursuant to
                     Lease with Koger Management, Inc., dated April 24, 1995, as amended.

      7        WYUU auxiliary transmitter site at 10608 Gandy
               Boulevard, St. Petersburg, Pinellas County, Florida leased pursuant to Lease with Lodestar Site Management, Inc., dated November 1, 1993.

      8 WISP main transmitter site at 4301 32nd Street, N.W., Bradenton, Manatee County, Florida land leased pursuant to Ground Lease with Steven A. Wilson and Maureen B.
               Wilson, dated December 1, 1989.

      9 WSKY studio at Budd Office Park, 900 N.W. Eighth Avenue, Gainesville, Alachua County, Florida leased pursuant to Lease with Harvey M. Budd, commencing November 1, 1991, as amended.

      10 WSKY studio at Centroplex Office Park, 3600 N.W. 43rd Street, Gainesville, Alachua County, Florida leased pursuant to Lease with Cameo Homes of Florida, Inc., commencing November 15, 1998.

      11 WRRX transmitter site at Alachua County, Florida leased pursuant to Lease with Tower Properties of Florida, Inc., dated December 22, 1995.

      12 WRRX transmitter site at Alachua County, Florida leased pursuant to Lease with Tower Properties of Florida, Inc., dated March, 1996.

      Kansas

      13 KUDL auxiliary transmitter site at 6230 Eby Street, Merriam, Johnson County, Kansas leased pursuant to Lease with TeleCom Towers Mid-Atlantic, L.P., dated July 24,
               1990.

      Massachusetts

      14 WEEI/WRKO/WEGQ studio site at 116 Huntington Avenue, Boston, Suffolk County, Massachusetts leased pursuant to Lease with JMB/Urban Huntington Limited Partnership, dated September 30, 1993, as amended. [To be acquired in Boston I Transaction.]

      15 WAAF/WWTM studio site at Two Westborough Business Park, 200 Friberg Parkway, Westborough, Worcester County, Massachusetts leased pursuant to Lease with Westboro Two Trust, dated May 26, 1995, as amended. [To be acquired in Boston II Transaction.]

      16 WAAF tower site (ground) at Asnebumskit Hill, Paxton, Worcester County, Massachusetts leased pursuant to Lease with Radio Tower Communications Corp., dated January 1, 1996. [To be acquired in Boston II Transaction.]

      17 WAAF tower site at Asnebumskit Hill, Paxton, Worcester County, Massachusetts leased pursuant to Lease with Paul and Eileen Flynn, dated February 18, 1982. [To be acquired in Boston II Transaction.]

      18 WEGQ tower site at 100 Lakeland Park Drive, Peabody, Essex County, Massachusetts leased pursuant to Lease with American Tower Systems, L. P., dated August 8, 1996. [To be acquired in Boston II Transaction.]

      Missouri

      19 KYYS tower site at 23rd Street and Topping Avenue, Kansas City, Jackson County, Missouri leased pursuant to Lease with KMBC Division of the Hearst Corporation, dated October 9, 1989.

      20 KCMO(AM) tower site at 125 East 32nd Street, Kansas City, Jackson County, Missouri leased pursuant to Lease with Meredith Corporation, dated June 21, 1983.

      21 KUDL transmitter site land at 2800 Wallace, Kansas City, Jackson County, Missouri leased pursuant to Ground Lease with Bonanza Gardens Investments, Inc., dated June 23, 1986, as amended.

      22 WDAF RPU antenna site at 3030 Summit, Kansas City, Jackson County, Missouri leased pursuant to Lease with CBS Radio, Inc., dated January 1, 1998.

      New York

      23 WBEE transmitter site at 1427 Five Mile Line Road, Penfield, Monroe County, New York leased pursuant to Lease with Vincent A. Lopopolo, dated May 13, 1980, which includes an option to purchase.

      24 WBEE/WBBF/WKLX studios at Suite 500, B. Forman Building, Midtown Plaza, Rochester, Monroe County, New York leased pursuant to Lease with McCurdy & Company, Inc., dated July 1, 1983, as amended.

      25 WQRV studio at 5620 South Lima Road, Avon, Livingston County, New York, leased pursuant to Lease with Radio Livingston, L.P., dated December 26, 1996.

      26 WKLX transmitter site at 281 Colfax Street, Rochester, Monroe County, New York leased pursuant to Lease with Sky Broadcasting of Rochester, Inc., dated August 3, 1987.

      27 WQRV transmitter (land) site at 6425 East Avon-Lima Road, Avon, Livingston County, New York leased pursuant to Ground Lease with Alfred B. Ulrop, dated June 2, 1992.

      28 WQRV transmitter (tower) site at 6425 East Avon-Lima Road, Avon, Livingston County, New York leased pursuant to Lease with Genesee County Video Corp., dated July 1, 1993.

      Oregon

      29 KGON/KNRK/KFXX studios at 706 S.W. Bancroft Street, Multnomah County, Portland, Oregon pursuant to Lease with T & E Investments, dated May 5, 1997.

      30 KNRK transmitter site at Mt. Scott, 9790 S.E. East View Drive, Happy Valley, Clackamas County, Oregon leased pursuant to Lease with Portland General Electric Company, dated October 8, 1992, as amended.

      31 KGON transmitter site at S.W.19th Avenue and Seymour Street, Portland, Multnomah County, Oregon leased pursuant to Lease with KSGO/KGON, Inc., dated October 15, 1992.

      32 KNRK auxiliary transmitter site at Mt. Scott, Mt. Scott Water Tower, S.E. Ridgeway Drive, Happy Valley,
               Clackamas County, Oregon leased pursuant to Lease with American Radio Systems Corporation, dated November 14, 1997.

      33       KKSN(AM/FM)/KRSK studios at 888 S.W. Fifth Avenue,
               Portland, Multnomah County, Oregon leased pursuant to

               Lease with Pioneer Office Limited Partnership, dated February 22, 1993, as amended.

      34 KRSK transmitter (land) site at High Camp Road, Mollala, Clackamas County, Oregon leased pursuant to Ground Lease with Cavenham Forest Industries, Inc., dated September 1, 1986, as amended.

      35 KKSN(FM) transmitter (tower) site at 4700 Council Crest Drive, Portland, Multnomah County, Oregon leased pursuant to Lease with KSGO/KGON, Inc., dated October 16, 1989.

      36       KKSN(AM) transmitter (land) site at 4618 N.E. 158th
               Street, Portland, Multnomah County, Oregon leased pursuant to Ground Lease with Don W. Burden, dated January 18, 1980, as amended.

      Pennsylvania

      37 Borrower's corporate offices at 401 City Avenue, Suite 409, Bala Cynwyd, Montgomery County, Pennsylvania leased pursuant to Lease with The Equitable Life Assurance Company of the United States, dated July 24, 1995, as amended.

      Washington

      38 KBSG/KMTT/KNDD/KIRO transmitter (land) site at West Tiger Mountain, Issaquah, Washington leased pursuant to Permit with Weyerhaeuser Company, dated January 1, 1988, as amended.

      39 KMTT/KNDD/KIRO transmitter (antenna) site at West Tiger Mountain, Issaquah, Washington used pursuant to Master Antenna Owners Agreement, dated July 26, 1988, as amended.

      40 KNDD/KMTT studios at Metropolitan Park West, 1100 Olive Way, Seattle, Washington pursuant to Lease with Benaroya Capital Corporation, dated August 29, 1984, as amended.

      41 KBSG studio at Metropolitan Park East, 1730 Minor Avenue, Seattle, Washington leased pursuant to Lease with Benaroya Capital Company, LLC, dated August 7, 1998, as amended.

      42 KRQT studio site at Advocate Building, 21 Cowlitz West, Castle Rock, Washington leased pursuant to Lease with Gary and Valorie Kennedy, dated September 1, 1993.

      43 KIRO/KNWX studios at 1820 Eastlake Avenue, Seattle, King County, Washington leased pursuant to Lease with Barnard Family Limited Partnership, dated May 26, 1995, as amended.

      44 KMTT (FM) auxiliary transmitter site at 8971 S.E. View Park, Port Orchard, Kitsap County, Washington pursuant to Lease with Pacific Lutheran University, dated
               February 28, 1991.

      45 KMTT translator site at 413 Lilly Road, N.E., Olympia, Thurston County, Washington leased pursuant to Lease with Sisters of Providence in Washington d/b/a St. Peter Hospital, dated July 1, 1993.

      46 KBSG(AM) transmitter (daytime) (land) site at 1408 West Main Street, Auburn, Washington leased pursuant to Ground Lease with Garre Family Trust, dated November 2, 994.

      47 KBSG(AM) transmitter (nighttime) (land) site at 3102 Black Diamond Road, Auburn, Washington leased pursuant to Ground Lease with Dennis Garre & Robert Barkshire, dated June 19, 1989.

      48 KBSG(FM) transmitter site at Indian Hill, Tacoma, Pierce County, Washington leased pursuant to Lease with Western
               Tele-Communications, Inc., dated April 8, 1987.

      49 KBSG RPU site at Bremerton, Kitsap County, Washington leased pursuant to Lease with Kelly Television Company, dated October 26, 1995.

      50 KNDD transmitter (standby license to use road) site at Cougar Mountain, Issaquah, King County, Washington access pursuant to License with Ratelco Properties Corp., dated August 1, 1996.

      51 KNDD transmitter (access road) site at Cougar Mountain, Issaquah, Washington access pursuant to Grant of Easement for Access and Power Lines with U.S. West Communications, Inc., dated August 28, 1998.

      52 KISW transmitter site at Cougar Mountain, Issaquah, Washington leased pursuant to Lease with Ratelco Properties Corporation, dated October 1, 1995.

      53 KISW translator site at 2724 Alki Avenue, S.W., Seattle, Washington leased pursuant to Lease with Les D. Pritchett, dated July 8, 1996.

      54 KISW translator site at 3440 Belvidere S.W. Seattle, Washington leased pursuant to Lease with Gary Crow, dated May 30, 1997.

      55 KRQT transmitter (land) site at Abernathy Mountain, Cowlitz County, Washington leased pursuant to Ground Lease with Mid-Valley Resources, Inc., dated May 1, 1993.

      56 KRQT transmitter site at 3701 Mt. Brynion Road, Kelso, Washington leased pursuant to Lease with Northwest Tower Systems, dated December 7, 1993.

                                    EXHIBIT J
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


                            Environmental Compliance

                           Loan Agreement Section 5.25


1. All matters disclosed in Environmental audits and reports supplied to Administrative Agent, including small amounts of asbestos at several sites recently acquired by the Borrower.

2. Borrower was the Lessee of a transmitter site on Three Sisters Mountain, Pierce County, Washington, where two underground diesel oil storage tanks were located. As part of Borrower's vacation of this site in 1993 and sale of its tower and building to Motorola, Borrower removed these tanks. In the process of the removal and certification of these tanks minor soil contamination from overfill spillage over the years was discovered. This contamination was remedied and all necessary governmental certifications of the site were obtained prior to the turnover to Motorola.

3. During the period 1986 through approximately 1990 the Borrower conducted a program to remove all PCB's from the Borrower's transmission equipment. This process was completed using licensed transporters and incineration facilities. Certificates of destruction for all removed material were obtained. No spills were involved.

4.    Borrower maintains an underground storage tank at its West
      Tiger Mountain transmitter site near Issaquah, Washington.
      This tank holds diesel fuel for the emergency generator, is a double-walled tank and is in full compliance with all laws and regulations relating to underground tanks.

5. The KIRO-AM transmitter site located in King County, Washington contains an underground storage tank. The tank belongs to the Federal Emergency Management Agency (FEMA), which is responsible for the tank. The tank stores diesel fuel for the FEMA emergency generator made available to KIRO-AM.

6. The Army Corps. of Engineers recently removed, on behalf of FEMA, an underground storage tank located at the KFXX transmitter site in Oregon City, Oregon. The tank belonged to FEMA, who was responsible for the tank. The tank stored diesel fuel for the FEMA emergency generator made available to KFXX. Soil testing at the site of removal did not indicate any contamination.

7. Bonneville International Corporation, prior owner of KMBZ removed a 300 gallon underground diesel fuel storage tank located at the KMBZ studio and transmitter site in Westwood, Kansas and replaced it with a new double-walled tank complying with all laws and regulations relating to underground tanks. No soil contamination was observed during this process.


8. The Borrower received a notice from the Kansas City office of the United States Environmental Protection Agency ("EPA") regarding liability for 61 pounds of PCB containing materials disposed of by the Borrower in the early 1980's, originating at a Station in Minnesota which Borrower sold in 1995, at a licensed incinerator disposal facility in Kansas City. The site is the subject of an EPA cleanup and cost recovery operation. EPA has verbally informed the Borrower that it will likely qualify for de minimis status, in which case, the Borrower's liability should be less that $10,000. The Borrower has also been verbally informed that the total cleanup cost for this site is estimated to be between $12,000,000 to $15,000,000.

9. Several years ago, a leaking underground storage tank ("LUST") was removed from the WDAF transmitter site at 8105

      Mission Road, Prairie Village, Kansas. The contaminated soil surrounding the LUST was also removed. However, the Kansas Department of Environmental Protection has not issued a closure certification for the site and may require further soil remediation. The prior owner of the site, Citicasters Co. ("Citicasters"), is pursuing closure of the site with the State of Kansas and American Radio Systems Corporation ("ARS") remains liable to pay any remediation costs imposed upon Borrower in connection therewith.

10. Asbestos containing materials ("ACM") which had been identified inside the transmitter building at the WDAF transmitter site at 8105 Mission Road, Prairie Village, Kansas have been removed by a licensed remediation firm. ARS, pursuant to its contractual obligation, has reimbursed Borrower for the full cost of such remediation.

11. A LUST also exists at a secondary WDAF tower site at 3030 Summit, Kansas City, Missouri. WDAF's presence at the site is de minimis (two RPU's are located on the tower and no WDAF owned equipment is present in any buildings at the site) and ARS remains liable for the costs of any remediation which might be imposed upon Borrower in connection therewith.

12. An underground storage tank and a leaking aboveground storage tank were removed, in the mid 1990's, from the WBBF transmitter site located at 2670 South Clinton Avenue, Rochester, New York. Some soil contamination was noted and removed at the time the tanks were removed. The New York Department of Environmental Conservation ("NYDEC") did not require remediation. The Borrower has been verbally advised by Heritage Media Corporation, prior owner of WBBF, that the site has now been removed by NYDEC from a list of potential contaminated sites, however, no documents confirming that assertion have been received by Borrower.

13. Various environmental conditions at the WEEI transmitter site at 1555 Central Avenue, Needham, Massachusetts have been identified in Phase I Environmental Site Assessment Report delivered to Borrower in connection with the

               Boston I Transaction ("WEEI Report"). The WEEI Report recommends:
               (a) sampling and analysis of on-site well water for contaminants associated with an adjacent on-site septic system leach field;
               (b) cleanup of lubricating oil stain on concrete pad beneath emergency generator located in transmitter building; (c) further analysis of tower paint, and soil beneath tower, for lead content, and, if necessary, remediation of same; (d) sampling and analysis of suspected asbestos containing materials in thermal pipe wrap in boiler room of transmitter building, and, if necessary, remediation of same; and (e) sampling and analysis of soil around Boston Edison substation transformer for PCBs, and if necessary, remediation of same (unless Boston Edison informs environmental consultant that such transformer never contained
               PCBs).

14. Various environmental conditions at the WRKO transmitter site at 8 Great Meadow Road, Burlington, Massachusetts have been identified in Phase I Environmental Site Assessment Reports delivered to Borrower in connection with the Boston I Transaction ("WRKO Reports"). The
               WRKO Reports recommend:   (a) further analysis of tower
               paint for lead content, and, if necessary, remediation of same; (b) further analysis of suspected asbestos containing materials in thermal pipe wrap inside transmitter building, and, if necessary, remediation of same; and (c) further analysis of subsurface soil and groundwater due to down gradient position of transmitter site and close proximity to several hazardous waste and CERCLIS list sites in area.

15. Various environmental conditions at the WWTM transmitter site at 181 Moreland Street, Worcester, Massachusetts have been identified in Phase I Environmental Site Assessment Reports delivered to Borrower in connection with the Boston II Transaction ("WWTM Reports"). The WWTM Reports recommend: (a) further analysis of tower paint for lead content, and, if necessary, remediation of same; and (b) further analysis of suspected asbestos containing materials in floor tile and mastic inside transmitter building, and, if necessary, remediation of same.

                                    EXHIBIT L
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


              Existing Interests in Partnerships and Joint Ventures

                           Loan Agreement Section 8.10


The following Partnerships, Joint Ventures and other agreements are permitted under this Loan Agreement:

1. All Partnerships and Joint Venture type agreements disclosed elsewhere in this Loan Agreement and the Exhibits hereto.

2. Any Partnership or Joint Venture Agreements for the operation of a multiplexed or common antenna facility similar to those disclosed on Exhibit G hereto.

3. Local Marketing Agreements, Time Brokerage Agreements and similar agreements for the operation of any Station to the extent permitted pursuant to Section 8.14(b), including without limitation the Time Brokerage Agreements with CBS Radio, Inc. relating to the operation of the Stations to be acquired by Borrower in the Boston I Transaction and Boston II Transaction, and relating to the Stations to be sold by Borrower in the Tampa Transaction.

4. Joint Sales Agreements and similar agreements with other broadcasters for the sale of broadcast advertising time, including without limitation the Joint Sales Agreement with Classic Radio, Inc., dated May 20, 1997, relating to KING(FM), Seattle, Washington.

                                    EXHIBIT N
                                       TO
                                 LOAN AGREEMENT
                                      AMONG
                         ENTERCOM COMMUNICATIONS CORP.,
             KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT AND
                              DOCUMENTATION AGENT,
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
                               SYNDICATION AGENT,
                                       AND
              THE FINANCIAL INSTITUTIONS WHICH ARE A PARTY THERETO


                             Material Labor Disputes

                           Loan Agreement Section 5.24


The following labor matters are disclosed pursuant to Section 5.24 of the Loan
Agreement:

1. Karen Szabo filed a complaint of gender-based discrimination in the United States District Court for the Western District of Pennsylvania on January 14, 1997. The Borrower has answered the Complaint, denying the allegations, discovery has concluded, and Borrower's Motion for Summary Judgment has been filed. The Borrower does not anticipate an outcome from this claim that would have a material adverse effect on the Borrower.

2. Cassidy Haus filed a complaint of gender-based discrimination with the Equal Employment Opportunity Commission ("EEOC") on January 25, 1995. The EEOC dismissed her complaint and provided Ms. Haus with notice of her right to sue, but she has no yet exercised such right. The Borrower does not anticipate an outcome from this claim that would have a material adverse effect on the Borrower.

3. Ruby Aquino filed a complaint of race-based discrimination with the EEOC on April 1, 1998. The EEOC dismissed the complaint on August 6, 1998.

4. Rick Bauman filed a complaint alleging gender and age discrimination in the Superior Court of Washington for King County on July 23, 1998. The case was removed to the United States District Court for the Western District of Washington at Seattle and Borrower has filed an answer with that Court denying the substantive allegations asserted. Discovery is ongoing. The Borrower does not anticipate an outcome from this claim that would have a material adverse effect on the Borrower.

5. Alison Miller filed a complaint alleging gender discrimination in the Superior Court of California for Sacramento County on August 19, 1998. The case was removed to the United States District Court for the Eastern District of California on September 16, 1998. The Borrower intends to file an answer with the District Court denying the substantive allegations asserted. The Borrower does not anticipate an outcome from this claim that would have a material adverse effect on the Borrower.

6. Borrower has been negotiating for sometime with AFTRA regarding the terms of a collective bargaining agreement for the programming employees at KIRO(AM/FM) and KNWX(AM), Seattle, Washington. AFTRA has begun a publicity campaign to try to force the Borrower to change its position on certain issues. Although talk of a strike has circulated, no formal strike vote has been taken.

                  ACKNOWLEDGMENT AND AGREEMENT OF STOCKHOLDERS

      Each of the undersigned hereby certifies that it is a stockholder of Entercom Communications Corp., a Pennsylvania corporation (the "Borrower"), and consents to the execution and delivery by the Borrower of the foregoing First Amendment to Loan Agreement and the Amended Notes described therein and acknowledges and agrees that the Borrower Pledge Agreement and each other Collateral Document (as those terms are defined in the Loan Agreement, and as such documents may be amended from time to time) to which it is a party, and all of its respective obligations thereunder, remain in full force and effect, and that the security interests granted pursuant to the Borrower Pledge Agreement secure all of the Obligations, as increased pursuant to the First Amendment to Loan Agreement.

STOCKHOLDERS:

JOSEPH M. FIELD
MARIE H. FIELD
S. GORDON ELKINS TRUSTEE, U/D/T
  DATED OCTOBER 9, 1992 FBO MARIE H. FIELD
DAVID J. FIELD
MARIE H. FIELD & NANCY E. FIELD, TRUSTEES
  U/I 12/23/76 FOR DAVID J. FIELD
S. GORDON ELKINS AND DAVID J. FIELD,
  TRUSTEES U/D/T OF JOSEPH M. FIELD
  DTD 9/30/92 FBO DAVID J. FIELD
NANCY E. FIELD
MARIE H. FIELD & DAVID J. FIELD,
  TRUSTEES U/I DATED 12/23/76 FOR NANCY E. FIELD
S. GORDON ELKINS AND NANCY E. FIELD,
  TRUSTEES U/D/T OF JOSEPH M. FIELD DTD
  9/30/92 FBO NANCY E. FIELD
HERBERT KEAN
MARJORIE K. FRADIN
JON SAMUEL KEAN
THOMAS H. GINLEY, JR., JT, WROS
EMMA F. GINLEY, JT, WROS
IRENE K. BARBIERI
DANIEL M. KRAUS
AGNES G. AYELLA
DAVID J. FIELD AND S. GORDON ELKINS, TRUSTEES U/D/T OF JOSEPH M.
  FIELD DATED APRIL 24, 1998, F/B/O THE ISSUE OF DAVID J. FIELD

DAVID J. FIELD AND S. GORDON ELKINS, TRUSTEES U/D/T OF JOSEPH M.
 FIELD DATED APRIL 24, 1998, F/B/O THE ISSUE OF NANCY E. FIELD JOSEPH M. FIELD, TRUSTEE U/D/T OF DANIEL M. KRAUS DATED JULY 21,
  1998, F/B/O SIDONIE KAZENEL
JOHN SAMUEL KEAN AND MARJORIE KEAN FRADIN TRUSTEES U/D/T OF HERBERT KEAN DATED JULY 14, 1998, FBO THE ISSUE OF HERBERT KEAN

BY:__________________________________
   John C. Donlevie,
   By Power of Attorney from each of such Stockholders

                  ACKNOWLEDGMENT AND AGREEMENT OF SUBSIDIARIES

      Each of the undersigned hereby certifies that it is a Subsidiary of Entercom Communications Corp. (the "Borrower") and hereby consents to the execution and delivery by the Borrower of the foregoing First Amendment to Loan Agreement and the Amended Notes described therein and acknowledges and agrees that the Subsidiary Guaranty, the Subsidiary Security Agreement and each other Collateral Document (as those terms are defined in the Loan Agreement, as such documents may be amended from time to time) to which it is a party, and all of its respective obligations thereunder, remain in full force and effect, that the security interests granted pursuant to the Subsidiary Security Agreement secure all of the Obligations, as increased pursuant to the First Amendment to Loan Agreement, and that all such Obligations shall be Guaranteed Obligations for all purposes of the Subsidiary Guaranty.

ECI LICENSE COMPANY, L.P.


By:___________________________
Name:_________________________
Title:________________________

ECI LICENSE COMPANY, LP


By:___________________________
Name:_________________________
Title:________________________

ENTERCOM ROCHESTER, INC.


By:___________________________
Name:_________________________
Title:________________________

ENTERCOM BOSTON, INC.

By:___________________________
Name:_________________________
Title:________________________

ENTERCOM BOSTON, LLC


By:___________________________
Name:_________________________
Title:________________________

ENTERCOM BOSTON LICENSE, LLC


By:___________________________
Name:_________________________
Title:________________________


ENTERCOM PORTLAND, LLC


By:___________________________
Name:_________________________
Title:________________________

ENTERCOM PORTLAND LICENSE, LLC


By:___________________________
Name:_________________________
Title:________________________

                    ACKNOWLEDGMENT AND AGREEMENT OF PARTNERS

      Each of the undersigned hereby certifies that it is a partner of ECI License Company, L.P., a Pennsylvania limited partnership (the "License Partnership"), and consents to the execution and delivery by the Borrower of the foregoing First Amendment to Loan Agreement and the Amended Notes described therein and acknowledges and agrees that the Subsidiary Pledge Agreement and each other Collateral Document (as those terms are defined in the Loan Agreement, as such documents may be amended from time to time) to which it is a party, and all of its respective obligations thereunder, remain in full force and effect, and that the security interests granted pursuant to the Subsidiary Pledge Agreement secure all of the Obligations, as increased pursuant to the First Amendment to Loan Agreement.

ECI INVESTORS CORPORATION



By:___________________________
Name:_________________________
Title:________________________


ENTERCOM COMMUNICATIONS CORP.



By:___________________________
Name:_________________________
Title:________________________

                        FIRST AMENDMENT TO LOAN AGREEMENT


              This FIRST AMENDMENT TO LOAN AGREEMENT is made and entered into as of October 8, 1998, by and among ENTERCOM COMMUNICATIONS CORP., a Pennsylvania corporation formerly known as "Entertainment Communications, Inc." (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereof (the "Banks"), KEY CORPORATE CAPITAL INC., as Administrative Agent and Documentation Agent (the "Administrative Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent.


                                    RECITALS

              A. The Borrower, the Agents and the Banks entered into a Loan Agreement dated as of February 13, 1998 (the "Original Agreement"), pursuant to which the Banks agreed to make available to the Borrower loans of up to $300,000,000 on a reducing revolving credit basis. The Original Agreement, as amended hereby, may be referred to hereinafter as the "Loan Agreement." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

              B. The Borrower desires to increase the amount of the Commitment to $350,000,000 pursuant to Section 2.15 of the Original Agreement, and add additional Banks. In addition, the Borrower has requested that if it consummates an initial public offering, (i) it be permitted to make a distribution to its existing shareholders in the amount of approximately $95,000,000, (ii) it not be required to make a mandatory prepayment of any portion of the proceeds of such offering, and (iii) certain other changes be made to the Original Agreement. Subject to the terms and conditions of this Amendment, the Agents and the Banks have agreed to such requests.


                                   AGREEMENTS

              In consideration of the foregoing Recitals and of the covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agents and the Banks agree as follows:

              1. Amendments. Subject to the satisfaction of the conditions set forth in Section 2 of this Amendment, the Original Agreement shall be amended as follows:

                  (a)  The definition of the term "Excess Cash Flow" in Section
1.1 shall be amended by adding the phrase "(excluding deferred income taxes)" after the words "income taxes" in clause (e) thereof.

                  (b) The definition of the term "Fixed Charge Coverage Ratio" in Section 1.1 shall be amended (i) by adding the phrase "(excluding deferred income taxes)" after the words "income taxes" in clause (c) thereof and (ii) by deleting the current text of clause (d) thereof and replacing it with the following: "(d) any Capital Distributions (including, without limitation, Distributions to Pay Tax Liabilities, but excluding the Capital Distribution made pursuant to Section 8.9(a)(v)) made by the Borrower in such four quarter period".

                  (c)  The definition of the term "Leverage Ratio" in Section
1.1 shall be amended in its entirety to read as follows:

                       "Leverage Ratio", as of any date, means the ratio of
                  Total Debt as of such date to Operating Cash Flow for the four quarter period then ended or most recently ended; provided, however, that in calculating the Leverage Ratio, Total Debt shall be reduced by an amount equal to the QI Proceeds.

                 (d)   The definition of the term "Operating Cash
Flow" in Section 1.1 shall be amended in its entirety to read as follows:

                       "Operating Cash Flow" means, during any period, the
                  consolidated Net Earnings of the Borrower for such period (excluding, to the extent included in Net Earnings, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items), and (iii) any gains or losses net of taxes from sales, exchanges and other dispositions of property not in the ordinary course of business, including non-recurring charges relating to such exchanges or dispositions), minus any non- operating income (other than interest income and investment income), plus the sum of (a) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements for such period, plus (b) Interest Expense incurred in such period plus interest incurred on the Indebtedness under the Subordinated Purchase Agreement, plus
                  (c) federal, state and local income taxes incurred in such period to the extent deducted in calculating Net Earnings in such period (other than any such taxes resulting from any gains from sales and exchanges and other distributions not in the ordinary course of business), plus (d) the costs relating to discontinued operations, all on a consolidated basis and computed on the accrual method. For purposes of calculating Operating Cash Flow in any period (other than for purposes of calculating Excess Cash Flow):

                            (A) any acquisition of any Station, and any sale or
                  other disposition of any Station, which occurs during such period shall be deemed to have occurred on the first day of such period;

                            (B) Operating Cash Flow shall be increased by the
                  difference, if positive, of $802,000 minus the product of $66,833 times the number of months in the period from March 1, 1998, through the end of the period for which Operating Cash Flow is being calculated;

                            (C) Operating Cash Flow shall be increased by the
                  difference, if positive, of $323,000 minus the product of $26,917 times the number of months in the period from May 1, 1998, through the end of the period for which Operating Cash Flow is being calculated;

                            (D) Operating Cash Flow for any period that includes
                  May 31, 1998, shall be increased by an amount equal to $550,000;

                            (E) Operating Cash Flow shall be increased by the
                  difference, if positive, of $250,000 minus the product of $20,833 times the number of months in the period from the date of closing of the acquisition by the Borrower or any of its Subsidiaries of radio stations WAAF(FM), WWTM(AM) and WEGQ(FM) from CBS Radio, Inc., CBS Radio License, Inc. and ARS Acquisition II, Inc. (collectively, the "Boston II Sellers") pursuant to the Asset Purchase Agreement, dated as of August 13, 1998, among the Boston II Sellers and the Borrower, through the end of the period for which Operating Cash Flow is being calculated;

                            (F) Due to sports rights losses attributable to the
                  radio stations to be acquired pursuant to the Boston I Purchase Agreement, Operating Cash Flow for any period which includes any of the twelve full months prior to the consummation of the transactions contemplated by the Boston I Purchase Agreement shall be increased by an amount per month for each such month in such period which amount per month shall be set forth in a statement presented to the Administrative Agent at the closing of such acquisition, which statement shall be certified by the Borrower's chief financial officer and acceptable to the Administrative Agent; and

                            (G) Operating Cash Flow shall be calculated as if
                  the License Partnership were a wholly owned Subsidiary of the Borrower.

                  (e) The definition of the term "Ratable Share" in Section 1.1 shall be amended in its entirety to read as follows:

                       "Ratable Share" means, with respect to any Bank, its pro
                  rata share of the Commitment, the Letters of Credit or the Loans, as such pro rata share may be modified by assignment pursuant to Section 12.7. As of the date of the First Amendment, the Ratable Shares of the Banks shall be as listed on Schedule 1.1 attached to the First Amendment.

                  (f) Section 1.1 shall be amended by adding thereto the following new definitions in the proper alphabetical order:

                       "Boston I Purchase Agreement" means the Asset Purchase
                  Agreement, dated as of August 13, 1998, among the Borrower, CBS Radio, Inc. and CBS Radio License, Inc., pursuant to which the Borrower or one of its Subsidiaries will acquire radio stations WEEI(AM) and WRKO(AM).

                       "First Amendment" means the First Amendment to Loan
                  Agreement dated as of October 8, 1998, among the Borrower, the Agents and the Banks.

                       "QI Proceeds" means, as of any date of determination, an
                  amount equal to the difference of (a) the amount, if any, that the Borrower on such date has on deposit with a Qualified Intermediary (as that term is defined in Section 2.6(b)(iii)(B)) from the proceeds of a disposition of a Station permitted pursuant to Section 8.10, minus (b) the amount of tax liability that would have resulted, based on the Borrower's good faith estimate reasonably satisfactory to the Administrative Agent, had such disposition not been structured as a Like-Kind Exchange (as that term is defined in Section 2.6(b)(iii)(B)).

                       "Qualified IPO" means an underwritten public offering of
                  the Borrower's common stock that (a)
                  is led by a nationally recognized underwriter, (b) is pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, (c) occurs on or before March 31, 1999, and (d) yields gross aggregate proceeds to the Borrower of at least $50,000,000.

                       "Tampa Purchase Agreement" means the Asset Purchase
                  Agreement dated as of August 13, 1998, among the Borrower, CBS Radio, Inc. and CBS Radio License, Inc. relating to the sale by the Borrower of Stations WYUU(FM) and WLLD(FM).

                  (g) Subsection 2.1(a) shall be amended in its entirety to read as follows:

                       2.1 The Revolving Commitment and the Revolving Loans.

                       (a) Subject to the terms and conditions hereof, during
                  the period from the Closing Date up to but not including the Termination Date, the Banks severally, but not jointly, shall make loans to the Borrower in such amounts as the Borrower may from time to time request but not exceeding in aggregate principal amount at any one time outstanding $350,000,000 (as such amount may be reduced pursuant to Section 2.1(d), 2.6 or any other provision of this Agreement, from time to time, the "Commitment"); provided, however, that in no event shall the aggregate principal amount of such loans plus the aggregate stated amount of the Letters of Credit exceed the Commitment. All amounts borrowed by the Borrower pursuant to this Section 2.1(a) and all amounts drawn under any Letter of Credit and not repaid may be referred to hereinafter collectively as the "Loans." Each Loan requested by the Borrower shall be funded by the Banks in accordance with their Ratable Shares of the requested Loan. A Bank shall not be obligated hereunder to make any additional Loan if immediately after making such Loan, the aggregate principal balance of all Loans made by such Bank plus such Bank's Ratable Share of any outstanding Letters of Credit would exceed such Bank's Ratable Share of the Commitment. The Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.3.

                  (h) Sections 2.6(b)(iii)(A) and (B) shall be amended by adding the phrase ", so long as the Borrower has not ceased to be treated as an 'S corporation' under the Code," after the phrase "or its stockholders" in the 8th, 29th and 35th lines of Section 2.6(b)(iii)(A) and in the last sentence of
Section 2.6(b)(iii)(B).

                  (i) Section 2.6(b)(v) shall be amended by adding the language "(other than pursuant to a Qualified IPO")" in the fourth line thereof after the word "interests."

                  (j) Section 2.15 is hereby amended by deleting the text thereof and replacing it with the language: "[Intentionally Omitted]."

                  (k) Section 3.1(b) shall be amended by adding the following language at the end of the first sentence thereof:

                  ; provided, however, that the Applicable Margin shall also be determined on the date of closing of the transactions contemplated by the Tampa Purchase Agreement on the basis of information certified by the Borrower and acceptable to the Administrative Agent and presented to it on such date.

                  (l) Section 7.12 shall be amended by adding the following language at the end thereof:

                  ; provided, however, that in calculating Total Debt for purposes of this Section 7.12, (a) the principal amount of Loans made to the Borrower on the date of the consummation of the transactions contemplated by the Boston I Purchase Agreement and used by the Borrower to pay the purchase price thereunder shall be excluded for a period of time ending on the first to occur of the date that is thirty days after such consummation and the date on which funds are deposited with a Qualified Intermediary (as that term is defined in Section 2.6(b)(iii)(B)) from the proceeds of the sale contemplated by the Tampa Purchase Agreement (the "Tampa Contribution Date") and (b) the total amount contributed to such Qualified Intermediary from the proceeds of the sale contemplated by the Tampa Purchase Agreement shall be excluded for so long as such proceeds are held by such Qualified Intermediary.

                  (m) Section 8.9(a) shall be amended by adding a new subsection
(v) at the end thereof, which shall read as follows:

                           (v) if the Borrower consummates a Qualified IPO, the
                  Borrower may make a Capital Distribution to its stockholders no later than six months after such consummation in an aggregate amount which does not exceed the lesser of $95,000,000 and the net proceeds to the Borrower from such Qualified IPO, so long as: (A) the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such distribution; (B) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; and (C) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer of the Borrower using the most recently available quarterly financial statements in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this
                  Section 8 after giving effect to such distribution.

                  (n) The first paragraph of Section 8.10(c) and Sections 8.10(c)(i) and (ii) shall be amended in their entirety to read as follows:

                       (c) As of the date of this Agreement, all of the assets
                  of each Station, other than the FCC Licenses, are owned by the Borrower, and all of the FCC Licenses of the Stations are owned by the License Partnership. The Borrower desires (y) to create new Subsidiaries and contribute all of its operating assets relating to the Stations to such Subsidiaries and (z) either to acquire all of the outstanding capital stock and other equity interests of ECI Investors Corporation, so that the License Partnership becomes a wholly owned subsidiary of the Borrower or to create new Subsidiaries and contribute all of the FCC Licenses held by the License Partnership to such Subsidiaries. The Borrower shall have the right to so reorganize subject to the satisfaction of all of the following conditions:

                            (i) each new Subsidiary shall be wholly owned by the
                  Borrower;

                            (ii) the License Partnership shall be wholly owned
                  by the Borrower or all of the FCC Licenses of the Stations shall be transferred to one or more of such newly created wholly owned Subsidiaries which shall have no other assets or liabilities, and upon such transfer, the License Partnership shall be dissolved and liquidated;

                  (o) Section 8.13(b) shall be amended (i) by adding the phrase "plus the stated amount of all outstanding Letters of Credit, minus the amount, if any, of QI Proceeds" after the word "Loans" in the second line thereof and
(ii) by adding the following language at the end thereof:

                  "provided, however, that for the period of time which is the lesser of thirty days and the period of time between the closing of the transactions contemplated by the Boston I Purchase Agreement and the closing of the transactions contemplated by the Tampa Purchase Agreement, the first ratio in Column C above (for the period from Closing through March 31, 1999) shall be 7.0:1.0 rather than 6.5:1.0."

                  (p) Section 8.15 shall be amended in its entirety to read as follows:

                       8.15 "Fiscal Year" The Borrower shall not, and shall not
                  permit any Subsidiary to, change its fiscal year; provided, however, that the Borrower may change its fiscal year and the fiscal year of its Subsidiaries to the calendar year.

                  (q) The second sentence of Section 8.24 shall be amended by adding the phrase "if such issuance occurs prior to the termination of the Borrower Pledge Agreement pursuant to Section 8.10(c)" at the end thereof.

                  (r) Section 9.11 shall be amended (i) by deleting the phrase "voting capital stock" in the fifth line thereof and replacing it with the phrase "voting power of the capital stock" and (ii) by deleting the period at the end of that Section and adding a new clause at the end thereof which shall read as follows:

                  ; or the Borrower shall cease to own, directly or indirectly, all of the issued and outstanding capital stock, partnership interests or other equity interests of each License Subsidiary.

                  (s) Section 12.4 shall be amended by deleting each reference to "Entertainment Communications, Inc." and replacing it with a reference to "Entercom Communications Corp."

                  (t) Clause (c) of Section 12.12 shall be amended in its entirety to read as follows:

                  (c) change the Commitment or the Ratable Share of any Bank (other than any change in Commitment or Ratable Share resulting from the sale of a participation in or assignment of any Bank's interest in the Commitment and Loans in accordance with subsection 12.7,

                  (u) Schedule 1.1 and Exhibits D, E, F, G, H, I, J, L and N to the Original Agreement shall be deleted and replaced with Schedule I attached hereto.

              2.  Conditions to Effectiveness. The amendments set forth in
Section 1 shall be effective on such date on which all of the following conditions are satisfied:

                  (a) The Borrower shall have executed and delivered to each Bank an Amended and Restated Reducing Revolving Credit Note (collectively, the "Amended Notes") in the form attached hereto as Exhibit A.

                  (b) The Borrower shall have paid all fees of the Agents and the Banks and payable pursuant to the terms of the Loan Agreement and the Fee Letters.

                  (c) The Borrower shall have delivered to the Administrative Agent a certified copy of resolutions of the Board of Directors of the Borrower evidencing approval of the execution, delivery and performance of this Amendment, the Amended Notes and the other documents and instruments required pursuant hereto.

                  (d) The stockholders of the Borrower, the License Partnership and the partners of the License Partnership shall have executed the Acknowledgments and Agreements attached hereto.

                  (e) The Borrower shall have delivered to the Administrative Agent such other documents, instruments and opinions as the Administrative Agent or any Bank may reasonably request.

              3.  Representations, Warranties and Events of Default.

                  (a) Except as amended hereby, the terms, provisions, conditions and agreements of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. Each and every representation and warranty of the Borrower set forth in the Original Agreement (other than those which by their terms are limited to a specific date) is hereby confirmed and ratified in all material respects, and such representations and warranties as so confirmed and ratified shall be deemed to have been made and undertaken as of the date of this Amendment as well as at the time they were made and undertaken, except to the extent such representations and warranties have been affected by events contemplated by or permitted pursuant to the Loan Agreement or as previously disclosed to the Banks in writing.

                  (b) The Borrower represents and warrants that:

                      i) No Event of Default or Possible Default now exists or will exist immediately following the execution hereof or after giving effect to the transactions contemplated hereby.

                      ii) All necessary corporate or stockholder actions on the part of the Borrower and the stockholders of the Borrower to authorize the execution, delivery and performance of this Amendment, the Amended Notes and all other documents or instruments required pursuant hereto or thereto have been taken; this Amendment, the Amended Notes and each such other document or instrument have been duly and validly executed and delivered and are legally valid and binding upon the Borrower and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or like laws or by general equitable principles.

                      iii) The execution, delivery and performance of this Amendment, the Amended Notes and all other documents and instruments required pursuant hereto or thereto, and all actions and transactions contemplated hereby and thereby will not (A) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (I) any provision of the Articles of Incorporation, By-Laws, partnership agreement, certificate of limited partnership, operating agreement, certificate of formation or any other governing document of the Borrower or any Subsidiary,
(II) any arbitration award or any order of any court or of any other governmental agency or authority, (III) any license, permit or authorization granted to the Borrower or any Subsidiary or under which the Borrower or any Subsidiary operates, or (IV) any applicable law, rule, order or regulation, indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties is bound and which has not been waived or consented to, or (B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, except as expressly permitted in the Loan Agreement, upon any of the properties of the Borrower or any Subsidiary.

                      iv) No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority (including, without limitation, the FCC and any other Licensing Authority) is required to be obtained by the Borrower or any Subsidiary in connection with the execution, delivery or performance of this Amendment, the Amended Notes or any document or instrument required in connection herewith or therewith which has not already been obtained or completed.

                      v) The Borrower is taking such actions and devoting such resources that, in the good faith exercise of its business judgment, it believes to be reasonably necessary to permit the proper functioning, in and following the year 2000, of the computer systems of the Borrower and its Subsidiaries and equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower or its Subsidiaries interface). The Borrower believes that the cost to the Borrower and its Subsidiaries of such actions and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. The Borrower believes that, subject to completion of the actions referred to above, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without Material Adverse Effect.

              4. Affirmation of the Borrower. The Borrower has executed this Amendment to consent to the amendments to the Original Agreement made pursuant hereto and to acknowledge that the security interests and liens granted by the Borrower to the

Administrative Agent, for the benefit of the Banks, pursuant to the Borrower Security Agreement, the Subsidiary Pledge Agreement and the other Collateral Documents to which the Borrower is a party remain in full force and effect and shall continue to secure all Obligations, as increased pursuant hereto.

              5. Fees and Expenses. As required under the Original Agreement, the Borrower will reimburse the Administrative Agent upon demand for all out-of-pocket costs, charges and expenses of the Administrative Agent (including reasonable fees and disbursements of special counsel to the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other agreements or documents relating hereto or required hereby.

              6. Counterparts. This Amendment may be executed in as many counterparts as may be convenient and shall become binding when the Borrower, the Agents and each Bank have executed at least one counterpart.

              7. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Ohio, without regard to the conflicts of law provisions thereof.

              8. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Agents, the Banks and their respective successors and assigns.

              9. Reference to Original Agreement. Except as amended hereby, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the amendments to the Original Agreement accomplished hereby, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Original Agreement or the original notes evidencing the Revolving Loans issued pursuant thereto in any Note or other Collateral Document, or other agreement, document or instrument executed and delivered pursuant to the Original Agreement, shall be deemed a reference to the Original Agreement, as amended hereby, or the Amended Notes, as the case may be.

              10. No Other Modifications; Same Indebtedness. The modifications effected by this Amendment and by the other documents and instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Loans now outstanding, it being the intention of the Borrower, the Agents and the Banks that the Loans outstanding under the Original Agreement, as amended by this Amendment, be and are the same Indebtedness as that owing under the Original Agreement immediately prior to the effectiveness hereof.

              IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan Agreement as of the date first above written.

BORROWER:

ENTERCOM COMMUNICATIONS CORP.



By:___________________________
Name:_________________________
Title:________________________

BANKS:

KEY CORPORATE CAPITAL INC.



By:___________________________
Name:  Kristen K. St. Pierre
Title: Vice President

BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION


By:___________________________
Name:_________________________
Title:________________________


CIBC INC.


By:___________________________
Name:_________________________
Title:________________________


FIRST UNION NATIONAL BANK

By:___________________________
Name:_________________________
Title:________________________


FLEET BANK, N.A.


By:___________________________
Name:_________________________
Title:________________________


U.S. BANK, N.A.

By:___________________________
Name:_________________________
Title:________________________


BANK OF MONTREAL


By:___________________________
Name:_________________________
Title:________________________


COMPAGNIE FINANCIERE DE CIC
ET DE L'UNION EUROPEENNE


By:___________________________
Name:_________________________
Title:________________________


By:___________________________
Name:_________________________
Title:________________________


FIRST HAWAIIAN BANK

By:___________________________
Name:_________________________
Title:________________________


SUNTRUST BANK, CENTRAL FLORIDA, N.A.


By:___________________________
Name:_________________________
Title:________________________


UNION BANK OF CALIFORNIA, N.A.


By:___________________________
Name:_________________________
Title:________________________


PROVIDENT BANK OF MARYLAND


By:___________________________
Name:_________________________
Title:________________________


PNC BANK, NATIONAL ASSOCIATION


By:___________________________
Name:_________________________
Title:________________________


SUMMIT BANK


By:___________________________
Name:_________________________

Title:________________________


ISSUING BANK:

KEY CORPORATE CAPITAL INC.


By:___________________________
Name:  Kristen K. St. Pierre
Title: Vice President


ADMINISTRATIVE AGENT:

KEY CORPORATE CAPITAL INC.


By:___________________________
Name:  Kristen K. St. Pierre
Title: Vice President


SYNDICATION AGENT:

BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION



By:___________________________
Name: ________________________
Title: _______________________

                 SCHEDULE I TO FIRST AMENDMENT TO LOAN AGREEMENT

                                  SCHEDULE 1.1

                                 Ratable Shares

                                                   Ratable Share of Commitment
Bank                                               and Loans:

KEY CORPORATE CAPITAL INC.                         12.85714286%

BANK OF AMERICA, NATIONAL
TRUST AND SAVINGS ASSOCIATION                      12.85714286%

CIBC INC.                                           9.64285714%

FIRST UNION NATIONAL BANK                           6.78571429%

FLEET BANK, N.A.                                    9.64285714%

BANK OF MONTREAL                                    9.64285714%

COMPAGNIE FINANCIERE DE CIC
ET DE L'UNION EUROPEENNE                            5.71428571%

SUNTRUST BANK,
CENTRAL FLORIDA, N.A.                               5.71428571%

UNION BANK OF CALIFORNIA, N.A.                      5.71428571%

U.S. BANK, N.A.                                     7.14285714%

FIRST HAWAIIAN BANK                                 2.85714286%

PROVIDENT BANK OF MARYLAND                          2.85714286%

PNC BANK, NATIONAL ASSOCIATION                      5.71428571%

SUMMIT BANK                                         2.85714286%

Total:                                              100.000%
                                                    ==========